                     UNITED PAN-EUROPE COMMUNICATIONS N.V.
                                    Issuer



                        CITIBANK, N.A. (London Branch)



                                    Trustee



                             ____________________



                                   Indenture



                         11 1/4% SENIOR NOTES DUE 2010



                         Dated as of January 20, 2000



                             _____________________



                  $600,000,000 11 1/4% Senior Notes Due 2010



                (Euro)200,000,000 11 1/4% Senior Notes Due 2010

                               TABLE OF CONTENTS

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ARTICLE I  DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
     SECTION 1.1    Definitions..........................................................  1
     SECTION 1.2    Compliance Certificates and Opinions................................. 41
     SECTION 1.3    Form of Documents Delivered to Trustee............................... 42
     SECTION 1.4    Acts of Holders...................................................... 42
     SECTION 1.5    Notices.............................................................. 44
     SECTION 1.6    Notice to Holders; Waiver............................................ 46
     SECTION 1.7    Effect of Headings and Table of Contents............................. 46
     SECTION 1.8    Successors and Assigns............................................... 47
     SECTION 1.9    Separability Clause.................................................. 47
     SECTION 1.10   Benefits of Indenture................................................ 47
     SECTION 1.11   Governing Law........................................................ 47
     SECTION 1.12   Conflict with Trust Indenture Act.................................... 47
     SECTION 1.13   Legal Holidays....................................................... 48
     SECTION 1.14   No Personal Liability of Board Members, Officers, Employees
                    and Shareholders..................................................... 48
     SECTION 1.15   Independence of Covenants............................................ 48
     SECTION 1.16   Exhibits............................................................. 49
     SECTION 1.17   Counterparts......................................................... 49
     SECTION 1.18   Duplicate Originals.................................................. 49
     SECTION 1.19   Agent for Service; Submission to Jurisdiction; Waiver of
                    Immunities........................................................... 49
     SECTION 1.20   Judgment Currency.................................................... 50


ARTICLE II  SECURITY FORMS
     SECTION 2.1    Forms Generally...................................................... 50

ARTICLE III  THE SECURITIES
     SECTION 3.1    Title and Terms...................................................... 51
     SECTION 3.2    Denominations........................................................ 52
     SECTION 3.3    Execution, Authentication, Delivery and Dating....................... 53
     SECTION 3.4    Temporary Securities................................................. 57
     SECTION 3.5    Registration, Registration of Transfer and Exchange.................. 57
     SECTION 3.6    Mutilated, Destroyed, Lost and Stolen Securities..................... 59
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                                       i
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     SECTION 3.7   Payment of Interest; Interest Rights Preserved.................................  60
     SECTION 3.8   Persons Deemed Owners..........................................................  61
     SECTION 3.9   Cancellation...................................................................  62
     SECTION 3.10  Computation of Interest........................................................  62
     SECTION 3.11  "CUSIP" and/or "ISIN" Numbers..................................................  62
     SECTION 3.12  Book-Entry Provisions for Global Securities, Certificated Securities...........  63
     SECTION 3.13  Transfer and Exchange of Securities............................................  64
     SECTION 3.14  Special Transfer Provisions....................................................  76

ARTICLE IV  SATISFACTION AND DISCHARGE
     SECTION 4.1   Satisfaction and Discharge of Indenture........................................  77
     SECTION 4.2   Application of Trust Money.....................................................  78

ARTICLE V   REMEDIES
     SECTION 5.1   Events of Default..............................................................  79
     SECTION 5.2   Acceleration of Maturity; Rescission and Annulment.............................  80
     SECTION 5.3   Collection of Indebtedness and Suits for Enforcement by Trustee................  81
     SECTION 5.4   Trustee May File Proofs of Claim...............................................  82
     SECTION 5.5   Trustee May Enforce Claims Without Possession of Securities....................  83
     SECTION 5.6   Application of Money Collected.................................................  84
     SECTION 5.7   Limitation on Suits............................................................  84
     SECTION 5.8   Unconditional Right of Holders to Receive Principal, Premium and Interest......  85
     SECTION 5.9   Restoration of Rights and Remedies.............................................  85
     SECTION 5.10  Rights and Remedies Cumulative.................................................  85
     SECTION 5.11  Delay or Omission Not Waiver...................................................  86
     SECTION 5.12  Control by Holders.............................................................  86
     SECTION 5.13  Waiver of Past Defaults........................................................  86
     SECTION 5.14  Waiver of Stay or Extension Laws...............................................  87

ARTICLE VI  THE TRUSTEE
     SECTION 6.1   Certain Duties and Responsibilities............................................  87
     SECTION 6.2   Notice of Default..............................................................  88
     SECTION 6.3   Certain Rights of Trustee......................................................  89
     SECTION 6.4   Trustee Not Responsible for Issuance of Securities.............................  90
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                                       ii
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     SECTION 6.5   May Hold Securities.......................................................  90
     SECTION 6.6   Money Held in Trust.......................................................  91
     SECTION 6.7   Compensation and Reimbursement............................................  91
     SECTION 6.8   Corporate Trustee Required; Eligibility; Conflicting Interests............  92
     SECTION 6.9   Resignation and Removal; Appointment of Successor.........................  92
     SECTION 6.10  Acceptance of Appointment by Successor....................................  94
     SECTION 6.11  Merger, Conversion, Consolidation or Succession to Business...............  95
     SECTION 6.12  Trustee Acting in Other Capacities........................................  95

ARTICLE VII   HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY
     SECTION 7.1   Disclosure of Names and Addresses of Holders..............................  95
     SECTION 7.2   Reports by Trustee........................................................  96
     SECTION 7.3   Reports by Company........................................................  96

ARTICLE VIII  CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
     SECTION 8.1   Company May Consolidate, Etc., Only on Certain Terms......................  96
     SECTION 8.2   Successor Substituted.....................................................  97

ARTICLE IX    SUPPLEMENTAL INDENTURES
     SECTION 9.1   Indentures Without Consent of Holders.....................................  98
     SECTION 9.2   Indentures with Consent of Holders........................................  99
     SECTION 9.3   Execution of Indenture.................................................... 100
     SECTION 9.4   Effect of Indentures...................................................... 100
     SECTION 9.5   Conformity with Trust Indenture Act....................................... 100
     SECTION 9.6   Reference in Securities to Indentures..................................... 100
     SECTION 9.7   Notice of Indentures...................................................... 101

ARTICLE X     COVENANTS
     SECTION 10.1  Payment of Principal, Premium, if Any, and Interest....................... 101
     SECTION 10.2  Maintenance of Office or Agency........................................... 102
     SECTION 10.3  Money for Security Payments to Be Held in Trust........................... 103
     SECTION 10.4  Corporate Existence....................................................... 104
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     SECTION 10.5   Payment of Taxes and Other Claims.......................................... 105
     SECTION 10.6   Maintenance of Properties.................................................. 105
     SECTION 10.7   Insurance.................................................................. 105
     SECTION 10.8   Provision of Financial Statements.......................................... 105
     SECTION 10.9   Statement by Officers as to Default........................................ 106
     SECTION 10.10  Purchase of Securities upon Change of Control.............................. 107
     SECTION 10.11  Limitation on Incurrence of Additional Indebtedness and Disqualified
                    Capital Stock.............................................................. 111
     SECTION 10.12  Limitation on Restricted Payments.......................................... 113
     SECTION 10.13  Limitation on Dividend and Other Payment Restrictions Affecting
                    Subsidiaries............................................................... 116
     SECTION 10.14  Limitation on Liens Securing Indebtedness.................................. 118
     SECTION 10.15  Limitation on Issuances of Guarantees by Subsidiaries...................... 118
     SECTION 10.16  Limitation on Sale of Assets and Subsidiary Stock.......................... 119
     SECTION 10.17  Limitation on Transactions with Affiliates................................. 124
     SECTION 10.18  Additional Amounts......................................................... 124
     SECTION 10.19  Waiver of Stay, Extension or Usury Laws.................................... 127
     SECTION 10.20  Limitation on Lines of Business............................................ 127
     SECTION 10.21  Limitation on Status as an Investment Company.............................. 127

ARTICLE XI   REDEMPTION OF SECURITIES.......................................................... 128
     SECTION 11.1   Right of Redemption........................................................ 128
     SECTION 11.2   Applicability of Article................................................... 129
     SECTION 11.3   Election to Redeem; Notice to Trustee...................................... 129
     SECTION 11.4   Selection by Trustee of Securities to Be Redeemed.......................... 129
     SECTION 11.5   Notice of Redemption....................................................... 130
     SECTION 11.6   Deposit of Redemption Price................................................ 130
     SECTION 11.7   Securities Payable on Redemption Date...................................... 131
     SECTION 11.8   Securities Redeemed in Part................................................ 131

ARTICLE XII  DEFEASANCE AND COVENANT DEFEASANCE................................................ 132
     SECTION 12.1   Company's Option to Effect Defeasance or Covenant Defeasance............... 132
     SECTION 12.2   Defeasance and Discharge................................................... 132
     SECTION 12.3   Covenant Defeasance........................................................ 132
     SECTION 12.4   Conditions to Defeasance or Covenant Defeasance............................ 133
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     SECTION 12.5  Deposited Money and U.S. Government Securities to Be
                   Held in Trust; Other Miscellaneous Provisions.........  135
     SECTION 12.6  Reinstatement.........................................  135

EXHIBIT A................................................................  A-1
EXHIBIT B................................................................  B-1
EXHIBIT C................................................................  C-1
EXHIBIT D................................................................  D-1
EXHIBIT E................................................................  E-1
EXHIBIT F................................................................  F-1
EXHIBIT G................................................................  G-1
EXHIBIT H................................................................  H-1
EXHIBIT I................................................................  I-1
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                                       v

          INDENTURE, dated as of January 20, 2000 by and between United Pan-Europe Communications N.V., a public limited liability company organized and existing under the laws of The Netherlands (herein called the "Company"), having its principal office at Fred. Roeskestraat 123, 1076 EE Amsterdam, The Netherlands, and Citibank, N.A. (London Branch), as Trustee (herein called the "Trustee"). Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Company's 11 1/4% Senior Notes due 2010 denominated in U.S. Dollars and 11 1/4% Senior Notes due 2010 denominated in Euros:


                                   ARTICLE I

                       DEFINITIONS AND OTHER PROVISIONS
                            OF GENERAL APPLICATION

          SECTION 1.1  Definitions. For all purposes of this Indenture, except
                       -----------
as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper," as used in TIA Section 311, shall have the meanings assigned to them in the rules of the SEC adopted under the Trust Indenture Act;

          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with "GAAP" as defined in this section 1.1;

          (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, paragraph or other subdivision; and

          (e) unless otherwise indicated, references to Articles, Sections, paragraphs or other subdivisions are references to such Articles, Sections, paragraphs or other subdivisions of this Indenture.

          "Acceleration Notice" has the meaning set forth in Section 5.2.

          "Acquired Indebtedness" means Indebtedness (including Disqualified Capital Stock) of any Person existing at the time such Person becomes a Subsidiary of the Company, including by designation, or is merged or consolidated into or with the Company or one of its Subsidiaries.

          "Acquisition" means the purchase or other acquisition of any Person or all or substantially all the assets of any Person by any other Person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

          "Act," when used with respect to any Holder, has the meaning specified in Section 1.4.

          "Additional Amounts" has the meaning specified in Section 10.18.

          "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise; provided that with respect to ownership interest in the Company and its Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

          "Agent Member" means, with respect to any Depositary, any member of, or participant in, such Depositary.

          "Applicable Procedures" has the meaning set forth in Section 3.13(b)(ii).

          "Annualized Consolidated EBITDA" means Consolidated EBITDA for the Reference Period multiplied by four.

          "Asset Acquisition" means (i) an Investment or capital contribution (by means of transfers of cash or other property to others or payments for property or services of the account or use of others, or otherwise) by the Company or any

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Subsidiary in any other Person, or any acquisition or purchase of Capital Stock of another Person by the Company or any Subsidiary, or (ii) an acquisition by the Company or any Subsidiary of the property and assets (other than Capital Stock) of any Person other than the Company or any Subsidiary which constitute substantially all of a division, operating unit or line of business of such Person or which is otherwise outside the ordinary course of business.

          "Asset Sale" has the meaning set forth in Section 10.16.

          "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (1) the sum of the products (a) of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (2) the sum of all such principal (or redemption) payments.

          "Beneficial Owner" or "beneficial owner" for purposes of the definition of "Change of Control" and "Affiliate" has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue
Date), whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

          "Board Resolution" means a copy of a resolution certified by a managing director or other authorized officer, assistant officer or representative of the Company to have been duly adopted by the Supervisory Board of the Company and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York and Amsterdam, The Netherlands are authorized or obligated by law or executive order to close.

          "Capital Contribution" means any contribution to the equity of the Company from a direct or indirect parent of the Company for which no consideration other than the issuance of Qualified Capital Stock is paid.

          "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

          "Capital Stock" means, with respect to any Corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebted ness that is not itself otherwise capital stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that Corporation.

          "Cash Equivalent" means:

     (1) securities issued or directly and fully guaranteed or insured by (i) the United States of America or any agency or instrumentality thereof or
     (ii) any member of the European Economic Area or Switzerland, or any, agency or instrumentality thereof provided that such country, agency or instrumentality has a credit rating at least equal to that of the United States of America (provided that, in each case, the full faith and credit of such respective nation is pledged in support thereof), or

     (2) time deposits and certificates of deposit and commercial paper issued by the parent Corporation of any domestic (United States) commercial bank of recognized standing having capital and surplus in excess of $500,000,000 (or the foreign currency equivalent thereof), or

     (3) commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc.

     and in the case of each of (1), (2), and (3) maturing within one year after the date of acquisition, or

     (4) Euro or Dollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months, and overnight bank deposits, in each case with any domestic (United States) commercial bank (including the Trustee) having capital and surplus in excess of $500,000,000 (or the foreign currency equivalent thereof) and a Keefe Bank Watch Rating of "B" or better;

     provided, in the case of (1) through (4), that with respect to any non-domestic Person, Cash Equivalents shall also mean those investments that are comparable to clauses (ii) and (iv) above in such Person's country of organization or country where it conducts business operations.

          "Cedelbank" means Cedelbank.

          "Certificated Security" means any certificated Security in fully registered definitive form.

          "Change of Control" means any merger or consolidation of the Company with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the Company's assets, on a Consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), either

               (A) any "person" or "group" (other than the Parent or any of the Principals) is or becomes the "beneficial owner," directly or indirectly, of more than 35% of the total voting power of all classes of the Company's securities in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee(s) or surviving entity or entities and such "person" or "group" beneficially owns (after giving effect to such transaction) a greater percent age of the total voting power than is at that time beneficially owned by Parent and the Principals (in the aggregate) and none of the Parent nor any of the Principals has the right or ability by voting power, contract or otherwise to elect or nominate for elections a majority of the Company's Supervisory Board, or

               (B) the Continuing Directors cease for any reason to constitute a majority of the Supervisory Board of the Company then in office, or

               (C) the Company adopts a plan of liquidation (other than a plan of liquidation as a consequence of which (1) the Parent and the Principals (in the aggregate) beneficially own at least the same percentage of voting power after the consummation of such plan as before or otherwise retain the right or ability, by voting power, to control the Person that acquires the proceeds of such liquidation and (2) the Person that acquires the substantial majority of the proceeds of such liquidation shall have assumed by supplemental indenture the Company's obligations pursuant to this Indenture).

          "Common Depositary" means Citivic Nominees Limited, as common depositary for Euroclear and Cedelbank and depositary for the Euro Denominated Securities, together with its successors in such capacity.

          "Common Stock" of any Person means Capital Stock of the Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Person, to shares of Capital Stock of any other class of the Person.

          "Company" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

          "Company Order" or "Company Request" means a written request or order signed in the name of the Company by a member of the Company's management board or its supervisory board, the Chief Executive Officer, the President or a Vice President, and by the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Secretary, an Assistant Secretary or other authorized representative of the Company and delivered to the Trustee.

          "Consolidated Coverage Ratio" of any Person on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of
(a) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and business permanently discontinued or disposed of) for the Reference Period to (b) the aggregate Consolidated Fixed Charges of such Person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such Person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided that for purposes of such calculation, (i) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period, (ii) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence of any Indebtedness during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date

(and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period, and (iv) the Consolidated Fixed Charges of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

          "Consolidated Invested Equity Capital" means, with respect to any Person as of any date, the sum of the Invested Equity Capital of such Person as of such date and, without duplication, the Invested Equity Capital of each of its Subsidiaries as of such date. For purposes of calculating the Consolidated Invested Equity Capital of any Person as of any date, in order to avoid duplication, the Invested Equity Capital of a Subsidiary of such Person shall not include any amounts that would be included in the Consolidated Invested Equity Capital of any equity owner of such Subsidiary, to the extent that such amounts were utilized by such equity owner prior to such date to permit the incurrence of Indebtedness pursuant to clauses 2(iii) and (c)(3) of Section
10.11. For example, if a direct Subsidiary of the Company has Consolidated Invested Equity Capital of $100 and incurs $225 of such Indebtedness, then a direct or indirect Subsidiary of such Subsidiary will not be deemed to have any Invested Equity Capital based on contributions or loans to it by such first Subsidiary. In addition, the Invested Equity Capital of a Subsidiary of a Person will never be considered to be greater than the Invested Equity Capital of such Person, except as a result of contributions of Invested Equity Capital to such Subsidiary by third parties.

          "Consolidation" means, with respect to any Person, the consolidation of the accounts of the Subsidiaries with those of such Person, all in accordance with GAAP; provided that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of such Person. The term "Consolidated" has a correlative meaning to the foregoing.

          "Consolidated EBITDA" means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of

          (1)  Consolidated income tax expense,

          (2)  Consolidated depreciation and amortization expense,

          (3)  Consolidated Fixed Charges, and

          (4)  non-cash stock-based compensation,

          less the amount of all cash payments made by such Person or any of its Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period; provided that Consolidated income tax expense, depreciation and amortization of a Subsidiary that is not a Wholly Owned Subsidiary shall only be added to the extent of the equity interest of such Person in such Subsidiary.

          "Consolidated Fixed Charges" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of:

          (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Subsidiaries during such period, including (1) original issue discount and non-cash interest payments or accruals on any Indebtedness, (2) the interest portion of all deferred payment obligations, and (3) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period,

          (b) the amount of dividends accrued or payable (or guaranteed) by such Person or any of its Consolidated Subsidiaries in respect of Preferred Stock (other than by Subsidiaries of such Person to such Person or such Person's Wholly Owned Subsidiaries).

          For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Subsidiary of such

Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

          "Consolidated Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries (determined on a Consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication):

          (a) all gains (but not losses) which are either extraordinary (as determined in accordance with GAAP) or are nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock),

          (b) the net income, if positive, of any Person, other than a Consolidated Subsidiary, in which such Person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a Consolidated Subsidiary of such Person during such period, but in any case not in excess of such Person's pro rata equity interest share of such Person's net income for such period,

          (c) the net income or loss of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, and

          (d) the net income, if positive, of any such Person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary other than this Indenture.

          "Consolidated Subsidiary" means, for any Person, each Subsidiary (excluding all Unrestricted Subsidiaries) of such Person (whether now existing or hereafter created or acquired) the financial statements of which are Consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

          "Consolidated Tangible Assets" of any Person means the total amount of assets less applicable reserves and other properly deductible items which under GAAP would be calculated on a Consolidated balance sheet of the Person and its Subsidiaries after deducting all goodwill, trademarks, patents, unamortized debt discount and expense and other like intangibles, which, in each case under GAAP, would be included on such Consolidated balance sheet.

          "Continuing Director" means during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Supervisory Board of the Company (together with any new supervisory directors whose election by the shareholders was from a list of candidates drawn up by the holder or holders of the Company's priority shares and new supervisory directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of the Company or the Parent, if such agreement was approved by a vote of such majority of supervisory directors).

          "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 11 Old Jewry, London EC2R 8DU, except that, with respect to presentation of Securities for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

          "Corporation" includes Corporations, associations, companies and business trusts.

          "Credit Agreement" means the loan and note issuance agreement dated July 27, 1999 between certain Subsidiaries of the Company and Bank of American International Limited, CIBC World Markets plc, Citibank, N.A., MeesPierson N.V., Paribas, The Royal Bank of Scotland plc, Toronto Dominion Bank Europe Limited and The Toronto Dominion Bank, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or Holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit

Agreement" shall include agreements in respect of Interest Swap and Hedging Obligations with lenders party to the Credit Agreement and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Agreement and all refundings, refinancings and replacements of any Credit Agreement, including any agreement:

          (1) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby,

          (2) adding or deleting borrowers or guarantors thereunder, so long as borrowers and guarantors may include one or more of the Company and its Subsidiaries and their respective successors and assigns,

          (3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; provided that on the date such Indebtedness is incurred it would not be prohibited by Section 10.11; or

          (4) otherwise altering the terms and conditions thereof in a manner not prohibited by the other terms of this Indenture.

          "CT Corporation System" has the meaning specified in Section 1.19.

          "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

          "Defaulted Interest" has the meaning specified in Section 3.7.

          "Depositary" has the meaning specified in Section 3.12.

          "Disqualified Capital Stock" means (a) except as set forth in clause
(b), with respect to any Person, Equity Interests of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to 91 days following the Stated Maturity of the Securities and
(b) with respect to any Subsidiary of the Company, any Equity Interests of such Subsidiary other than (i) any common equity with no economic preference, privileges, or redemption or repayment provisions or (ii) preferred stock convertible into such common equity of such Subsidiary with no payment of dividends or liquidation preference due or payable thereon on or prior to 91 days following the Stated Maturity of the Securities.

          "Dollar Denominated Securities" means the $600,000,000 11 1/4% Senior Notes due 2010, together with the Exchange Dollar Denominated Securities.

          "Dollars" or "$" or "U.S. Dollars" means the lawful currency of the United States of America and, in relation to any amount to be advanced or paid under this Indenture or the Securities, funds having immediate value.

          "Dollar Paying Agent" means an office or agency of the Company where Dollar Denominated Securities may be presented for payment.

          "Dollar Registrar" means an office or agency of the Company in London, where Dollar Denominated Securities may be presented for registration of transfer or exchange.

          "DTC" means the Depository Trust Company, its nominees and successors.

          "EEA Government Obligation" means direct non-callable obligations of, or non-callable obligations guaranteed by, any member nation of the European Union for the payment of which obligation or guarantee the full faith and credit of the respective nation is pledged; provided that such nation has a credit rating at least equal to that of the highest rated member nation of the European Economic Area.

          "Equity Interest" of any Person means any shares, interests, participations or other equivalents (however designated) in such Person's equity, and shall in any event include any Capital Stock issued by, or partnership, participation or membership interests in, such Person.

          "Equity Offering" means (i) an underwritten public offering or floatation of ordinary shares of the Company which has been registered under the Securities Act, or admitted to listing on the Amsterdam Stock Exchange or its equivalent in any other European Union jurisdiction, in any case resulting in Net Cash Proceeds to the Company of at least $100,000,000 (or its foreign currency equivalent), or (ii) a sale of Qualified Capital Stock of the Company to any Person which is (or a controlled Affiliate of a Person which is), engaged principally in a

Related Business, resulting in Net Cash Proceeds to the Company of at least $100,000,000 (or its foreign currency equivalent); provided, however, that a sale of Qualified Capital Stock of the Company to any subsidiary of the Company or any Person that is a controlled Affiliate of the Company shall not be an Equity Offering.

          "Euro" or "(Euro)" means the currency adopted by those countries participating in the third stage of European monetary union.

          "Euro Denominated Securities" means the (Euro)200,000,000 11 1/4% Senior Notes due 2010, together with the Exchange Euro Denominated Securities.

          "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.

          "European Economic Area" means the member nations of the European Economic Area pursuant to the Oporto Agreement on the European Economic Area dated May 2, 1992 as amended.

          "European Legal Tender" means legal tender in the countries constituting the European Monetary Union, EEA Government Obligations or a combination thereof.

          "European Union" means the member nations to the third stage of economic and monetary union pursuant to the treaty of Rome establishing the European Community, as amended by the Treaty on European Union, signed at Maastricht on February 7, 1992.

          "Euro Paying Agent" means an office or agency of the Company where Euro Denominated Securities may be presented for payment.

          "Euro Registrar" means an office or agency of the Company where Euro Denominated Securities may be presented for registration of transfer or exchange.

          "Event of Default" has the meaning set forth under Section 5.1.

           "Event of Loss" means, with respect to any property or asset, any (1) loss, destruction or damage of such property or asset or (2) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

          "Exchange Act" means the United States Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

          "Exchange Dollar Denominated Securities" means the Dollar Denominated Securities to be issued pursuant to this Indenture in connection with the offer to exchange Securities for Initial Securities that may be made by the Company pursuant to the Registration Rights Agreement.

          "Exchange Euro Denominated Securities" means the Euro Denominated Securities to be issued pursuant to this Indenture in connection with the offer to exchange Securities for Initial Securities that may be made by the Company pursuant to the Registration Rights Agreement.

          "Exchange Offer" means the exchange registered with the SEC to exchange Initial Securities for Exchange Securities pursuant to the terms of the Registration Rights Agreement.

          "Exchange Registration Statement" means an Exchange Registration Statement as defined in the Registration Rights Agreement.

           "Exchange Securities" means the Exchange Dollar Denominated Securities and the Exchange Euro Denominated Securities.

           "Exempted Affiliate Transaction" means (i) Restricted Payments comprised of pro rata dividends paid in cash on any class of Equity Interests and made in compliance with this Indenture, (ii) transactions, at arms-length and as so set forth in a Board Resolution, between or among holders of any Equity Interest of any Subsidiary of the Company and such Subsidiary, so long as such holder is not otherwise an Affiliate of the Company, (iii) transactions between or among the Company, and its Subsidiaries, (iv) the Company or any of its Subsidiaries entering into or performing any employment agreement, stock option agreement or other agreement relating to the terms of employment, compensation or termination of employment in the ordinary course of business of the Company or such Subsidiary, (v) any contract, agreement, arrangement or transaction with any Affiliate in effect as of the Issue Date and any amendment, waiver, variation or other modification in respect of any such contract, agreement, arrangement or transaction so long as such amendment, waiver, variation or other modification is not disadvantageous to the Company and its Subsidiaries in any material respect, (vi) Restricted Payments and Investments permitted under Section 10.12, (vii) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Company and its Subsidiaries, in the reasonable determination of the Company or Subsidiary, as the case may be, or are on terms no less favorable to the Company or the Subsidiary than those that could be obtained in a comparable arm's length transaction with an entity that is not an Affiliate or Principal and is in the best interests of the Company or the Subsidiary, and (viii) transactions with respect to network capacity or dark or lit communications fiber capacity or telecommunications conduit between the Company or any Subsidiary and any Unrestricted Subsidiary or other Affiliate and joint sales and marketing pursuant to an agreement or agreements between the Company or any Subsidiary and any Unrestricted Subsidiary or other Affiliate, provided that in the case of this clause (viii), such agreements are on terms that are no less favorable to the Company or the Subsidiary than those that could be obtained in an arm's-length transaction with an entity that is not an Affiliate or Principal and are in the best interests of the Company and the Subsidiary entered into in the ordinary course of business.

          "Existing Agreements" means (i) any and all instruments, as in effect on the Issue Date, between the Company or any of its Subsidiaries and a commercial lending institution or institutions, which makes borrowing of funds available to the Company or any such Subsidiary from such institution or institutions and (ii) any replacements of the instruments in clause (i) entered into by the respective Subsidiary that was party to the instrument so replaced or their respective successors and a commercial lending institution or institutions for an amount up to the maximum amount of the instrument so replaced.

          "Existing Indebtedness" means the Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, reduced to the extent such amounts are repaid.

          "Federal Bankruptcy Code" means the Bankruptcy Act of Title 11 of the United States Code, as amended from time to time.

          "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the Issue Date.

          "Global Security" means a Regulation S Global Security (or Unrestricted Global Security) or a Restricted Global Security.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as verb has a corresponding meaning.

          "Guarantor" is defined to mean any Person obligated under a Guarantee.

          "Holder" means a Person in whose name a Security is registered in the Security Register.

          "Indebtedness" of any Person means, without duplication,

          (a) all liabilities and obligations, contingent or otherwise, of such Person, to the extent such liabilities and obligations would appear as a liability upon the Consolidated balance sheet of such Person in accordance with GAAP, (1) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (2) evidenced by bonds, notes, debentures or similar instruments, (3) representing the balance deferred and unpaid of the purchase price of any property or services, except (other than accounts payable or other obligations to trade creditors which have remained unpaid for greater than 90 days past their original due date) those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors;

          (b) all liabilities and obligations, contingent or otherwise, of such Person (1) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (2) relating to any Capitalized Lease Obligation, or (3) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a)(1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon);

          (c) all net obligations of such Person under Interest Swap and Hedging Obligations;

          (d) all liabilities and obligations of others of the kinds described in the preceding clauses (a), (b) or (c) that such Person has guaranteed or provided credit support or that is otherwise its legal liability or which are secured by any assets or property of such Person;

          (e) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause
          (e), whether or not between or among the same parties; and

          (f) all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price, plus accrued and unpaid dividends).

          For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital

          Stock, such fair market value to be determined in good faith by the Supervisory Board of the Company.

          The amount of any Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, but the accretion of original issue discount in accordance with the original terms of Indebtedness issued with an original issue discount will not be deemed to be an incurrence and (2) the principal amount thereof, excluding any interest thereon, in the case of any other Indebtedness.

          "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

          "Initial Purchasers" means, with respect to the Initial Securities issued pursuant to this Indenture on the Issue Date, each of Donaldson, Lufkin & Jenrette International and the other Initial Purchasers named as such in the Offering Circular.

          "Initial Securities" means the $600,000,000 11 1/4% Senior Notes due 2010 and the (Euro)200,000,000 11 1/4% Senior Notes due 2010, issued under this Indenture on the Issue Date.

          "Institutional Accredited Investor" means an institutional "Accredited Investor," as defined in Regulation D of the Securities Act.

          "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

          "Interest Rate Adjustment Event" has the meaning set forth in Section 3.1.

          "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

          "Invested Equity Capital" means, with respect to any Person as of any date, without duplication, the sum of (i) the total dollar amount contributed in cash plus the value of all property contributed (valued at fair market value at the time of contribution, determined in good faith by the Supervisory Board) to such Person since the date of its creation in the form of common equity, plus,
(ii) the total dollar amount contributed in cash plus the value of all property contributed (valued at fair market value at the time of contribution, determined in good faith by the Supervisory Board) to such Person since the date of creation by the holders of its common equity (and their Affiliates) in consideration of the issuance of preferred equity or Indebtedness, on a basis that is substantially proportionate to their common equity interests (with any disproportionately large equity interests received by the Company or a Subsidiary relative to their respective contributions being ignored for this purpose), plus, (iii) the total dollar amount contributed in cash plus the value of all property contributed (valued at fair market value at the time of contribution, determined in good faith by the Supervisory Board) to such Person since the date of its creation by the Company or a Wholly Owned Subsidiary of the Company in consideration of the issuance of preferred equity or Indebtedness, and less (iv) the value of all interest, returns in respect of Indebtedness, dividends and other distributions (in whatever form and however designated, valued at fair market value as determined in good faith by the Supervisory Board) made by such Person since the date of its creation to the holders of its common equity (and their Affiliates); provided that in no event shall the aggregate amount of interest, dividends and other distributions made to any holder of common equity of a Person (or its Affiliates) operate to reduce the Invested Equity Capital of such Person by more than the total contributions to such Person (per clauses (i) through (iii) above) by such equity holder (and its Affiliates).

          "Investment" by any Person in any other Person means (without duplication):

          (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition;

          (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable, endorsements for collection or deposits arising in the ordinary course of business);

          (c) other than guarantees of Indebtedness of the Company or to the extent permitted by Section 10.11, the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person;

          (d) the making of any capital contribution by such Person to such other Person; and

          (e) the designation by the Supervisory Board of the Company of any Person to be an Unrestricted Subsidiary.

          The Company shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any Subsidiary (or, if neither the Company nor any of its Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such Subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or a Subsidiary of the Company shall be deemed an Investment valued at its fair market value at the time of such transfer. Investments shall be measured by the fair market value attributed to the Investment at the time made or returned, as applicable.

          "Issue Date" means the date of first issuance of the Initial Securities hereunder.

          "Leverage Ratio" on any date of determination (the "Transaction Date") for any Person means the ratio, on a pro forma basis, of (a) the aggregate amount of Indebtedness of such Person and its Subsidiaries on a Consolidated basis to (b) the aggregate amount of Annualized Consolidated EBITDA of such Person attributable to continuing operations and business (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of); provided that for purposes of calculating Annualized Consolidated EBITDA for this definition,

          (1) acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period,

          (2) transactions giving rise to the need to calculate the Leverage Ratio shall be assumed to have occurred on the first day of the Reference Period,

          (3) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of the Reference Period, and

          (4) the Consolidated Fixed Charges of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

          "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. For purposes of this definition, the sale, lease, conveyance, or other transfer by the Company or any Subsidiary of the Company, in the ordinary course of its business and not constituting a security interest in assets serving as collateral for any of their respective obligations, including the granting of indefeasible rights of use or equivalent arrangements with respect to, network capacity, communications fiber capacity or conduit, shall not be a Lien.

          "Liquidated Damages" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

          "Maturity," when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

          "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale, or Capital Contribution in respect, of Qualified Capital Stock and by the Company and its Subsidiaries in respect of an Asset Sale, plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after July 30, 1999, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary) expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its respective Subsidiaries in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes.

          "New Acquisitions" means the acquisition by the Company or its subsidiaries of @Entertainment, Inc., A2000 Holding N.V., Time Warner Cable France S.A., Reseaux Cables de France S.A., Videopole S.A., Kabel Plus, a.s., SBS Broadcasting S.A., GelreVision N.V., SKT spol. s.r.o. and NBS Broadband Services AB, all substantially as described in the Offering Circular (and each such Person's respective subsidiaries).

          "Non-Recourse Indebtedness" means Indebtedness of a Person to the extent that under the terms thereof and pursuant to applicable law, no personal recourse could be had against the Company or its Subsidiaries (giving effect to the designations of such Person as an Unrestricted Subsidiary) for the Payment of the principal of or interest or premium or other amounts with respect to such Indebtedness or for any claim based on such Indebtedness and that enforcement of obligations on such Indebtedness is limited solely to recourse against interests in specified assets.

          "Obligation" means any principal, premium or interest payment, or monetary penalty, or damages, due by the Company under the terms of the Securities or this Indenture, including any Liquidated Damages due pursuant to the terms of the Registration Rights Agreement.

          "Offering" means the offering of the Securities by the Company.

          "Offering Circular" means the offering memorandum, dated January 14, 2000, pursuant to which the Securities were offered and sold.

          "Officers' Certificate" means a certificate signed by a member of the Company's management board or its Supervisory Board, the Chief Executive Officer or a Vice President, and by the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Secretary, an Assistant Secretary or other authorized representative of the Company and delivered to the Trustee in the form substantially similar to Exhibit F attached hereto, which shall comply with the Indenture, except in the case of an authentication order pursuant to Section 3.3, which must only be signed by one of the above noted persons.

          "Opinion of Counsel" means an opinion of counsel in the form substantially similar to Exhibit G attached hereto, who may be counsel to the Company, including an employee of the Company.

          "Other Senior Notes" means the Company's $300,000,000 11 1/2% Senior Notes due 2010, and its $1,000,000,000 13 3/4% Senior Discount Notes due 2010 issued pursuant to the Other Senior Notes Indenture.

          "Other Senior Notes Indenture" means one or more Indentures, dated as of January 20, 2000, between the Company and Citibank, N.A. as trustee, pursuant to which the Other Senior Notes were issued.

          "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

               (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

               (ii) Securities, or portions thereof, for whose payment or redemption U.S. Dollars (in the case of the Dollar Denominated Securities) or European Legal Tender (in the case of the Euro Denominated Securities) in the necessary amount have been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture;

               (iii) Securities, except to the extent provided in Sections 12.2 and 12.3, with respect to which the Company has effected Defeasance and/or Covenant Defeasance as provided in Article Twelve; and

               (iv) Securities which have been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which any Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

          "Parent" means UnitedGlobalCom, Inc. and its successor(s).

          "Parent Stock Instrument" means either (a) Indebtedness (including Disqualified Capital Stock) and Qualified Capital Stock of the Company that is convertible or exchangeable into, at the option of the Company or any holder thereof, or secured by, or whose value to the holder thereof is dependent upon any shares of Parent's Capital Stock that were owned by the Company or any of its Subsidiaries as of July 30, 1999; provided that such Indebtedness and Capital Stock of the Company shall have been issued in consideration of cash, the net proceeds of which shall have been received by the Company or (b) the Class A Common Stock of Parent owned by the Company or any of its Subsidiaries as of July 30, 1999 or any like number of shares of Class B Common Stock of Parent issued in exchange for the shares of the Class A Common Stock of Parent held as of July 30, 1999.

          "Participants" means (i) with respect to the Dollar Denominated Securities, institutions that have accounts with DTC or its nominee and (ii) with respect to the Euro Denominated Securities, institutions that have accounts with Euroclear or Cedelbank or their respective nominees.

          "Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

          "Payment Date" means any date on which a payment of principal, premium, if any, interest (or Liquidated Damages, if any) is due to be paid on any of the Securities.

          "Permitted Indebtedness" means that:

          (a) the Company may incur Indebtedness evidenced by the Securities and issued pursuant to this Indenture and Indebtedness evidenced by the Other Senior Notes and issued pursuant to the Other

          Senior Notes Indenture up to the amounts being issued on the original Issue Date;

          (b) the Company may incur Refinancing Indebtedness with respect to any Indebtedness (including Disqualified Capital Stock), described in clause (a) or this clause (b) of this definition or incurred pursuant to clause (1)(ii) of Section 10.11, and any Subsidiary may incur Refinancing Indebtedness (including Disqualified Capital Stock), described in this clause (b) or clause (2)(c) of Section 10.11 and the Company and its Subsidiaries may incur Refinancing Indebtedness with respect to Indebtedness which is outstanding on the Issue Date (after giving effect to the New Acquisitions) (less the amount of any such Existing Indebtedness repaid on or after the Issue Date or which was refinanced pursuant to this clause (b));

          (c) the Company and its Subsidiaries may incur Indebtedness solely in respect of bankers acceptances, letters of credit and performance and surety bonds and completion guarantees (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Company's industry;

          (d) the Company may incur Indebtedness to any Subsidiary, and any Subsidiary may incur Indebtedness to any other Subsidiary or to the Company; provided that in the case of Indebtedness of the Company, such obligations shall be unsecured and subordinated in all respects to the Company's obligations pursuant to the Securities and the Other Senior Notes and any event that causes such Subsidiary no longer to be a Subsidiary (including by designation to be an Unrestricted Subsidiary) shall be deemed to be a new incurrence of such Indebtedness, if then outstanding, subject to Section 10.11;

          (e) the Company and its Subsidiaries may incur Interest Swap and Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by this Indenture to be outstanding or any receivable or liability the payment of which is determined by reference to a foreign currency; provided that the notional amount of any such Interest Swap and Hedging Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap and Hedging Obligation relates;

          (f) the Company and its Subsidiaries may guarantee Indebtedness of any of the Company's Subsidiaries, provided that the incurrence of such Indebtedness by such Subsidiary is permitted under this Indenture; and

          (g) Subsidiaries of the Company may issue preferred stock or Indebtedness to the holders (or their Affiliates) of the common equity of such Subsidiary on a basis that is substantially proportionate to their common equity interests (with any disproportionately large equity interests received by the Company or a Subsidiary of the Company relative to their respective contributions being ignored for this purpose).

          "Permitted Investment" means:

          (a)  Cash Equivalents;

          (b)  intercompany Indebtedness to the extent permitted under clause
          (d) of the definition of "Permitted Indebtedness";

          (c) an Investment by the Company or a Subsidiary of the Company in a Person engaged primarily in a Related Business if as a result of such Investment such Person becomes a Subsidiary of the Company or is merged with or into the Company or a Subsidiary of the Company, so long as the surviving entity is the Company or a Subsidiary of the Company;

          (d)  an Investment in any Subsidiary of the Company;

          (e) other Investments in any Person or Persons engaged primarily in a Related Business with respect to which the Company maintains the power to influence or participate in the management of such Person by virtue of representation on such Person's board or directors or through a contractual relationship with such Person or its holders of Capital Stock;

          (f) other Investments in any Person or Persons engaged primarily in a Related Business with respect to which the Supervisory Board of the Company or of the relevant Subsidiary determines in its good faith reasonable judgement that the Company or any of its Subsidiaries will receive as a result of such Investment commensurate network services benefits (including by becoming a customer, client, supplier, purchaser or seller of goods or services of or to such Person or Persons) from the arrangements entered into as a result of such Investment;

          (g) other Investments in any Person or Persons engaged primarily in a Related Business; provided that, after giving pro forma effect to each such Investment, the amount of all such Investments made solely in reliance upon this clause (g) on and after July 30, 1999 that are Outstanding at any time does not exceed in the aggregate $100,000,000 (or the foreign currency equivalent thereof measured on the date of the making of such Investment), plus, unless such amounts shall have been credited under clause (3) of Section 10.12 and utilized to make a Restricted Payment, (w) the amount of the Net Cash Proceeds to the Company from the sale of Qualified Capital Stock (other than (i) to a Subsidiary of the Company, and (ii) to the extent applied in a Qualified Exchange), (x) an amount equal to 50% of the Net Cash Proceeds from Special Character Asset Sales, (y) an amount equal to the Net Cash Proceeds to the Company or any of its Subsidiaries of any sale of securities constituting a Parent Stock Instrument (other than (i) to a Subsidiary of the Company, and (ii) to the extent applied in connection with a Qualified Exchange) and (z) the amount of Investments made pursuant to this clause (g) after July 30, 1999 that are returned to the Company or any Subsidiary on or prior to the date of any such calculation, which amount shall be the lesser of (i) the amount of the cash invested plus the value of all noncash investments (valued at the fair market value at the time of the Investment, determined in the good faith reasonable judgment of the Company or the relevant Subsidiary) and (ii) the amount of the Net Cash Proceeds received plus the value of noncash proceeds received (valued at the fair market value at the time of the return of such

          Investment, determined in the good faith reasonable judgment of the Company or the relevant Subsidiary);

          (h) Investments made in the ordinary course of business as partial or full payment for constructing a network relating principally to a Related Business of the Company or any Subsidiary;

          (i) Investments solely in the form and consisting of Capital Stock of the Company (other than Disqualified Capital Stock);

          (j) any Investment acquired by the Company or any of its restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (k) an Investment in prepaid expenses and lease, utility and workers' compensation, performance and other similar deposits in the ordinary course of business;

          (l) loans, advances, or extensions of credit to employees, officers, directors made in the ordinary course of business;

          (m) the net obligations of any counterparty under Interest Swap and Hedging Obligations obtained in conformity with industry practices;

          (n) Investments made on or after July 30, 1999 in SBS Broadcasting S.A. not to exceed the amounts required to be made by the Company pursuant to the Investment Agreement by and between, SBS Broadcasting S.A., the Company and United International Holdings Inc., dated June 29, 1999, relating to the acquisition by the Company of Equity Interests in SBS Broadcasting S.A.; and

          (o) Investments made on or after July 30, 1999 directly or indirectly, in ARA Cable Services Inc. or ARA Programming & Distribution Ltd. of Saudi Arabia, not to exceed $75,000,000.

          "Permitted Lien" means:

          (a)  Liens existing on the Issue Date;

          (b)  Liens securing the Securities and the Other Senior Notes;

          (c) Liens securing Indebtedness, or any agreement (including any Equity Interest) relating to any property, asset, or business acquired, of a Person existing at the time such Person becomes a Subsidiary (including by designation) or is merged with or into the Company or a Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, provided that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets than those of the Person (or its businesses) being acquired (or so designated);

          (d) leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Company or any of its Subsidiaries or materially detracting from the value of the relative assets of the Company or any Subsidiary;

          (e) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business;

          (f) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Securities than the terms of the Liens securing such refinanced Indebtedness, provided that the Indebtedness secured is not increased and the Lien is not extended to any additional assets or property that would not have been security for the Indebtedness refinanced;

          (g) Liens securing Indebtedness incurred under the Credit Agreement and other Indebtedness solely of Subsidiaries of the Company incurred in accordance with the terms of this Indenture;

          (h) Liens in favor of the Company or Liens on assets of Subsidiaries of the Company in favor of other such Subsidiaries;

          (i) Liens securing Refinancing Indebtedness that complies with the definition of "Refinancing Indebtedness";

          (j) Liens securing Acquired Indebtedness and Indebtedness assumed in acquiring Related Assets, provided that such Liens were not put in place in contemplation of the incurrence by the Company or its Subsidiaries of such Indebtedness, such Liens do not extend to any property or assets of the Company or any of its Subsidiaries other than those acquired in connection therewith, and the Investment that is the subject of such acquisition is a Permitted Investment;

          (k) statutory liens of carriers, warehousemen, mechanics, material men, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business, provided that (1) the underlying obligations are not overdue for a period of more than 30 days, or (2) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; and

          (l) Liens not otherwise permitted by this Indenture in an amount not to exceed 5% of the Company's Consolidated Tangible Assets.

          "Person" means any Corporation, individual, limited liability company, joint stock company, joint venture, partnership, limited liability partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipally or other entity.

          "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same Indebtedness as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same Indebtedness as the mutilated, lost, destroyed or stolen Security.

          "Preferred Stock" means any Equity Interest of any class or classes of a Person (however designated) which is preferred as to payments of dividends, or as to distributions upon any liquidation or dissolution, over Equity Interests of any other class of such Person.

          "Principals" means Albert M. Carollo, Lawrence F. DeGeorge, Lawrence
J. DeGeorge, Curtis Rochelle, Marian Rochelle, Rochelle Investments, Ltd. (so long as it is controlled by Curtis or Marian Rochelle), Gene W. Schneider, G. Schneider Holdings, Co. and The Gene W. Schneider Family Trust (so long as each is controlled by Gene W. Schneider or trustees appointed by him), Janet S. Schneider and Mark L. Schneider, and with respect to any such Person means: (A) any controlling stockholder or 80% (or more) owned Subsidiary of such Person, or with respect to each individual Person, (i) family partnerships, Corporations or other entities holding Equity Interests in the Company, the transferee(s) or the surviving entities or entities solely for the benefit of such Person or any of the Persons listed in (ii), (iii), (iv) or (v) below, (ii) such Person's spouse,
(iii) such Person's children, grandchildren, stepchildren, step grandchildren and their spouses, (iv) heirs, legatees and devisees, and (v) trusts solely for the benefit of any of the foregoing; or (B) any trust Corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Person and/or such other Persons referred to in the immediately preceding clause (A).

          "Pro Forma" or "pro forma" shall have the meaning set forth in Regulation S-X of the Securities Act, unless otherwise specifically stated herein.

          "Purchase Money Indebtedness" of any Person means any Indebtedness of such Person to any seller or other Person incurred solely to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease), construction, installation or improvement of any after acquired real or personal tangible property which, in the reasonable good faith judgment of the Supervisory Board of the Company, is directly related to a Related Business.

          "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

          "Qualified Exchange" means:

          (a) any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock, or Indebtedness of the Company issued on or after July 30, 1999 with the Net Cash Proceeds received by the Company from the substantially concurrent sale of its Qualified Capital Stock or, to the extent used to retire Indebtedness (other than Disqualified Capital Stock) of the Company issued on or after July 30, 1999, Subordinated Indebtedness of the Company,

          (b) any exchange of Qualified Capital Stock of the Company for any Capital Stock or Indebtedness of the Company issued on or after July 30, 1999, or

          (c) any issuance of Subordinated Indebtedness of the Company in exchange for Indebtedness (other than Disqualified Capital Stock) of the Company issued on or after July 30, 1999.

          "Qualified Institutional Buyer" or "QIB" has the meaning specified in Rule 144A.

          "Redemption Date," when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

          "Reference Period" with regard to any Person means the full fiscal quarter ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Securities or this Indenture, for which Consolidated financial statements of the Company are available.

          "Refinancing Indebtedness" means Indebtedness (including Disqualified Capital Stock) (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness

(including Disqualified Capital Stock and Refinancing Indebtedness) in a principal amount (or, if issued with an original issue discount, an original accreted value, determined in accordance with GAAP) or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing and the amount of any premium paid in connection with such Refinancing in accordance with the terms of the documents governing the Indebtedness (including Disqualified Capital Stock and Refinancing Indebtedness) refinanced without giving effect to any modification thereof made in connection with or in contemplation of such refinancing) the lesser of (1) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness (including Disqualified Capital Stock and Refinancing Indebtedness) so Refinanced and (2) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided that (A) such Refinancing Indebtedness shall only be used to refinance Outstanding Indebtedness (including Disqualified Capital Stock) of such Person issuing such Refinancing Indebtedness (except that the Company may refinance Outstanding Indebtedness of a Subsidiary), (B) such Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness (including Disqualified Capital Stock) to be so refinanced at the time of such Refinancing and (y) in all respects, be no less contractually subordinated or junior, if applicable, to the rights of Holders of the Securities than was the Indebtedness (including Disqualified Capital Stock) to be refinanced, (C) such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness (including Disqualified Capital Stock) to be so refinanced, and (D) such Refinancing Indebtedness shall be secured (if secured) in a manner no more adverse to the Holders of the Securities than the terms of the Liens (if any) securing such refinanced Indebtedness, including, without limitation, the amount of Indebtedness secured shall not be increased.

          "Registration Rights Agreement" means the Registration Rights Agreement dated the date hereof, between the Initial Purchasers and the Company.

          "Registration Statement" means the Registration Statement as defined in the Registration Rights Agreement.

          "Regular Record Date" for the interest payable on any Interest Payment Date means January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

          "Regulation S" means Regulation S under the Securities Act.

          "Regulation S Global Security" has the meaning specified in Section
3.3.

          "Related Assets" means all assets, rights, contractual or otherwise, and properties, whether tangible or intangible, used or intended for use in connection with a Related Business; provided that Related Assets shall not include any Equity Interests or indebtedness of, or interests in, any Person.

          "Related Business" means the business of constructing, creating, developing, marketing or operating one or more cable, telephone or communications systems, including, without limitation, any system for transmitting, or providing service or product for the transmission of, voice, video or data through transmission facilities, Internet service providers or any business reasonably related to any of the foregoing and any business conducted by the Company or any Subsidiary of the Company on the Issue Date; provided that the determination of what constitutes a Related Business shall be made in good faith by the Supervisory Board of the Company.

          "Related Business Acquisition" means an Asset Acquisition of (i) properties or assets to be used in a Related Business, (ii) of the Capital Stock of any Person that becomes a restricted Subsidiary as a result of such Asset Acquisition or (iii) of the Capital Stock of any Person that becomes an Unrestricted Subsidiary as a result of such Asset Acquisition, but only if such Asset Acquisition would be permitted pursuant to Section 10.12 or as a Permitted Investment; provided that, in the case of clauses (ii) and (iii), such Person's assets and properties consist principally of properties or assets that will be used in a Related Business.

          "Replacement Assets" means property or assets that will be used in a Related Business of the Company or any Subsidiary and Equity Interests of a Person that becomes a Subsidiary of the Company.

          "Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice-president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

          "Restricted Dollar Denominated Global Security" means a Restricted Global Security representing Dollar Denominated Securities.

          "Restricted Euro Denominated Global Securities" means a Restricted Global Security representing Euro Denominated Securities.

          "Restricted Global Security" has the meaning specified in Section 3.3.

          "Restricted Investment" means, in one or a series of related transactions, any Investment, other than other Permitted Investments.

          "Restricted Payment" means, with respect to any Person:

          (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such Person or any parent or Subsidiary of such Person,

          (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such Person or any Subsidiary or parent of such Person,

          (c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such Person or a parent or Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness and

          (d)  any Restricted Investment by such Person;

provided, however, that the term "Restricted Payment" does not include (1) any dividend, distribution or other payment on or with respect to Equity Interests of a Person or the parent of such Person to the extent payable solely in shares of Qualified

Capital Stock of such Person, or (2) any dividend, distribution or other payment to the Company or any of its Subsidiaries by the Company or any of its Subsidiaries, or (3) any payment on account of the exchange of shares of Common Stock of Parent for a like number of substantially identical (except with regard to voting rights) shares of Common Stock of Parent, or (4) payments to or for the account of the Stichting Administratiekantor UPC (the "Foundation") or its successors of amounts related to taxes payable upon the grant of options to certain employees in shares of the Company held by the Foundation, provided that, for purposes of this clause (4), neither the Company nor any of its Subsidiaries shall be liable to any Person in respect of such amounts, other than for the payment of such amounts actually received or to be received by it, to the Foundation.

          "Restricted Period" means the period through and including the 40/th/ day after the later of the commencement of the Offering and the Issue Date of the Initial Securities.

          "Restricted Securities" means Restricted Global Securities and Regulation S Global Securities.

          "Rule 144A" means Rule 144A under the Securities Act.

          "SEC" means the United States Securities and Exchange Commission.

          "Securities" means, collectively, the "Securities" issued under this Indenture, including the Initial Securities and the Exchange Securities.

          "Securities Act" means the United States Securities Act of 1933, as amended.

          "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.5.

          "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

          "Significant Subsidiary" shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date.

          "Special Character Asset Sale" means any Asset Sale solely consisting of assets and property or interests therein comprising its interests in chello broadband, UPCtv or Priority Telecom determined by the Company in its good faith reasonable judgment.

          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.7.

          "Stated Maturity," when used with respect to any Security, means the date specified in any Security as the fixed date on which the final payment of principal and interest is due and payable.

          "Subordinated Indebtedness" means Indebtedness of the Company that is subordinated in right of payment by its terms or the terms of any document or instrument relating thereto to the Securities, in any respect or when used in the definitions of Restricted Payment or Qualified Exchange has a final stated maturity on (except for the Securities) or after the Stated Maturity.

          "Subsidiary," with respect to any Person, means (1) a Corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, (2) any other Person (other than a Corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has majority ownership interest, or (3) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and in which such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of the Company or of any Subsidiary of the Company. Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of the Company.

          "Supervisory Board" means, with respect to any Person, the supervisory board of directors of such Person or any committee of the supervisory board of directors of such Person authorized, with respect to any particular matter, to exercise the power of the supervisory board of directors of such Person.

          "TARGET" means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) system.

          "Tax" or "Taxes" means any and all present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, and all liabilities with respect thereto, together with any penalties, interest, or additions thereto.

          "Tax Event" means that as a result of any change in or amendment to the laws, treaties or regulations of any Taxing Authority (or any official or administrative pronouncement or action or judicial decision) interpreting or applying such laws, treaties or regulations where such change or amendment is proposed and becomes effective on or after the Issue Date, in making any payment due or to become due under the Securities, the Company is or would be required on the next succeeding payment date to pay Additional Amounts and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company.

          "Taxing Authority" means any nation or government or any political subdivision thereof or any agency or instrumentality therein and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Section 9.5.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "Unrestricted Global Security" has the meaning set forth in Section 3.3(d).

          "Unrestricted Securities" means an Unrestricted Global Security and all other Securities that are not Restricted Securities, including Exchange Dollar Denominated Securities and Exchange Euro Denominated Securities.

          "Unrestricted Subsidiary" means any subsidiary of the Company that does not own any Equity Interest of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company and that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Supervisory Board of the Company); provided that such Subsidiary at the time of such designation (a) has no Indebtedness other than Non-Recourse Indebtedness;
(b) is not party to any agreement, contract, arrangement or understanding with the Company or any Subsidiary of the Company, unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Subsidiaries. The Supervisory Board of the Company may designate any Unrestricted Subsidiary to be a Subsidiary, provided that (1) no Default or Event of Default is existing or will occur as a consequence thereof and (2) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 (or its foreign currency equivalent) of Indebtedness pursuant to the Debt Incurrence Ratio of Section
10.11. Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions.

          "U.S. Government Obligations" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

          "Vice President," when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

          "Wholly Owned Subsidiary" means a Subsidiary all the Equity Interests of which (other than directors' qualifying shares) are owned by the Company or one or more Wholly Owned Subsidiaries of the Company.

          SECTION 1.2  Compliance Certificates and Opinions.  Upon any
                       ------------------------------------
application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 10.9(a)) shall include:

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

          SECTION 1.3  Form of Documents Delivered to Trustee.  In any case
                       --------------------------------------
where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be Consolidated (with proper identification of each matter covered therein) and form one instrument.

          SECTION 1.4  Acts of Holders.
                       ---------------

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

          (c) The principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

          (d) If the Company shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture.

          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

          SECTION 1.5  Notices. Any notice or communication shall be
                       -------
sufficiently given if in writing and delivered in person, by facsimile and confirmed by overnight courier, or mailed by first-class mail addressed as follows:


if to the Company:


United Pan-Europe Communications N.V.
P.O. Box 74763
1070 BT Amsterdam
The Netherlands


Attention: General Counsel and Treasurer


Facsimile:  31 20 778 9841
Telephone:  31 20 778 9840


with a copy to:


Holme, Roberts & Owen LLP
Heathcoat House
20 Savile Row
London W1X 1AE
England


Attention:  Paul G. Thompson

Facsimile: 44 171 287 9344
Telephone: 44 171 494 5600


if to the Trustee or Paying Agent:


Citibank, N.A.
5 Carmelite Street
London EC4Y 0PA


copies of notices to the Trustee should also go to:


Citibank, N.A.
11 Old Jewry

London EC2R 8DU


Attention: Global Agency and Trust Services


Facsimile:  44 171 508 3879
Telephone:  44 171 508 3815


if to the Luxembourg Paying and Transfer Agent:


Banque International a Luxembourg
69 route d'Esch
Luxembourg L-2953
c/o the Trustee


     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed, first-class, postage prepaid, to a Holder including any notice delivered in connection with TIA Section 310(b), TIA
Section 313(c), TIA Section 314(a) and TIA Section 315(b), shall be mailed to him at his address as set forth on the Security Register and shall be sufficiently given to him if so mailed within the time prescribed. To the extent required by the TIA, any notice or communication shall also be mailed to any Person described in TIA Section 313(c).

     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 1.6  Notice to Holders; Waiver.  Where this Indenture provides
                       -------------------------
for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. As long as the Securities are listed on the Luxembourg Stock Exchange and notice is required by the rules of the Luxembourg Stock Exchange, such notice shall be sufficiently given by publication of such notice to Holders of the Securities in English will be in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxembourg Wort) or, if such publication is not practicable, in one other leading English language daily newspaper with general circulation in Europe, such newspaper being published on each business day in morning editions, whether or not it shall be published in Saturday, Sunday or holiday editions. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

          SECTION 1.7  Effect of Headings and Table of Contents.  The Article
                       ----------------------------------------
and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 1.8  Successors and Assigns.  All covenants and agreements in
                       ----------------------
this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

          SECTION 1.9  Separability Clause.  In case any provision in this
                       -------------------
Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 1.10 Benefits of Indenture.  Nothing in this Indenture or in
                       ---------------------
the Securities, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Security Registrar and their successors hereunder and the Holders any legal or equitable right, remedy or claim under this Indenture.

          SECTION 1.11 Governing Law.  This Indenture and the Securities shall
                       -------------
be governed by and construed in accordance with the law of the State of New York including without limitation Section 5-1401 and 5-1402 of the New York General Obligation Law and New York Civil Practice Laws and Rules 327(b), as applied to contracts made and performed within the State of New York, without regard to conflicts of law. The Company hereby irrevocably submits to the jurisdiction of any New York State court sitting in the borough of Manhattan in the city of New York or any federal court sitting in the borough of Manhattan in the city of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture and the Securities, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. The Company irrevocably waives, to the fullest extent they may effectively do so under applicable law, trial by jury and any objection which they may now or hereafter have to the laying of the venue of any such suit, action or proceeding bought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Trustee or any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

          SECTION 1.12 Conflict with Trust Indenture Act.  Prior to the issuance
                       ---------------------------------
of the Exchange Securities or the effectiveness of the Shelf Registration Statement, the Trust Indenture Act shall apply as a matter of contract to this Indenture for purposes of interpretation, construction and defining the rights and obligations hereunder. Upon the issuance of the Exchange Securities or the effectiveness of the Shelf Registration Statement, this Indenture shall be subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions. If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such provision or requirement of the Trust Indenture Act shall control.

          If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

          SECTION 1.13  Legal Holidays.  In any case where any Interest Payment
                        --------------
Date, Redemption Date, or Stated Maturity or Maturity of any Security shall not be a Business Day at a place of payment, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal of (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity or Maturity; provided that no interest shall accrue solely by virtue of such delay for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.

          SECTION 1.14  No Personal Liability of Board Members, Officers,
                        -------------------------------------------------
Employees and Shareholders.  No board member, director, officer, employee,
--------------------------
agent, authorized representative, incorporator or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a board member, director, officer, employee, agent, authorized representative, incorporator or shareholder of the Company. By accepting a Security, the Trustee on behalf of each Holder waives and releases all such liability (but only such liability). The waiver and release are part of the consideration for issuance of the Securities.

          SECTION 1.15  Independence of Covenants.  All covenants and agreements
                        -------------------------
in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

          SECTION 1.16  Exhibits.  All exhibits attached hereto are by this
                        --------
reference made a part hereof with the same effect as if herein set forth in full.

          SECTION 1.17  Counterparts.  This Indenture may be executed in any
                        ------------
number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

          SECTION 1.18  Duplicate Originals.  The parties may sign any number of
                        -------------------
copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          SECTION 1.19  Agent for Service; Submission to Jurisdiction; Waiver of
                       --------------------------------------------------------
Immunities.  By the execution and delivery of this Indenture, the Company (i)
----------
acknowledges that it has, by separate written instruments, designated and appointed CT Corporation System, 1633 Broadway, New York, NY 10019 ("CT Corporation System") (and any successor entity), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Indenture that may be instituted in any federal or state court in the Borough of Manhattan, City of New York, State of New York or brought under federal or state securities laws, and represent and warrant that CT Corporation System has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit or proceeding and (iii) agrees that service of process upon CT Corporation System and written notice of said service to the Company, in accordance with Section 1.5 shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect for as long as any of the Securities remain Outstanding (subject to the limitation set forth in clause (i)); provided, however, that the Company may, and to the extent CT Corporation System ceases to be able to be served on the basis contemplated herein shall, by written notice to the Trustee, designate such additional or alternative agent for service of process under this Section
1.19 that (i) maintains an office located in the Borough of Manhattan City of New York, State of New York, and (ii) is either (x) United States counsel for the Company or (y) a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business. Such written notice shall identify the name of such agent for service of process and the address of the office of such agent for service of process in the Borough of Manhattan, City of New York, State of New York.

     To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court of (i) any jurisdiction in which the Company owns or leases property or assets, (ii) the United States or the State of New York or
(iii) the Netherlands or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property and assets or this Agreement or any of the Notes or actions to enforce judgments in respect of any thereof, the Company hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

          SECTION 1.20  Judgment Currency.  The Company hereby agrees to
                        -----------------
indemnify the Trustee, its directors, its officers and each person, if any, who controls the Trustee within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act against any loss incurred by such person as a result of any judgment or order being given or made against the Company for any U.S. Dollar amount due under this Agreement and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than U.S. Dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. Dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which such party on the date of payment of such judgment or order is able to purchase U.S. Dollars with the amount of the Judgment Currency actually received by such party. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, U.S. Dollars.


                                  ARTICLE II

                                 SECURITY FORMS

          SECTION 2.1  Forms Generally.  The Securities and the Trustee's
                       ---------------
certificate of authentication with respect thereto shall be in substantially the form set forth in Exhibit A hereto with respect to the Dollar Denominated Securities and Exhibit B hereto with respect to the Euro Denominated Securities, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or system on which the Securities may be listed or eligible for trading or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

          The Certificated Securities shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner permitted by the rules of any securities exchange or system on which the Securities may be listed or eligible for trading, all as determined by the managing directors, officers and authorized representatives of the Company executing such Securities, as evidenced by their execution of such Securities.


                                  ARTICLE III

                                 THE SECURITIES

          SECTION 3.1  Title and Terms.  The aggregate principal amount of
                       ---------------
Dollar Denominated Securities and Euro Denominated Securities which may be authenticated and delivered under this Indenture is initially limited to $600,000,000 and (Euro)200,000,000, respectively, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 3.4, 3.5, 3.6, 9.6, 10.10, 10.16 or 11.8.

          The Initial Securities shall be known and designated as the "$600,000,000 11 1/4% Series A Senior Notes due 2010" and the
"(Euro)200,000,000 11 1/4% Series A Senior Notes due 2010" and the Exchange Securities shall be known as the "$600,000,000 11 1/4% Series B Senior Notes" and the "(Euro)200,000,000 11 1/4% Series B Senior Notes". The final Stated Maturity of the Securities shall be February 1, 2010. Except as set forth in the next paragraph of this Section 3.1, interest on the Dollar Denominated Securities will accrue at a rate of 11 1/4% per annum from January 20, 2000 or from the most recent Interest Payment Date to which cash interest has been paid or duly provided for, and will be payable semiannually in arrears on February 1 and August 1 of each year, commencing August 1, 2000 to the Holders of record on the immediately preceding Regular Record Date. Except as set forth in the next paragraph of this Section 3.1, interest on the Euro Denominated Securities will accrue at a rate of 11 1/4% per annum from January 20, 2000 or from the most recent Interest Payment Date to which cash interest has been paid or duly provided for, and will be payable semiannually in arrears on February 1 and August 1 of each year, commencing August 1, 2000 to the Holders of record on the immediately preceding Regular Record Date. Interest on the Securities will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          In the event that, at any time prior to 180 days following the Issue Date, the Company (x) issues or sells, or (y) offers or negotiates to issue or sell, for cash, any debt securities (other than debt securities convertible or exchangeable into Capital Stock of the Company) to Qualified Institutional Buyers who, as a regular part of their business, purchase debt securities comparable to the Securities or the Other Senior Notes (any of the events described in (x) or (y) at any time during such 180 day period, an "Interest Rate Adjustment Event"), the interest rate otherwise applicable to the Securities shall, on and after the date of such Interest Rate Adjustment Event, be increased by 25 basis points such that, on and after the date of such Interest Rate Adjustment Event, interest on the Dollar Denominated Securities will accrue at a rate of 11 1/2% per annum. Any amounts owing as a result of such increase shall be paid to the Holders of record as of the Regular Record Date next following any such Interest Rate Adjustment Event, on the immediately following Interest Payment Date, and thereafter will be payable semiannually in arrears on February 1 and August 1 of each year to the Holders of record on the immediately preceding Regular Record Date.

          Promptly following the occurrence of an Interest Rate Adjustment Event, the Company shall give notice of the occurrence thereof to the Trustee, to the Paying Agent and to each Holder of Securities in the manner provided for in Section 1.6. Such notice shall include the amount to be paid to the Holders of record as of such Regular Record Date on the next following Interest Payment Date.

          Principal of, premium, if any, and interest on the Securities will be payable, and the Securities may be exchanged or transferred, at the office or agency of the Company in The City of New York and in London, which, unless otherwise provided by the Company, will be the offices of the Trustee. At the option of the Company, interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register.

          The Securities shall be redeemable as provided in Article Eleven.

          At the election of the Company, the entire Indebtedness on the Securities or certain of the Company's obligations and covenants and certain Events of Default thereunder may be defeased as provided in Article Twelve.

          The Securities will be general, senior, unsecured obligations of the Company, ranking pari passu in right of payment with each other.

          SECTION 3.2  Denominations.   The Securities (including any Global
                       -------------
Security) shall be issuable only in registered form without coupons and only in denominations of US$1,000 in the case of the Dollar Denominated Securities or
(Euro)1,000 in the case of Euro Denominated Securities or any integral multiple of US$1,000 or (Euro)1,000, as the case may be, above such amount. The Securities shall not be issuable in bearer form. No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          SECTION 3.3  Execution, Authentication, Delivery and Dating.
                       ----------------------------------------------

          (a) The Securities shall be executed on behalf of the Company by its Chief Executive Officer, its President, a Vice President or a managing director (being an executive officer of the Company with due authority granted by the management board of the Company to execute Securities) of the Company. The signature of any of these officers or directors on the Securities may be manual or facsimile signatures of the present or any future such authorized officer or director and may be imprinted or otherwise reproduced on the Securities.

          Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers or directors of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities. In addition, any Security may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Security, shall be the proper officers or directors of the Company, although at the date of such Security or of the execution of this Indenture any such Person was not such officer or director.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities.

          Each Security shall be dated the date of its authentication. No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

          On the Issue Date the Trustee shall authenticate Initial Securities for original issue in the aggregate principal amount not to exceed $600,000,000 and (Euro)200,000,000, respectively, upon a written order of the Company in the form of an Officer's Certificate. Such order shall specify the amount of the Initial Securities to be authenticated and the date on which the original issue of Initial Securities is to be authenticated. In addition, the Trustee shall authenticate Exchange Securities for original issue in the aggregate principal amount of up to $600,000,000 and (Euro)200,000,000, in each case upon a written order of the Company in the form of an Officer's Certificate, provided that such Exchange Securities shall be issuable only upon the valid surrender for cancellation of Initial Securities of a like aggregate principal amount in accordance with the Registration Rights Agreement. The Officer's Certificate shall specify the amount of Exchange Securities to be authenticated and the date on which the Exchange Securities are to be authenticated. Upon the written order of the Company in the form of an Officer's Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

          (b) The terms and provisions contained in the form of Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          (c) Restricted Global Securities.  (i)  The Initial Securities offered
              ----------------------------
and sold in reliance on Rule 144A shall be issued in the form of one or more global securities (the "Restricted Global Security") in definitive, fully registered form without interest coupons, with such applicable legends as are provided for in Exhibit A hereto, except as otherwise permitted herein.

               (ii) Each Restricted Dollar Denominated Global Security shall be registered in the name of DTC or its nominee and deposited with the Trustee, at its Corporate Trust Office, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a Restricted Dollar Denominated Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC, in connection with a corresponding decrease or increase in the aggregate principal amount of a Dollar Denominated Security that is a Regulation S Global Security (a "Regulation S Dollar Denominated Global Security") or a Dollar Denominated Security that is an Unrestricted Global Security (an "Unrestricted Dollar Denominated Global Security"), as hereinafter provided.

                    (iii) Each Restricted Euro Denominated Global Security shall be registered in the name of the Common Depositary or its nominee and deposited with the Common Depositary, on behalf of Euroclear and Cedelbank, duly executed by the Company and authenticated by the Trustee as hereinafter provided for credit to the respective accounts of Euroclear and Cedelbank. The aggregate principal amount of a Restricted Euro Denominated Global Security may from time to time be increased or decreased by adjustments made on the records of the Common Depositary, in connection with a corresponding decrease or increase in the aggregate principal amount of a Euro Denominated Security that is a Regulation S Global Security (a "Regulation S Euro Denominated Global Security") or a Euro Denominated Security that is an Unrestricted Global Security (an "Unrestricted Euro Denominated Global Security"), as hereinafter provided.

               (d)  Regulation S Global Securities. (i) Initial Securities
                    ------------------------------
     offered and sold in reliance on Regulation S shall be initially issued in the form of one or more Global Securities in definitive, fully registered form without interest coupons, with such applicable legends as are provided for in Exhibit A hereto, except as otherwise permitted herein. Until such time as the Restricted Period shall have terminated, such Global Securities shall be referred to herein as the "Regulation S Global Security." After such time as the Restricted Period shall have terminated, such Regulation S Global Securities shall be referred to herein, as the "Unrestricted Global Securities."

                    (ii) Each Regulation S Dollar Denominated Global Security and Unrestricted Dollar Denominated Global Security shall be registered in the name of DTC or its nominee and deposited with the Trustee, at its Corporate Trust Office, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as herein after provided, for credit to the respective accounts at DTC of the depositaries for Euroclear or Cedelbank. The aggregate principal amount of each Regulation S Dollar Denominated Global Security (or Unrestricted Dollar Denominated Global Security) may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC, in connection with a corresponding decrease or increase in the aggregate principal amount of a Restricted Dollar Denominated Global Security, as hereinafter provided.

                    (iii) The Regulation S Euro Denominated Global Security and Unrestricted Euro Denominated Global Security shall be registered in the name of the Common Depositary or its nominee and deposited with the Common Depositary, as custodian for Euroclear and Cedelbank, duly executed by the Company and authenticated by the Trustee as hereinafter provided, for credit to the respective accounts of Euroclear and Cedelbank. The aggregate principal amount of a Regulation S Euro Denominated Global Security or an Unrestricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Common Depositary, as custodian for Euroclear and Cedelbank, in connection with a corresponding decrease or increase in the aggregate principal amount of a Restricted Euro Denominated Global Security, as hereinafter provided.

               (e) The Exchange Dollar Denominated Securities and the Exchange Euro Denominated Securities which are issued in exchange for initial Dollar Denominated Securities and initial Euro Denominated Securities respectively shall be issued initially in the form of one or more permanent Global Securities in definitive, fully registered form without interest coupons, substantially in the form set forth in Exhibit A and Exhibit B respectively, deposited with the Trustee, as custodian for DTC in the case of the Exchange Dollar Denominated Securities, and deposited with the Common Depositary, on behalf of Euroclear and Cedelbank in the case of the Exchange Euro Denominated Securities, and shall bear the applicable legends relating to Global Securities set forth in Exhibit A and Exhibit B that are required to appear on such Securities. Exchange Dollar Denominated Securities and Exchange Euro Denominated Securities shall constitute Unrestricted Securities.

               (f) In case the Company, pursuant to Article Eight, shall be Consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any

Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

          SECTION 3.4  Temporary Securities.  Pending the preparation of
                       --------------------
definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

          If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 10.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

          SECTION 3.5  Registration, Registration of Transfer and Exchange.  The
                       ---------------------------------------------------
Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.2 being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers and exchange of Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Security Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the "Security Registrar") for the purpose of registering Securities and transfers and exchanges of Securities as herein provided.

          Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 10.2, the Company shall execute, the Trustee shall authenticate and deliver, and the Security Registrar shall register, if the requirements, of such transfer are met, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations of a like aggregate principal amount.

          At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination and of a like currency and aggregate principal amount (including an exchange of Initial Securities for Exchange securities), upon surrender of the Securities to be exchanged at such office or agency provided that Dollar Denominated Securities may not be exchanged for Euro Denominated Securities, and vice versa. Whenever any Securities are so surrendered for exchange, the Company shall execute, the Trustee shall authenticate and deliver, and the Security Registrar shall register, the Securities which the Holder making the exchange is entitled to receive, provided that no exchange of Initial Securities for Exchange Securities shall occur until an Exchange Registration Statement shall have been declared effective by the SEC (confirmed in an Officer's Certificate) and that the Initial Securities to be exchanged for the Exchange Securities shall be cancelled by the Trustee.

          All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

          Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.4, 9.6, 10.10, 10.16 or 11.8 not involving any transfer.

          The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the selection of Securities to be redeemed under Section 11.4 and ending at the close of business on the day of such mailing of the relevant notice of redemption or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

          SECTION 3.6  Mutilated, Destroyed, Lost and Stolen Securities.  If (i)
                       ------------------------------------------------
any mutilated Security is surrendered to the Trustee or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously Outstanding.

          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

          Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Security issued pursuant to this Section 3.6 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          The provisions of this Section 3.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

          SECTION 3.7  Payment of Interest; Interest Rights Preserved. Interest
                       ----------------------------------------------
on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 10.2; provided, however, that each installment of interest may at the Company's option be paid
(i) by mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 3.8, to the address of such Person as it appears in the Security Register, or (ii) by wire transfer of such interest in immediately available funds to an account, in the case of the Dollar Denominated Securities, located in the United States maintained by the DTC, and, in the case of the Euro Denominated Securities, to an account located in Europe.

          Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") must be paid by the Company, at its election in each case, as provided in paragraph (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of U.S. Dollars (in the case of the Dollar Denominated Securities) or European Legal Tender (in the case of the Euro Denominated Securities) equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such U.S. Dollars (in the case of the Dollar Denominated Securities) or European Legal Tender (in the case of the Euro Denominated Securities) when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 1.6, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following paragraph(2).

          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or system on which the Securities may be listed or eligible for trading, and upon such notice as may be required by such exchange or system, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

          SECTION 3.8  Persons Deemed Owners.  Prior to the due presentment of
                       ---------------------
a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections
3.5 and 3.7) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

          SECTION 3.9  Cancellation.  All Securities surrendered for payment,
                       ------------
redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to the Company unless by Company Order the Company shall direct that cancelled Securities be returned to it.

          SECTION 3.10  Computation of Interest.  Interest on the Securities
                        -----------------------
shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

          SECTION 3.11  "CUSIP" and/or "ISIN" Numbers.  The Company in issuing
                        -----------------------------
the Securities may use a "CUSIP" and/or "ISIN" number (if then generally in use), and if so, the Trustee and the Common Depositary shall use "CUSIP" and/or "ISIN" numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of such numbers either as printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee and the Common Depositary in writing of any change in the "CUSIP" or "ISIN" numbers of the Securities.

          SECTION 3.12  Book-Entry Provisions for Global Securities,
                        -------------------------------------------
Certificated Securities.
-----------------------

          Except as indicated below in this Section 3.12, the Securities shall be represented only by Global Securities. The Global Securities shall be deposited with a Depositary for such Securities (and shall be registered in the name of such Depositary or its nominee). The Depositary for the Dollar Denominated Securities shall be DTC unless the Company appoints a successor Depositary by delivery of a Company Order to the Trustee specifying such successor Depositary. The Depositary for the Euro Denominated Securities shall be Citibank, N.A. unless Euroclear and Cedelbank appoint a successor Depositary (which shall be the "Common Depositary").

          All payments on a Dollar Denominated Global Security will be made to DTC or its nominee, as the case may be, as the registered owner and Holder of such Dollar Denominated Global Security. All payments on a Euro Denominated Global Security will be made to the order of the Common Depositary or its nominee, as the case may be, as the registered holder of such Euro Denominated Global Security. In each case, the Company will be fully discharged by payment to or to the order of such Depositary from any responsibility or liability in respect of each amount so paid. Upon receipt of any such payment in respect of a Dollar Denominated Global Security, DTC will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Dollar Denominated Global Security as shown on the records of DTC. The Common Depositary will instruct the Euro Paying Agent to make payments in respect of the Euro Denominated Securities to Euroclear and Cedelbank in amounts proportionate to their respective beneficial interests in the principal amount of each Euro Denominated Global Security, and Euroclear and Cedelbank will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of Euroclear and Cedelbank.

          Unless and until it is exchanged in whole or in part for Certificated Securities, a Global Security may not be transferred except as a whole by the relevant Depositary or nominee thereof to another nominee of the Depositary or to a successor of the Depositary or a nominee of such successor.

          Owners of beneficial interests in Global Securities shall be entitled or required, as the case may be, but only under the circumstances described in this Section 3.12, to receive physical delivery of Certificated Securities.

          Interests in a Global Security shall be exchangeable or transferable, as the case may be, for Certificated Securities if (i) in the case of a Dollar Denominated Global Security, DTC notifies the Company that it is unwilling or unable to continue as Depositary for such Dollar Denominated Global Security, or DTC ceases to be a "Clearing Agency" registered under the United States Securities Exchange Act of 1934, and a successor depositary is not appointed by the Company within one hundred and twenty (120) days, (ii) in the case of a Euro Denominated Global Security, Euroclear and Cedelbank notify the Company that they are unwilling or unable to continue as clearing agencies for such Euro Denominated Global Security, (iii) in the case of a Euro Denominated Global Security, the Common Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Euro Denominated Global Security, and a successor Common Depositary is not appointed within one hundred and twenty
(120) days or (iv) in the case of any Global Security, an Event of Default has occurred and is continuing with respect thereto and the owner of a beneficial interest therein requests such exchange or transfer. Upon the occurrence of any of the events described in the preceding sentence, the Company shall cause the appropriate Certificated Securities to be delivered to the owners of beneficial interests in the Global Securities or the Participants in DTC, Euroclear or Cedelbank through which such owners hold their beneficial interest. Certificated Securities shall be exchangeable or transferable for interests in other Certificated Securities as described herein.

          SECTION 3.13  Transfer and Exchange of Securities.
                        -----------------------------------

          (a) Obligations with Respect to Transfers and Exchanges of Securities.
              -----------------------------------------------------------------
Upon surrender for registration of transfer of any Security of a series to the appropriate Registrar, and subject to the other provisions of this Section 3.13, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of such series of any authorized denominations and of a like aggregate principal amount.

          At the option of the Holder, and subject to the other provisions of this Section 3.13, Securities of any series may be exchanged for other Securities of such series of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, and subject to the other provisions of this Section 3.13, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

          All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same Indebtedness, and subject to the other provisions of this Section 3.13, entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

          Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Trustee or the Common Depositary) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company or the appropriate Registrar and be duly executed by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or governmental charge payable in connection with any registration of transfer or exchange of Securities.

          (b)  Transfer and Exchange of Dollar Denominated Global Securities.
               -------------------------------------------------------------
Notwithstanding any provisions of this Indenture or the Securities, transfers of a Dollar Denominated Global Security, in whole or in part, transfers and exchanges of interests therein of the kinds described in clauses (ii), (iii) and
(iv) below and exchange of interests in Dollar Denominated Global Securities or of other Dollar Denominated Securities as described in clause (v) below, shall be made only in accordance with this Section 3.13(b). Transfers and exchanges subject to this Section 3.13 shall also be subject to the other provisions of this Indenture that are not inconsistent with this Section 3.13.

               (i) General.  A Dollar Denominated Global Security may not be
                   -------
     transferred, in whole or in part, to any Person other than DTC or a nominee thereof or a successor to DTC or its nominee, and no such transfer to any such other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Dollar Denominated Security that is issued in exchange for a Dollar Denominated Global Security but is not itself a Dollar Denominated Global Security. No transfer of a Dollar Denominated

     Security of any series to any Person shall be effective under this Indenture or the Dollar Denominated Securities of such series unless and until such Dollar Denominated Security has been registered in the name of such Person. Nothing in this Section 3.13(b)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Dollar Denominated Global Security effected in accordance with the other provisions of this
     Section 3.13(b).

               (ii)  Restricted Global Security to Regulation S Global Security.
                     ----------------------------------------------------------
     If the Holder of a beneficial interest in a Restricted Dollar Denominated Global Security of any series wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Dollar Denominated Global Security of such series, such transfer may be effected, subject to the rules and procedures of DTC, Euroclear and Cedelbank, in each case to the extent applicable (the "Applicable Procedures"), only in accordance with the provisions of this
     Section 3.13(b)(ii). Upon receipt by the Dollar Registrar of (A) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Dollar Registrar, to credit or cause to be credited to a specified Agent Member's account a beneficial interest in a Regulation S Dollar Denominated Global Security in a principal amount equal to that of the beneficial interest in a Restricted Dollar Denominated Global Security to be so transferred; (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and/or the Euroclear or Cedelbank account, as the case may be) to be credited with, and the account of the Agent Member to be debited for, such beneficial interest; and (C) a certificate in substantially the form set forth in Exhibit C given by the Holder of such beneficial interest, the principal amount of a Restricted Dollar Denominated Global Security shall be reduced, and the principal amount of a Regulation S Dollar Denominated Global Security shall be increased, by the principal amount of the beneficial interest in a Restricted Dollar Denominated Global Security to be so transferred, in each case by means of an appropriate adjustment on the records of the Dollar Registrar, and the Dollar Registrar shall instruct DTC or its authorized representative to make a corresponding adjustment to its records and to credit or cause to be credited to the account of the Person specified in such instructions (which shall be the Agent Member for Euroclear or Cedelbank or both, as the case may be) a beneficial interest in a Regulation S Dollar Denominated Global Security having a principal amount equal to the amount so transferred.

               (iii)  Restricted Dollar Denominated Global Security to
                      ------------------------------------------------
     Unrestricted Dollar Denominated Global Security.  If the Holder of a
     -----------------------------------------------
     beneficial interest in a Restricted Dollar Denominated Global Security of any series wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in an Unrestricted Dollar Denominated Global Security of such series, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 3.13(b)(iii). Upon receipt by the Dollar Registrar, of (A) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Dollar Registrar to credit or cause to be credited to a specified Agent Member's account a beneficial interest in an Unrestricted Dollar Denominated Global Security in a principal amount equal to that of the beneficial interest in a Restricted Dollar Denominated Global Security to be so transferred, (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and, if applicable, the Euroclear or Cedelbank account, as the case may be) to be credited with, and the account of the Agent Member to be debited for, such beneficial interest, and (C) a certificate in substantially the form set forth in Exhibit D given by the Holder of such beneficial interest, the principal amount of the Restricted Dollar Denominated Global Security shall be reduced, and the principal amount of an Unrestricted Dollar Denominated Global Security shall be increased, by the principal amount of the beneficial interest in a Restricted Global Dollar Denominated Security to be so transferred, in each case by means of an appropriate adjustment on the records of the Dollar Registrar and the Dollar Registrar shall instruct DTC or its authorized representative to make a corresponding adjustment to its records and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in an Unrestricted Dollar Denominated Global Security having a principal amount equal to the amount so transferred.

               (iv)  Regulation S Dollar Denominated Global Security or
                     --------------------------------------------------
     Unrestricted Dollar Denominated Global Security to Restricted Dollar
     --------------------------------------------------------------------
     Denominated Global Security.  If the Holder of a beneficial interest in a
     ---------------------------
     Regulation S Dollar Denominated Global Security of any series or an Unrestricted Dollar Denominated Global Security of any series wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Restricted Dollar Denominated Global Security of such series, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 3.13(b)(iv). Upon receipt by the Dollar Registrar of (A) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Dollar Registrar to credit or cause to be credited to a specified Agent Member's account a beneficial interest in a Restricted Dollar Denominated Global Security in a principal amount equal to that of the beneficial interest in a Regulation S Dollar Denominated Global Security or an Unrestricted Dollar Denominated Global Security to be so transferred, (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with, and the account of the Agent Member (and, if applicable, the Euroclear or Cedelbank account, as the case may be) to be debited for, such beneficial interest, and (C) with respect to a transfer of a beneficial interest in a Regulation S Dollar Denominated Global Security (but not an Unrestricted Dollar Denominated Global Security) to a Person whom the transferor reasonably believes is a QIB, a certificate in substantially the form set forth in Exhibit E given by the Holder of such beneficial interest, the principal amount of a Restricted Dollar Denominated Global Security shall be increased, and the principal amount of a Regulation S Dollar Denominated Global Security or an Unrestricted Dollar Denominated Global Security shall be reduced, by the principal amount of the beneficial interest in a Restricted Dollar Denominated Global Security to be so transferred, in each case by means of an appropriate adjustment on the records of the Dollar Registrar and the Dollar Registrar shall instruct DTC or its authorized representative to make a corresponding adjustment to its records and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Restricted Dollar

     Denominated Global Security having a principal amount equal to the amount so transferred.

               (v)   Exchanges of Dollar Denominated Global Security for Dollar
                     ----------------------------------------------------------
     Denominated Non-Global Security.  In the event that a Dollar Denominated
     -------------------------------
     Global Security or any portion thereof is exchanged for Dollar Denominated Securities other than Dollar Denominated Global Securities, such other Dollar Denominated Securities may in turn be exchanged (on transfer or otherwise) for Securities that are not Dollar Denominated Global Securities or for beneficial interests in a Dollar Denominated Global Security (if any is then Outstanding) only in accordance with such procedures, which shall be substantially consistent with the provisions of clauses (i) through (iv) above and (vi) below (including the certification requirements intended to insure that transfers and exchanges of beneficial interests in a Dollar Denominated Global Security comply with Rule 144A, Rule 144 or Regulation S, as the case may be) and any Applicable Procedures, as may be from time to time adopted by the Company and the Trustee.

               (vi)  Interest in Regulation S Dollar Denominated Global Security
                     -----------------------------------------------------------
     to be Held Through Euroclear or Cedelbank.  Until the termination of the
     -----------------------------------------
     Restricted Period with respect thereto, interests in a Regulation S Global Security may be held only through Agent Members acting for and on behalf of Euroclear and Cedelbank, provided that this clause (vi) shall not prohibit any transfer in accordance with Section 3.13(b)(iv) hereof.

          (c)  Transfer and Exchange of Euro Denominated Global Securities.
               -----------------------------------------------------------
Notwithstanding any provisions of this Indenture or the Euro Denominated Securities, transfers of a Euro Denominated Global Security, in whole or in part, transfers and exchanges of interests therein of the kinds described in clauses (ii), (iii) and (iv) below and exchange of interests in Euro Denominated Global Securities or of other Euro Denominated Securities as described in clause
(v) below, shall be made only in accordance with this Section 3.13(c). Transfers and exchanges subject to this Section 3.13 shall also be subject to the other provisions of this Indenture that are not inconsistent with this Section 3.13.

               (i)   General.  A Euro Denominated Global Security may not be
                     -------
     transferred, in whole or in part, to any Person other than the Common Depositary or a nominee thereof or a successor Common Depositary or its nominee, and no such transfer to any such other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Euro Denominated Security that is issued in exchange for a Euro Denominated Global Security but is not itself a Euro Denominated Global Security. No transfer of a Euro Denominated Security to any Person shall be effective under this Indenture or the Euro Denominated Securities unless and until such Euro Denominated Security has been registered in the name of such Person. Nothing in this Section 3.13(c)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Euro Denominated Global Security effected in accordance with the other provisions of this
     Section 3.13(c).

               (ii)  Restricted Euro Denominated Global Security to Regulation S
                     -----------------------------------------------------------
     Euro Denominated Global Security.  If the Holder of a beneficial interest
     --------------------------------
     in a Restricted Euro Denominated Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Euro Denominated Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 3.13(c)(ii). Upon receipt by the Euro Registrar of (A) written instructions given in accordance with the Applicable Procedures from Euroclear or Cedelbank directing the Euro Registrar to credit or cause to be credited to Euroclear's or Cedelbank's account a beneficial interest in a Regulation S Euro Denominated Global Security in a principal amount equal to that of the beneficial interest in a Restricted Euro Denominated Global Security to be so transferred; (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of Euroclear or Cedelbank to be credited with, and the account of Euroclear or Cedelbank to be debited for, such beneficial interest and (C) a certificate in substantially the form set forth in Exhibit C given by the Holder of such beneficial interest, the principal amount of a Restricted Euro Denominated Global Security shall be reduced, and the principal amount of a Regulation S Euro Denominated Global Security shall be increased, by the principal amount of the beneficial interest in a Restricted Euro Denominated Global Security to be so transferred, in each case by means of an appropriate adjustment on the records of the Euro Registrar and the Euro Registrar shall instruct the Common Depositary or its authorized representative to make a corresponding adjustment to its records and to credit or cause to be credited to the account of Euroclear or Cedelbank a beneficial interest in a Regulation S Euro Denominated Global Security having a principal amount equal to the amount so transferred.

               (iii) Restricted Euro Denominated Global Security to Unrestricted
                     -----------------------------------------------------------
     Euro Denominated Global Security. If the Holder of a beneficial interest
     --------------------------------
     in a Restricted Euro Denominated Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in an Unrestricted Euro Denominated Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 3.13(c)(iii). Upon receipt by the Euro Registrar of (A) written instructions given in accordance with the Applicable Procedures from Euroclear or Cedelbank directing the Euro Registrar to credit or cause to be credited to Euroclear's or Cedelbank's account a beneficial interest in an Unrestricted Euro Denominated Global Security in a principal amount equal to that of the beneficial interest in a Restricted Euro Denominated Global Security to be so transferred, (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of Euroclear or Cedelbank to be credited with, and the account of Euroclear or Cedelbank to be debited for, such beneficial interest and (C) a certificate in substantially the form set forth in Exhibit D given by the Holder of such beneficial interest, the principal amount of the Restricted Euro Denominated Global Security shall be reduced, and the principal amount of an Unrestricted Euro Denominated Global Security shall be increased, by the principal amount of the beneficial interest in a Restricted Euro Denominated Global Security to be so transferred, in each case by means of an appropriate adjustment on the records of the Euro Registrar and the Euro Registrar shall instruct the Common Depositary or its authorized representative to make a corresponding adjustment to its records and to credit or cause to be credited to the account of Euroclear or Cedelbank a beneficial interest in a Regulation S Euro Denominated Global Security having a principal amount equal to the amount so transferred.

               (iv)  Regulation S Euro Denominated Global Security or
                     ------------------------------------------------
     Unrestricted Euro Denominated Global Security to Restricted Euro
     ----------------------------------------------------------------
     Denominated Global Security. If the Holder of a beneficial interest in a
     ---------------------------
     Regulation S Euro Denominated Global Security or an Unrestricted Euro Denominated Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Restricted Euro Denominated Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 3.13(c)(iv). Upon receipt by the Euro Registrar of (A) written instructions given in accordance with the Applicable Procedures from Euroclear or Cedelbank directing the Euro Registrar to credit or cause to be credited to Euroclear's or Cedelbank's account a beneficial interest in a Restricted Euro Denominated Global Security in a principal amount equal to that of the beneficial interest in a Regulation S Euro Denominated Global Security or an Unrestricted Euro Denominated Global Security to be so transferred, (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of Euroclear or Cedelbank to be credited with, and the account of Euroclear or Cedelbank to be debited for, such beneficial interest and (C) with respect to a transfer of a beneficial interest in a Regulation S Euro Denominated Global Security (but not an Unrestricted Euro Denominated Global Security) to a Person whom the transferor reasonably believes is a QIB, a certificate in substantially the form set forth in Exhibit E given by the Holder of such beneficial interest, the principal amount of a Restricted Euro Denominated Global Security shall be increased, and the principal amount of a Regulation S Euro Denominated Global Security or an Unrestricted Euro Denominated Global Security shall be reduced, by the principal amount of the beneficial interest in a Restricted Euro Denominated Global Security to be so transferred, in each case by means of an appropriate adjustment on the records of the Euro Registrar and the Euro Registrar shall instruct the Common Depositary or its authorized representative to make a corresponding adjustment to its records and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in a Restricted Euro Denominated Global Security having a principal amount equal to the amount so transferred.

               (v)   Exchanges of Euro Denominated Global Security for Euro
                     ------------------------------------------------------
     Denominated Non-Global Security.  In the event that a Euro Denominated
     -------------------------------
     Global Security or any portion thereof is exchanged for Securities other than Euro Denominated Global Securities, such other Securities may in turn be exchanged (on transfer or otherwise) for Securities that are not Euro Denominated Global Securities or for beneficial interests in a Euro Denominated Global Security (if any is then Outstanding) only in accordance with such procedures, which shall be substantially consistent with the provisions of clauses (i) through (iv) above and (vi) below (including the certification requirements intended to insure that transfers and exchanges of beneficial interests in a Euro Denominated Global Security comply with Rule 144A, Rule 144 or Regulation S, as the case may be) and any Applicable Procedures, as may be from time to time adopted by the Company and the Trustee.

               (vi)  Interest in Euro Denominated Global Security to be Held
                     -------------------------------------------------------
     Through Euroclear or Cedelbank.  Interests in a Euro Denominated Global
     ------------------------------
     Security may be held only through Agent Members acting for and on behalf of Euroclear and Cedelbank, provided that this clause (vi) shall not prohibit any transfer in accordance with Section 3.13(c)(iv) hereof.

          (d)  Legends.  Each Restricted Security and Global Security issued
               -------
hereunder shall, upon issuance, bear the legends set forth in Exhibit A hereto that are required to be applied to such a Security and such required legends shall not be removed from such Security except as provided in the next sentence or Section 3.13(e). The legend required for a Restricted Security may be removed from a Security if there is delivered to the Company and the appropriate Registrar such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York, as may be reasonably required by the Company that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Security will not violate the registration requirements of the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Company, shall authenticate and deliver in exchange for such Security another security or securities having an equal aggregate principal amount that does not bear such legend. If such a legend required for a Restricted Security has been removed from a Security as provided above, it shall not be a Restricted Security and no other Security issued in exchange for all or any part of such Security shall bear such legend, unless the Company has reasonable cause to believe that such other security is a "restricted security" within the meaning of Rule 144 and instructs the Trustee in writing to cause a legend to appear thereon.

          (e)  Global Securities.  The provisions of clauses (i), (ii), (iii),
               -----------------
and (iv) below shall apply only to Global Securities;

               (i)   General.  Each Global Security authenticated under this
                     -------
     Indenture shall be registered in the name of the appropriate Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor.

               (ii)  Transfer to Persons other than Depositary. Notwithstanding
                     -----------------------------------------
     any other provision in this Indenture or the Securities, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the appropriate Depositary or a nominee thereof unless (A) in the case of a Dollar Denominated Global Security, DTC notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security, or DTC ceases to be a "Clearing Agency" registered under the United States Securities Exchange Act of 1934, and a successor depositary is not appointed by the Company within one hundred and twenty (120) days, (B) in the case of a Euro Denominated Global Security, Euroclear and Cedelbank notify the Company that they are unwilling or unable to continue as clearing agencies for such Euro Denominated Global Security, (C) in the case of a Euro Denominated Global Security, the Common Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Euro Denominated Global Security, and a successor Common Depositary is not appointed within one hundred and twenty (120) days or (D) in the case of any Global Security, an Event of Default has occurred and is continuing with respect thereto and the owner of a beneficial interest therein requests such exchange or transfer. Any Global Security exchanged pursuant to clause (A), (B) or (C) above shall be so exchanged in whole and not in part and any Global Security exchanged pursuant to clause (D) above may be exchanged in whole or from time to time in part as directed by DTC. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security, provided that any such Security so issued that is registered in the name of a Person other than the appropriate Depositary or a nominee thereof shall not be a Global Security.

               (iii)  Global Security to Certificated Security. Securities
                      ----------------------------------------
     issued in exchange for a Global Security or any portion thereof pursuant to clause (ii) above shall be issued in definitive, fully registered form without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the appropriate Depositary shall designate and shall bear any legends required hereunder. Any Global Security to be exchanged in whole shall be surrendered by the appropriate Depositary to the Security Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, in the case of a Dollar Denominated Global Security, if the Trustee is acting as custodian for DTC or its nominee with respect to such Global Security or, in the case of a Euro Denominated Global Security, if the Common Depositary is acting as Depositary for Euroclear and Cedelbank, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee, as Authenticating Agent, or of the Common Depositary. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the appropriate Depositary or an authorized representative thereof.

               (iv) In the event of the occurrence of any of the events specified in clause (ii) above, the Company will promptly make available to the Trustee a supply of Certificated Securities in definitive, fully registered form, without interest coupons, sufficient to meet the Trustee's requirements hereunder.

               (v)   No Rights of Agent Members in Global Security.  No Agent
                     ---------------------------------------------
     Member of any Depositary nor any other Persons on whose behalf Agent Members may act (including Euroclear and Cedelbank and account Holders and Participants therein) shall have any rights under the Indenture with respect to any Global Security, or under any Global Security, and each Depositary or its nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the applicable Depositary or such nominee, as the case may be, or impair, as between DTC, Euroclear and Cedelbank, their respective Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Security.

          SECTION 3.1  Special Transfer Provisions.
                       ---------------------------

          (a)  Transfers to Institutional Accredited Investors.  If Securities
               -----------------------------------------------
are being transferred to an Institutional Accredited Investor, the Securities shall be accompanied by delivery of a transferee certificate for Institutional Accredited Investors substantially in the form of Exhibit H hereto and an opinion of counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act.

          (b)  Other Transfers.  If a Holder proposes to transfer a Security
               ---------------
pursuant to any exemption from the registration requirements of the Securities Act other than as provided for above, the Security Registrar shall only register such transfer or exchange if such transferor delivers to the Security Registrar and the Trustee an Opinion of Counsel satisfactory to the Company and the Security Registrar that such transfer is in compliance with the Securities Act and the terms of this Indenture; provided that the Company may, based upon the opinion of its counsel, instruct the Security Registrar by a Company Order not to register such transfer in any case where the proposed transferee is not a QIB, an Institutional Accredited Investor or a non-U.S. Person.

          (c)  General.  By its acceptance of any Security bearing Legends, each
               -------
Holder of such a Security acknowledges the restrictions on transfer of such

Security set forth in this Indenture and in the Legends and agrees that it will transfer such Security only as provided in this Indenture.

          The Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 3.12 or this Section
3.14 for a period of two years, after which time such letters, notices and other written communications shall at the written request of the Company be delivered to the Company. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Security Registrar.

                                  ARTICLE IV

                          SATISFACTION AND DISCHARGE

          SECTION 4.1  Satisfaction and Discharge of Indenture.  This Indenture
                       ---------------------------------------
shall upon Company Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities expressly provided for herein or pursuant hereto) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

          (1)  either

          (a) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6 and (ii) Securities for whose payment U.S. Dollars (in the case of the Dollar Denominated Securities) or European Legal Tender (in the case of the Euro Denominated Securities) have theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

          (b) (i) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable, or (ii) the Company has given irrevocable and unconditional notice of redemption for all of the Outstanding

     Securities within 60 days of such notice pursuant to the redemption provisions of this Indenture,

     and the Company, in the case of (i) or (ii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and accrued interest (and Liquidated Damages, if any,) to the date of such deposit;

          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company;

          (3) the Company has delivered irrevocable instructions to the Trustee to apply the deposited U.S. Dollars (in the case of the Dollar Denominated Securities) or European Legal Tender (in the case of the Euro Denominated Securities) toward the payment of the Securities at Maturity or the Redemption Date, as the case may be, which must be within 60 days thereof;

          (4) the Holders of the Securities have a valid, perfected, exclusive security interest in such trust; and

          (5) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.7 and, if U.S. Dollars (in the case of the Dollar Denominated Securities) or European Legal Tender (in the case of the Euro Denominated Securities) shall have been deposited with the Trustee pursuant to clause(1)(b) of this Section 4.1, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3 shall survive.

          SECTION 4.2  Application of Trust Money.
                       --------------------------

          Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                                   ARTICLE V

                                   REMEDIES

          SECTION 5.1  Events of Default.  "Event of Default," wherever used
                       -----------------
herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default in the payment of any interest (or Liquidated Damages, if any) on any Security when it becomes due and payable, and continuance of such default for a period of 30 days;

          (2) default in the payment of the principal of (or premium, if any, on) any Security as and when the same becomes payable at its Maturity, or upon redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, or otherwise on Securities validly tendered and not properly withdrawn pursuant to a Change of Control Offer or Asset Sale Offer, as applicable; or

          (3) failure to perform any other covenant or agreement of the Company under this Indenture or Securities and, except for the provisions under Section 10.10, 10.16, Article Eight and Section 10.12, continued for 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Outstanding Securities;

          (4) a default in Indebtedness of the Company or any of its Subsidiaries with an aggregate amount Outstanding in excess of $50,000,000 (or its foreign currency equivalent) (a) resulting from the failure to pay principal at maturity or otherwise at end of any applicable grace period for such payment pursuant to the original terms of such Indebtedness or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity; or

          (5) the rendering of a final judgment or final judgments not covered by insurance in an amount in excess of $50,000,000 (or its foreign currency equivalent) at any one time against the Company or any of its Subsidiaries by a court or courts of competent jurisdiction, which judgment or judgments remain unbonded, undischarged or unstayed for a period of 60 days after the date on which the right to appeal all such judgments has expired; or

          (6) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary or any other applicable federal, state or foreign law, or appointing a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (7) the institution by the Company or any Significant Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the U.S. Federal Bankruptcy Code or any other applicable federal, state or foreign law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its Indebtedness generally as they become due.

          SECTION 5.2  Acceleration of Maturity; Rescission and Annulment.  If
                       --------------------------------------------------
an Event of Default (other than an Event of Default specified in Section 5.1(6) or 5.1 (7) relating to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal and accrued interest (and Liquidated Damages, if any) of all the Securities to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders) (an

"Acceleration Notice"), and upon any such declaration such principal, accrued interest (and Liquidated Damages, if any) shall become immediately due and payable. If an Event of Default specified in Section 5.1(6) or 5.1(7) relating to the Company occurs and is continuing, then the principal and accrued interest (and Liquidated Damages, if any) of all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article Five, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

               (A)  all overdue interest on all Outstanding Securities,

               (B) all unpaid principal of (and premium, if any, on) any Outstanding Securities which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate borne by the Securities,

               (C) to the extent that payment of such interest is lawful, interest on overdue interest at the rate borne by the Securities, and

               (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

          (2) all existing Events of Default, other than the non-payment of amounts of principal, (or premium, if any,) and interest on the Securities which have become due solely by such declaration of acceleration, and except a Default with respect to any provision requiring a supermajority approval to amend, which Default may only be waived by such a supermajority, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

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

          SECTION 5.3  Collection of Indebtedness and Suits for Enforcement by
                       -------------------------------------------------------
Trustee. The Company covenants that if
-------

          (a) default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

          (b) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof, the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Securities the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          SECTION 5.4 Trustee May File Proofs of Claim. In case of the pendency
                      --------------------------------
of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

               (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest (and Liquidated Damages, if any) owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel) and of the Holders allowed in such judicial proceeding, and

               (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator or sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 6.7.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 5.5  Trustee May Enforce Claims Without Possession of
                       ------------------------------------------------
Securities. All rights of action and claims under this Indenture or the
----------
Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

          SECTION 5.6  Application of Money Collected. Any money collected by
                       ------------------------------
the Trustee pursuant to this Article Five shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

     FIRST: To the payment of all amounts due the Trustee under Section 6.7;

     SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest (and Liquidated Damages, if any) on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

     THIRD: The balance, if any, to the Person or Persons entitled thereto.

          SECTION 5.7  Limitation on Suits. No Holder of any Securities shall
                       -------------------
have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) the Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (2) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) the Trustee is indemnified and/or secured (whether by payment in advance or otherwise) to its reasonable satisfaction;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in aggregate principal amount of the Outstanding Securities; it being understood and intended that no one or more Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

          SECTION 5.8  Unconditional Right of Holders to Receive Principal,
                       ----------------------------------------------------
Premium and Interest. Notwithstanding any other provision in this Indenture,
--------------------
the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment as provided herein (including, if applicable, Article Twelve) and in such Security of the principal of (and premium, if any) and (subject to Section 3.7) interest (and Liquidated Damages, if any) on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

          SECTION 5.9  Restoration of Rights and Remedies. If the Trustee or
                       ----------------------------------
any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          SECTION 5.10 Rights and Remedies Cumulative. Except as otherwise
                       ------------------------------
provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 5.11 Delay or Omission Not Waiver. No delay or omission of
                       ----------------------------
the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          SECTION 5.12 Control by Holders. The Holders of not less than a
                       ------------------
majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture,

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

          (3) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting unless it has received indemnity reasonably satisfactory to it.

          SECTION 5.13 Waiver of Past Defaults. The Holders of a majority in
                       -----------------------
aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past Default hereunder and its consequences, except a Default

          (1) in respect of the payment of the principal of (or premium, if any) or interest (and Liquidated Damages, if any) on any Security, or

          (2) in respect of a covenant or provision hereof which cannot be modified or amended without the approval of a supermajority, which Default may only be waived by such a supermajority; or

          (3) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

          SECTION 5.14 Waiver of Stay or Extension Laws. The Company covenants
                       --------------------------------
(to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                  ARTICLE VI

                                  THE TRUSTEE

          SECTION 6.1  Certain Duties and Responsibilities.
                       -----------------------------------

          (a)  Except during the continuance of an Event of Default,

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they reasonably conform to the requirements of this Indenture.

          (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that

          (1) this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section 6.1;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

          (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of the requisite amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee; and

          (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not assured to it.

          (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this
Section 6.1.

          SECTION 6.2  Notice of Default.  Within 60 days after being notified
                       -----------------
or becoming aware of the occurrence of any Default hereunder, the Trustee shall transmit, in the manner and to the extent provided in TIA Section 313(c), notice of such Default hereunder known to any Responsible Officer of the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

          SECTION 6.3  Certain Rights of Trustee.  Subject to Section 6.1 and to
                       -------------------------
the provisions of TIA Sections 315(a) through 315(d):

          (1) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Supervisory Board of the Company may be sufficiently evidenced by a Board Resolution;

          (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, receive and conclusively rely upon an Officers' Certificate and/or an Opinion of Counsel;

          (4) the Trustee may consult with counsel and other professional advisers and the written advice of such counsel or advisers or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless the Trustee is indemnified and/or secured (whether by payment in advance or otherwise) to its reasonable satisfaction;

          (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians, delegates or attorneys and the Trustee shall not be responsible for supervising the actions of such agent, nominee, custodian, delegate or attorney, nor for any misconduct or negligence on the part of any agent, nominee, custodian, delegate or attorney appointed with due care by it hereunder;

          (8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

          (9) the Trustee shall be entitled to assume that there has been no Event of Default and that the Company has complied with all of its obligations hereunder, unless a Responsible Officer of the Trustee has knowledge to the contrary thereof.

          The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

          SECTION 6.4  Trustee Not Responsible for Issuance of Securities.
                       --------------------------------------------------

     The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

          SECTION 6.5  May Hold Securities.  The Trustee, any Paying Agent, any
                       -------------------
Security Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

          SECTION 6.6  Money Held in Trust. Money held by the Trustee in trust
                       -------------------
hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

          SECTION 6.7  Compensation and Reimbursement. The Company agrees:
                       ------------------------------

          (1) to pay to the Trustee from time to time compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as agreed in writing between the Company and the Trustee;

          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee's gross negligence or bad faith; and

          (3) to indemnify the Trustee and its directors, officers, employees and agents for, and to hold them harmless against, any loss, liability or expense (including counsel's fees and expenses) without gross negligence or bad faith on the part of any of them, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself or themselves against any claim or liability in connection with the exercise or performance of any of its or their powers or duties hereunder.

          Upon the occurrence of an Event of Default or a potential Event of Default or upon the Trustee being required, or considering it necessary, to undertake duties outside the usual scope of a Trustee, the Trustee will be entitled to charge additional fees as agreed upon in writing with the Company.

          The obligations of the Company under this Section 6.7 to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional Indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such.

          When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(6) or (7), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

          The provisions of this Section 6.7 shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

          SECTION 6.8  Corporate Trustee Required; Eligibility; Conflicting
                       ----------------------------------------------------
Interests.
---------

          (a) There shall be at all times a Trustee hereunder which shall be subject to and comply with the provisions of Section 310(a)(1) of the Trust Indenture Act and shall have a combined capital and surplus of at least $50,000,000. If such Corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then, for the purposes of this Section 6.8, the combined capital and surplus of such Corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Six.

          (b) The Trustee shall be subject to and comply with Section 310(b) of the Trust Indenture Act.

          SECTION 6.9  Resignation and Removal; Appointment of Successor.
                       -------------------------------------------------

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.10.

          (b) The Trustee may resign at any time by giving 60 days' written notice thereof to the Company and without assigning any reason thereto or being responsible for any costs or expenses occasioned thereby. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may on behalf of the Company, appoint in its place a reputable financial institution and the Company shall not unreasonably object to such appointment or may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

          (d)  If at any time:

          (1)  the Trustee shall fail to comply with the provisions of TIA
Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months (in the case of Global Securities, as evidenced in writing to the Trustee by the relevant Depositary or Euroclear or Cedelbank), or

          (2) the Trustee shall cease to be eligible under Section 6.8(a) and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months (in the case of Global Securities, as evidenced in writing to the Trustee by the relevant Depositary or Euroclear or Cedelbank), or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i)the Company, by a Board Resolution, may remove the Trustee or (ii)subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a

Security for at least six months, (in the case of Global Securities, as evidenced in writing to the Trustee by the relevant Depositary or Euroclear or Cedelbank), may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months, (in the case of Global Securities) as evidenced in writing to the Trustee by the relevant Depositary or Euroclear or Cedelbank), may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Securities in the manner provided for in Section 1.6. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

          (g) The retiring Trustee shall not be liable for any of the acts or omissions of any successor Trustee appointed hereunder.

          SECTION 6.1  Acceptance of Appointment by Successor. Every successor
                       --------------------------------------
Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its fees, costs, expenses, charges and any other amounts owed to it hereunder, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

          SECTION 6.1  Merger, Conversion, Consolidation or Succession to
                       --------------------------------------------------
Business. Any Corporation into which the Trustee may be merged or converted or
--------
with which it may be Consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such Corporation shall be otherwise qualified and eligible under this Article Six, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In case at that time any of the Securities shall not have been authenticated, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides that the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

          SECTION 6.1  Trustee Acting in Other Capacities. To the extent that
                       -----------------------------------
the Trustee, Banque Internationale a Luxembourg or any other Person appointed hereunder as Trustee or Paying Agent is acting as Securities Registrar, Common Depositary, Depositary or Paying Agent hereunder, the rights, privileges, immunities and indemnities set forth in this Article Six shall apply to the Trustee in the additional capacities listed above.


                                  ARTICLE VII

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

          SECTION 7.1  Disclosure of Names and Addresses of Holders. Every
                       --------------------------------------------
Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA
Section 3.12, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

          SECTION 7.2  Reports by Trustee.  Within 60 days after May 30 of each
                       ------------------
year commencing with the first May 30 after the first issuance of Securities, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 30 if required by TIA Section 313(a).

          SECTION 7.3  Reports by Company.  The Company shall file with the
                       ------------------
Trustee and deliver to the Holders of Securities the reports and other information required to be provided by it pursuant to Section 10.8.

                                 ARTICLE VIII

             CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE


          SECTION 8.1  Company May Consolidate, Etc., Only on Certain Terms.
                       ----------------------------------------------------
The Company shall not, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other Person or Persons or
(ii) directly or indirectly, sell, lease, convey or transfer all or substantially all of its assets (computed on a Consolidated basis) to any other Person or group of affiliated Persons, unless:

          (1) either (a) the Company is the continuing entity or (b) the resulting, surviving or transferee entity is a Corporation organized under the laws of The Netherlands or of the United States of America or any state or the District of Columbia, any member of the European Economic Area or Switzerland and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Securities and this Indenture;

          (2) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction;

          (3) unless such transaction is solely the merger of the Company and one of its previously existing Wholly Owned Subsidiaries and which transaction is not in connection with any other transaction, immediately after giving effect to such transaction, on a pro forma basis, the Consolidated resulting, surviving or transferee entity would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in Section 10.11 or, if not, the Leverage Ratio would immediately thereafter be no greater than the Leverage Ratio immediately prior thereto;

          (4) each Subsidiary Guarantor, unless such Subsidiary Guarantor is the Person with which the Company has entered into a transaction under this section, shall have by amendment to its Guarantee of the Securities confirmed that its Guarantee of the Securities shall apply to the obligations of the Company or the surviving entity in accordance with the Securities and this Indenture; and

          (5) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each in form attached hereto as Exhibits F and G respectively, stating that such consolidation, merger, conveyance, transfer, lease or acquisition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with, and, with respect to such Officers' Certificate.

          For purposes of this Section 8.1, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Company's interest in which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          SECTION 8.2  Successor Substituted.  Upon any consolidation of the
                       ---------------------
Company with or merger of the Company with or into any other Corporation or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person or Persons in accordance with Section 8.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and

(except in the case of a lease) be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and, in the event of any such conveyance or transfer (except in the case of a lease), the Company shall be discharged of all obligations under this Indenture and the Securities except with respect to any obligations that arise from, or are related to, such transaction.


                                  ARTICLE IX

                            SUPPLEMENTAL INDENTURES


          SECTION 9.1  Indentures Without Consent of Holders.   Without the
                       -------------------------------------
consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form and substance satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained herein and in the Securities; or

          (2) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

          (3)  to add any additional Events of Default; or

          (4) to provide for uncertificated Securities in addition to or in place of certificated Securities; or

          (5) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of Section 6.10; or

          (6) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that such action shall not adversely affect the interests of the Holders in any material respect; or

          (7) to provide for collateral securing the Company's obligations under this Indenture and the Securities; or

          (8) to provide for Guarantees by any other Person of the Company's obligations pursuant to this Indenture and the Securities;

provided such actions shall not adversely affect the interests of Holders in any material respect.

          SECTION 9.2  Indentures with Consent of Holders. With the consent of
                       ----------------------------------
the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that:

          (i) no such modification may, without the consent of Holders of at least 66 2/3% in aggregate principal amount of Outstanding Securities, modify the provisions of Section 10.10 (including the defined terms used therein) in a manner adverse to the Holders; and

          (ii) no such modification shall, without the consent of the Holder of each Outstanding Security affected thereby:

          (1) change the Stated Maturity of any Security, or reduce the principal amount thereof or the rate of interest (or extend the time for payment of interest, if any) thereon or any premium payable upon the redemption thereof at the option of the Company, or change the place of payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption at the option of the Company, on or after the Redemption Date), or reduce the Change of Control Purchase Price or the Asset Sale Offer Price after the corresponding Change of Control or Asset Sale has occurred or alter the provisions (including the defined terms used therein) regarding the right of the Company to redeem the Securities in a manner adverse to the Holders, or

          (2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in this Indenture, or

          (3) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, or

          (4) cause the Securities to become subordinate in right of payment to any other Indebtedness.

          It shall not be necessary for any Act of Holders under this Section
9.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          SECTION 9.3  Execution of Indentures. In executing, or accepting the
                       -----------------------
additional trusts created by, any supplemental indenture permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is permitted by this Indenture and an Officers' Certificate stating that all conditions precedent to the execution of such supplemental indenture have been fulfilled. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

          SECTION 9.4  Effect of Indentures. Upon the execution of any
                       --------------------
supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          SECTION 9.5  Conformity with Trust Indenture Act. Every supplemental
                       -----------------------------------
indenture executed pursuant to this Article Nine shall conform as a matter of contract or law to the requirements of the Trust Indenture Act as then in effect.

          SECTION 9.6  Reference in Securities to Indentures. Securities
                       -------------------------------------
authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Nine may bear a notation in form approved by the Trustee and the Company as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

          SECTION 9.7  Notice of Indentures. Promptly after the execution by
                       --------------------
the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.2, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 1.6, setting forth in general terms the substance of such supplemental indenture.


                                   ARTICLE X

                                   COVENANTS

          SECTION 10.1 Payment of Principal, Premium, if Any, and Interest.
                       ---------------------------------------------------

          (1) The Company covenants and agrees for the benefit of the Holders that it shall duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture.

          (2) For the purpose set forth in paragraph (1) above, the Company shall, no later than 10:00 a.m., New York time, on the Business Day first preceding each Payment Date, transfer to an account specified by the Trustee such amount in immediately available and freely transferable U.S. Dollar funds, in the case of Dollar Denominated Securities, or Euro funds in the case of Euro Denominated Securities, as shall be sufficient for the purposes of the payment of principal of (and premium, if any) and interest (and Liquidated Damages, if any) due to be paid on the Securities on that date.

          (3) The Company shall ensure that not later than the second Business Day immediately preceding the date on which any payment is to be made to the Trustee pursuant to this Section 10.1, the Company shall procure that a copy of an irrevocable payment instruction to the bank through which the payment is to be made shall be sent to the Trustee.

          (4) Unless and until the full amount of any payment due on the Securities has been made to the Trustee, or unless and until the Trustee is satisfied that such payment will be made, neither it nor the other Paying Agents shall be bound to make payments in respect of the Securities hereunder.

          (5) If the Trustee or a Paying Agent pays any amounts to the Holders or to any other Agent at a time when it has not received payment in full from the Company in respect of such Securities, the Company shall, in addition to paying amounts due under Section 10.1(2), pay to the Trustee on demand interest thereon at such a rate as the Trustee shall certify as the aggregate of 1% per annum and the cost of funding any such payment made by it (as determined by the Trustee) until the receipt in full by the Trustee of the funds due to it pursuant to Section 10.1(2).

          SECTION 10.2 Maintenance of Office or Agency. The Company shall
                       -------------------------------
maintain in The City of New York and London, and for so long as the Securities are listed on the Luxembourg Stock Exchange, in Luxembourg, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands (other than service of process) to or upon the Company in respect of the Securities and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Company hereby initially designates (1) the Trustee at its address set forth in Section 1.5 hereof as its office or agency in London and Citibank, N.A. (New York branch), 111 Wall Street, New York, New York as its office or agency in New York, for such purposes, (ii) Banque Internationale a Luxembourg, at its office or agency in Luxembourg for such purposes and (iii) the Paying Agent at its address set forth in Section 1.5 hereof.

          The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York and, for so long as the Securities are listed on the Luxembourg Stock Exchange, in Luxembourg, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

          SECTION 10.3 Money for Security Payments to Be Held in Trust. If the
                       -----------------------------------------------
Company shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal of (or premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents for the Securities, it shall, on or before each due date of the principal of (or premium, if any) or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

          The Company shall cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.3, that such Paying Agent shall:

          (1) hold all sums held by it for the payment of the principal, premium, if any, or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal, premium, if any, or interest, of which it is aware;

          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith act under the direction of the Trustee and pay to the Trustee all sums so held in trust by such Paying Agent; and

          (4) indemnify the Trustee and its officers, directors, employees and agents against any loss, cost or liability caused by, or incurred as a result of, such Paying Agent's acts or omissions.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York and in London, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

          SECTION 10.4 Corporate Existence.  Subject to Article Eight, the
                       -------------------
Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to the Company, any such right or franchise or, with respect to any Subsidiary (subject to all the other covenants in this Indenture), any such corporate existence, right or franchise, if the Supervisory Board of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

          SECTION 10.5 Payment of Taxes and Other Claims. The Company shall pay
                       ---------------------------------
or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

          SECTION 10.6 Maintenance of Properties.  The Company shall cause all
                       -------------------------
properties owned by the Company or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 10.6 shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

          SECTION 10.7 Insurance.  The Company shall at all times keep all of
                       ----------
its and its Subsidiaries' properties which are of an insurable nature insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of similar character is usually so insured by Corporations similarly situated and owning like properties.

          SECTION 10.8 Provision of Financial Statements. The Company has
                       ---------------------------------
agreed that, for so long as any Securities remain Outstanding, whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the

Exchange Act, the Company will deliver to the Trustee and, to each Holder and to prospective purchasers of Securities identified to the Company, within 15 days after the Company is or would have been (if the Company were subject to such reporting obligations) required to file such with the SEC, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC, if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the SEC, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required and, unless the SEC will not accept such reports, file with the SEC the annual, quarterly and other reports which it is or would have been required to file with the SEC.

          Following the effectiveness of the Registration Statement, the Company will file with the Trustee, at the time it files them with the SEC, copies of the annual and quarterly reports and the information, documents and other reports that the Company is required to file with the SEC under Section 13(a) or 15(d) of the Exchange Act. If the Company ceases to be required to file SEC reports under the Exchange Act, the Company will nevertheless continue to file such reports with the Trustee. The Company will furnish copies of the SEC reports to investors who request them in writing.

          SECTION 10.9 Statement by Officers as to Default.
                       -----------------------------------

          (a) The Company shall deliver to the Trustee, on the date of delivery of each quarterly report to be delivered pursuant to Section 10.8, and within 14 days of a request by the Trustee, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this Section 10.9(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

          (b) When any Default has occurred and is continuing under this Indenture, or if the Trustee for or the Holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $50,000,000), the Company shall deliver to the Trustee by registered or certified mail or by facsimile transmission an Officers' Certificate specifying such event, notice or other action within five Business Days of its occurrence.

          SECTION 10.10 Purchase of Securities upon Change of Control.
                        ---------------------------------------------

          (1) (a) Upon the occurrence of a Change of Control, the Company will be required to make an offer to each Holder to purchase for cash all or a portion of such Holder's Securities (provided that the principal amount of such Securities must be $1,000 (or (Euro)1,000, as applicable) or an integral multiple thereof) pursuant to the offer described below (the "Change of Control Offer"), at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest (and Liquidated Damages, if any) to the date of purchase (the "Change of Control Purchase Price").

          (b) Within 10 Business Days following a Change of Control, the Company must send a notice to each Holder which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no later than 35 Business Days from the date of the Change of Control, other than as may be required by law (the "Change of Control Purchase Date"). The Change of Control Offer shall remain open for 20 Business Days following its commencement (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, the Company shall promptly purchase all Notes properly tendered in response to the Change of Control Offer. Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, by delivery of a form entitled "Option of Holder to Elect Purchase," obtainable from the Trustee or any Paying Agent substantially in the form of Exhibit I, completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Purchase Date. The Paying Agent promptly will pay the Holders of Securities so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any) and the Trustee promptly will authenticate and deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

          The notice referred to above shall be a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each Holder of Securities at

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

its address appearing in the Security Register on the date of the Offer offering to purchase up to the principal amount of Securities specified in such Offer at the Change of Control Purchase Price. Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Change of Control Offer which shall be, subject to any contrary requirements of applicable law, 20 Business Days after the date of the Offer and a settlement date (the "Change of Control Purchase Date") for purchase of Securities within five Business Days after the Expiration Date. The Company shall notify the Trustee in writing at least 15 Business Days, or a shorter period that is acceptable to the Trustee, prior to the mailing of the Offer of the Company's obligation to make a Change of Control Offer, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable the Holders to make an informed decision with respect to the Change of Control Offer, which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to Section 10.8 (which requirements may be satisfied by delivery of the documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of the financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Change of Control Offer), (iii) if applicable, appropriate pro forma financial information concerning the Change of Control Offer and the events requiring the Company to make the Change of Control Offer and (iv) any other information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable the Holders to tender Securities pursuant to the Change of Control Offer. The Offer shall also state:

          (a) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

          (b)  the Expiration Date and the Change of Control Purchase Date;

          (c) the aggregate principal amount of the Outstanding Securities offered to be purchased by the Company in the Change of Control Offer, including, if less than 100%, the manner by which the amount has been determined pursuant to the Section hereof requiring the Change of Control Offer (the "Purchase Amount");

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

          (d)  the Change of Control Purchase Price;

          (e) that the Holder may tender all or any portion of the Securities registered in the name of the Holder and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 or (EURO)1,000 principal amount;

          (f) the place or places where the Securities are to be surrendered for tender pursuant to the Change of Control Offer;

          (g) that any of the Securities not tendered or tendered but not purchased by the Company will continue to accrue interest;

          (h) that on the Change of Control Purchase Date the Purchase Price will become due and payable upon the Securities being accepted for payment pursuant to the Change of Control Offer and that any interest shall cease to accrue on and after the Change of Control Purchase Date;

          (i) that each Holder electing to tender the securities in the purchase will be required to surrender the Securities at the place or places specified in the Offer prior to the close of business on the Expiration Date with the Securities being, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly signed by, the Holder or his attorney duly authorized in writing;

          (j) that Holders will be entitled to withdraw all or any portion of the Securities tendered if the Company or its Paying Agent receives, not later than the close of business on the Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder tendered, the certificate number of the Securities the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

          (k) that (i) if the Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn in the Purchase, the Company shall purchase all the Securities and (ii) if the Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn in the Change of Control Offer, the Company shall purchase the Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis with adjustments that the Company may deem appropriate so that only

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Securities in denominations of $1,000 or (EURO)1,000 or integral multiples thereof shall be purchased; and

          (1) that in the case of any Holder whose Securities are purchased only in part, the Company shall sign, and the Trustee shall authenticate and deliver to the Holder of the Securities without service charge, the new Security or Securities, of any authorized denomination as requested by the Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Securities so tendered.

          Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Change of Control Offer.

          The Company will not be required to make an offer to purchase any series of Securities upon a Change of Control if, before the Change of Control occurs, it has exercised its right to redeem all of the Securities of such series as described under Section 11.1.

          (2) On or before the Change of Control Purchase Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) cash sufficient to pay the purchase price (together with accrued and unpaid interest and Liquidated Damages, if any) of all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee all Securities so tendered together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company.

          (3) In the event that the Company makes a Change of Control Offer, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

          (4) If the Change of Control Purchase Date hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any) due on such Interest Payment Date will be paid to the Person in whose name a Security is registered at the close of business on such Record Date, and such interest (and

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

Liquidated Damages, if applicable) will not be payable to Holders who tender the Securities pursuant to the Change of Control Offer.

          Notwithstanding anything contained in this Indenture to the contrary, the Company will not, and will not permit any of its Subsidiaries to, incur any Indebtedness that is contractually subordinate to any other Indebtedness of the Company unless such Indebtedness is at least as subordinate to the Securities.

          SECTION 10.11 Limitation on Incurrence of Additional Indebtedness and
                        -------------------------------------------------------
Disqualified Capital Stock. (1) The Company may not, and may not permit any
--------------------------
Subsidiary to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness (including Disqualified Capital Stock and Acquired Indebtedness), other than Permitted Indebtedness. Notwithstanding the foregoing if:

          (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness; and

          (ii)  on the date of such incurrence (the "Incurrence Date"), either
(i) the Leverage Ratio of the Company for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness and, to the extent set forth in the definition of Leverage Ratio, the use of proceeds thereof, would not exceed 7.0 to 1.0 (the "Debt Incurrence Ratio"), (ii) the Consolidated Coverage Ratio of the Company for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would not be less than 1.75 to 1.0, or (iii) after giving effect on a pro forma basis to such incurrence of Indebtedness, and, to the extent used to retire other Indebtedness, the use of proceeds therefrom, the amount of Indebtedness Outstanding of the Company would not exceed 225% of the Consolidated Invested Equity Capital of the Company, then the Company may incur such Indebtedness (including Disqualified Capital Stock and Acquired Indebtedness).

     (2) The foregoing limitations of paragraph (1) of this Section 10.11 will not prohibit:

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

          (a) if no Event of Default shall have occurred and be continuing, the incurrence by the Company or its Subsidiaries of Indebtedness in an aggregate amount incurred and Outstanding at any time pursuant to this subparagraph (a) (plus any refinancing indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to $400,000,000 (or the equivalent thereof, at the time of incurrence, in the applicable foreign currencies);

          (b) the incurrence by the Company and its Subsidiaries of Indebtedness pursuant to the Credit Agreement in an aggregate amount incurred and Outstanding at any time pursuant to this paragraph (b) (plus any refinancing indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to (EURO)1 billion, minus the amount of any such Indebtedness (i) retired with the Net Cash Proceeds from any Asset Sale applied to reduce permanently the Outstanding amounts or the commitments with respect to such Indebtedness pursuant to Section 10.16 or (ii) assumed by a transferee in an Asset Sale;

          (c) the incurrence by any Subsidiary of Indebtedness, if on the Incurrence Date either (1) the Leverage Ratio of such Subsidiary of the Company for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness and to the extent set forth in the definition of Leverage Ratio, the use of proceeds thereof, would be no more than 7.0 to 1.0, or (2) the Consolidated Coverage Ratio of such Subsidiary for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be no less than 1.75 to 1.00, or (3) after giving effect on a pro forma basis to such incurrence of such Indebtedness, and, to the extent used to retire other Indebtedness, the use of proceeds therefrom, the amount of Indebtedness Outstanding of such Subsidiary would not exceed 225% of the Consolidated Invested Equity Capital of such Subsidiary, provided in the case of each of clauses (c)(1), (2) and (3), the net proceeds therefrom are used in a Related Business of the Company or any affiliated company of the Company, and provided, further, that for the purposes of this clause (c) a Subsidiary may be a co-obligor or guarantor on such Indebtedness of another Subsidiary of the Company (A) if such co-obligor or guarantor Subsidiary owns (either directly or indirectly through one or more Subsidiaries of the Company) all or a portion of the Equity Interests of the Subsidiary of the Company that incurred such Indebtedness, (B) if all or a portion of the Equity Interests of such co-obligor or guarantor Subsidiary is owned (either directly or indirectly through one or more Subsidiaries of the Company) by the Subsidiary that incurred such Indebtedness or

(C) if such co-obligor or guarantor Subsidiary owns (either directly or indirectly through one or more Subsidiaries of the Company) all or a portion of the business that will use the proceeds of such Indebtedness; and

          (d) if no Event of Default shall have occurred and be continuing, the incurrence by Subsidiaries of the Company of Indebtedness pursuant to the Existing Agreements up to, but not in excess of the maximum applicable amounts of Indebtedness available for borrowing pursuant to the terms of each such Existing Agreement as in effect on the date of the Indenture; provided that, in determining the maximum applicable amounts available, it shall be assumed that the Company satisfies any applicable conditions to borrowing.

     Indebtedness (including Disqualified Capital Stock) of any Person which is Outstanding at the time such Person becomes a Subsidiary of the Company (including upon designation of any subsidiary or other Person as a Subsidiary) or is merged with or into or Consolidated with the Company or a Subsidiary of the Company shall be deemed to have been incurred at the time such Person becomes such a Subsidiary of the Company or is merged with or into or Consolidated with the Company or a Subsidiary of the Company, as applicable.

     Upon each incurrence, the Company may designate pursuant to which provision of this Section 10.11 such Indebtedness is being incurred and such Indebtedness shall not be deemed to have been incurred or Outstanding under any other provision of this Section 10.11, except as stated otherwise in the foregoing provisions.

          SECTION 10.12 Limitation on Restricted Payments. (1) The Company may
                        ---------------------------------
not, and may not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis:

     (A) a Default or an Event of Default shall have occurred and be continuing,

     (B) the Company is not permitted to incur at least $1.00 (or its foreign currency equivalent) of additional Indebtedness pursuant to the Debt Incurrence Ratio in Section 10.11, or

     (C) the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries, including after giving effect to such proposed

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

Restricted Payment, on and after July 30, 1999, would exceed, without duplication (and except to the extent otherwise credited pursuant to clause (g) of the definition of "Permitted Investment"), the sum of:

          (a) (i) the amount of the cumulative Consolidated EBITDA of the Company, if positive, less 150% of the cumulative Consolidated Fixed Charges of the Company, for the period (taken as one accounting period), commencing on the first day of the first full fiscal quarter commencing after July 30, 1999, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation for which Consolidated financial statements of the Company are available, provided that such sum shall not be deemed to result in an amount less than zero for purposes of any calculation pursuant to this clause
(C)(a)(i); or (ii) if such cumulative Consolidated EBITDA of the Company is zero or less, then the amount of such cumulative Consolidated EBITDA for such period; plus

          (b) the aggregate Net Cash Proceeds received by the Company from the sale of its Qualified Capital Stock (other than (i) to a Subsidiary of the Company and (ii) to the extent applied in connection with a Qualified Exchange), after July 30, 1999; plus

          (c) to the extent that any Investment (other than a Permitted Investment) that was made after July 30, 1999 is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, the amount of cash or Cash Equivalents received by the Company, but only to the extent of the lesser of (i) the cash or Cash Equivalents transferred as a return of capital with respect to such Investment and (ii) the initial amount of such Investment (in either case, less the cost of disposition, if any); plus

          (d) in the event an Unrestricted Subsidiary is designated as a Subsidiary, an amount equal to fair market value, at such time, of the Investment of the Company and its Subsidiaries made after July 30, 1999; provided, however, that such amount shall not exceed the amount of Investments previously made in such Subsidiary that were counted as Restricted Payments pursuant to this covenant.

          (2) (a) The foregoing clauses (B) and (C) of Section 10.12(1), however, will not prohibit: (i) any dividend, distribution or payment of dividends on Disqualified Capital Stock permitted by Section 10.11; and (ii) any repurchase by the Company of any shares of any class or options to acquire such shares from any current, future or former directors, officers or employees of the Company or any of its Subsidiaries or Affiliates, provided that the aggregate amount of all the repurchases made under this clause shall not exceed $10,000,000 in any twelve-month period (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $14,000,000 in any calendar year); provided, further, that such amount in any calendar year may be increased by an amount not to exceed (1) the cash proceeds from the sale of Capital Stock of the Company to its Supervisory Board members, management board members or officers of the Company and its Subsidiaries that occurs after July 30, 1999, plus (2) the cash proceeds of key man life insurance policies received by the Company and its Subsidiaries after July 30, 1999;

and (b) the foregoing clauses (A), (B) and (C) of Section 10.12(1) will not prohibit:

          (i) any dividend, distribution or other payments by any Subsidiary of the Company on its Equity Interests that is paid pro rata to all holders of such Equity Interests;

          (ii)  a Qualified Exchange;

          (iii) the payment of any dividend on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions; or

          (iv) the payment of dividends by the Company in cash or Qualified Capital Stock pursuant to the terms of any Parent Stock Instrument that is incurred or issued (as applicable) in compliance with this Indenture.

          The full amount of any Restricted Payment made pursuant to paragraphs 2(a)(i), (ii) and 2(b)(i), (iii) and (iv), but not pursuant to paragraph 2(b)(ii), however, will be counted as Restricted Payments made for purposes of the calculation of the aggregate amount of Restricted Payments available to be made referred to in Section 10.12(1)(C).

          For purposes of this section, the amount of any Restricted Payment made or returned, if other than in cash, shall be the fair market value thereof, as determined in the good faith reasonable judgment of the Company's Supervisory Board, unless stated otherwise, at the time made or returned, as applicable. Additionally, on the date of each Restricted Payment, the Company shall deliver an Officers' Certificate to the respective Trustee describing in reasonable detail the nature of such Restricted Payment, stating the amount of such Restricted Payment,

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

stating in reasonable detail the provisions of this Indenture pursuant to which such Restricted Payment was made and certifying that such Restricted Payment was made in compliance with the terms of this Indenture.

          SECTION 10.13  Limitation on Dividend and Other Payment Restrictions
                         -----------------------------------------------------
Affecting Subsidiaries. (1) The Company may not, and may not permit any
----------------------
Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual restriction on the ability of any
Subsidiary:

          (i) to pay dividends, in cash or otherwise, or make any other distributions to or on behalf of or pay any obligation to or on behalf of the Company or any Subsidiary of the Company;

          (ii) to make or pay loans or advances to or on behalf of the Company or any Subsidiary of the Company; or

          (iii) to transfer property or assets to or on behalf of the Company or any Subsidiary of the Company,

except:

          (a) restrictions imposed by the Securities or the Other Senior Notes or the Indenture or the Other Senior Notes Indenture or by other Indebtedness of the Company ranking pari passu with the Securities and the Other Senior Notes, provided that such restrictions are no more restrictive than those imposed by the Indenture and the Securities;

          (b)   restrictions imposed by applicable law;

          (c) restrictions under Indebtedness outstanding on July 30, 1999, including pursuant to the Credit Agreement;

          (d) restrictions under any Acquired Indebtedness not incurred in violation of the Indenture or any agreement (including any Equity Interest) relating to any property, asset, or business acquired by the Company or any of its Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition, and are not applicable to any Person, other than the Person acquired, or to any property, asset or business, other than the property, assets and business so acquired;

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

          (e) any such restriction or requirement imposed by Indebtedness incurred under the Credit Agreement pursuant to Section 10.11, provided that such restriction or requirement is no more restrictive than that imposed by the Credit Agreement as of July 30, 1999;

          (f) with respect solely to a Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary, provided that such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold;

          (g) restrictions under Purchase Money Indebtedness not incurred in violation of the Indenture, provided that such restrictions relate only to the property financed with such Indebtedness;

          (h) with respect to any Subsidiary, restrictions contained in the terms of any Indebtedness incurred in compliance with the Indenture, or any agreement pursuant to which such Indebtedness was issued, if (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, (B) the Company shall have reasonably determined that the encumbrance or restriction is not materially more disadvantageous to the Holders of the Securities than is customary in comparable financings, and (C) the Company shall have reasonably determined that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Securities; and

          (i) in connection with and pursuant to permitted Refinancings, replacements of restrictions imposed pursuant to clauses (a), (c), (d), or (g), or this clause (i), of this paragraph that are not more restrictive than those being replaced and do not apply to any other Person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced.

          (2) Notwithstanding the provisions of Section 10.13(1), (a) customary provisions restricting subletting, assignment or transfer of any lease, license, conveyance, or similar document or instrument entered into in the ordinary course of business, consistent with industry practice and (b) any asset or property subject to a Lien which is not prohibited to exist with respect to such asset pursuant to the terms of this Indenture may be subject to customary restrictions on the transfer or disposition thereof pursuant to such Lien.

          SECTION 10.14 Limitation on Liens Securing Indebtedness. The Company
                        -----------------------------------------
may not, and may not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets now owned or acquired on or after the date of this Indenture or upon any income or profits therefrom securing any Indebtedness of the Company, unless the Company provides, and causes its Subsidiaries to provide, concurrently therewith, that the Securities are equally and ratably so secured; provided that if such Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be subordinate and junior to the Lien securing the Securities with the same relative priority as such Subordinated Indebtedness shall have with respect to the Securities.

          SECTION 10.15 Limitation on Issuances of Guarantees by Subsidiaries.
                        -----------------------------------------------------
(1) Notwithstanding the other provisions of this Indenture, the Company may not permit any Subsidiary to, directly or indirectly, Guarantee any Indebtedness of the Company (other than Indebtedness incurred pursuant to the Credit Agreement in accordance with the terms of this Indenture) ("Guaranteed Indebtedness"), then such Subsidiary must become a Guarantor (a "Subsidiary Guarantor") of the Securities on a basis such that the Subsidiary's Guarantee of the Securities shall stand in substantially the same relative ranking in right of payment to the guarantee of such other Indebtedness as the Securities stand in relative ranking to such other Indebtedness; provided that this paragraph shall not be applicable to any guarantee by any Subsidiary that (a) existed at the time such Person became a Subsidiary of the Company and (b) was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company.

          (2) Subsidiary Guarantees shall be automatically released upon (i) the sale or other disposition of all or substantially all of the Company's and its Subsidiaries' beneficial interest in the Equity Interests or assets of such Subsidiary Guarantor, provided that thereafter such Subsidiary Guarantor shall cease to be a Subsidiary of the Company, (ii) the consolidation or merger of any such Subsidiary Guarantor with any Person other than the Company or a Subsidiary of the Company if, as a result of such consolidation or merger, such Subsidiary Guarantor ceases to be a Subsidiary of the Company (and shall not be a Subsidiary of the successor to the Company), (iii) a Legal Defeasance, or (iv) the unconditional and complete release of such Subsidiary Guarantor from its Guarantee of all Guaranteed Indebtedness.

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

          SECTION 10.16 Limitation on Sale of Assets and Subsidiary Stock.
                        -------------------------------------------------

          (1) The Company may not, and may not permit any Subsidiary to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of the Company's or such Subsidiary's property, business or assets (including by merger or consolidation in the case of a Subsidiary of the Company), and including any sale or other transfer or issuance of any Equity Interests of any Subsidiary of the Company, whether by the Company or a Subsidiary or through the issuance, sale or transfer of Equity Interests by a Subsidiary of the Company, and including any sale and leaseback transaction (any of the foregoing, an "Asset Sale"), unless:

               (A) (1)   the amount equal to the Net Cash Proceeds therefrom
(the "Asset Sale Offer Amount") is applied

                   (i) within 360 days (1,825 days in the case of an Asset Sale resulting from the underwritten public sale of equity securities of chello broadband or 540 days in the case of any other Special Character Asset Sale) after the date of such Asset Sale to the optional redemption of the Securities in accordance with the terms of the Indenture and other Indebtedness of the Company ranking pari passu in right of payment with the Securities and with similar provisions requiring the Company to redeem such Indebtedness with the proceeds from such Asset Sale, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with original issue discount) of the Securities and such other Indebtedness then Outstanding, or

                   (ii) within 360 days (1,825 days in the case of an Asset Sale resulting from the underwritten public sale of equity securities of chello broadband or 540 days in the case of any other Special Character Asset Sale) after the date of such Asset Sale to the repurchase of the Securities and such other Indebtedness ranking pari passu in right of payment with the Securities and with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from such Asset Sale pursuant to a cash offer (subject only to conditions required by applicable law, if any) pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with original issue discount) of the Securities and such other Indebtedness then Outstanding (the "Asset Sale Offer") at a purchase price of 100% of principal amount (or accreted value in the case of Indebtedness issued with original issue discount) (the "Asset Sale Offer Price") together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment, made within 360 days (1,825 days in the case of an Asset Sale resulting from the underwritten public sale of equity securities of chello broadband or 540 days in the case of any other Special Character Asset Sale) of such Asset Sale, or

               (iii) within 360 days (1,825 days in the case of an Asset Sale resulting from the underwritten public sale of equity securities of chello broadband or 540 days in the case of any other Special Character Asset
     Sale), to the repayment of Indebtedness then Outstanding pursuant to the Credit Agreement or, if required by the terms of such Indebtedness, of Indebtedness issued by a Subsidiary of the Company (in respect of which Indebtedness the Company is not a direct or contingent obligor except by virtue of the Company's pledge of Equity Interests of, and other interests of or claim on, such Subsidiary or the Company's guarantee of such Subsidiary's Indebtedness to the extent, in either case, the recourse against the Company is limited to such Equity Interests or claim), or

               (2) within 360 days (1,825 days in the case of an Asset Sale resulting from the underwritten public sale of equity securities of chello broadband or 540 days in the case of any other Special Character Asset Sale) following such Asset Sale, the Asset Sale Offer Amount is invested in assets and property which in the good faith reasonable judgment of the Company will immediately constitute or be a part of a Related Business of the Company or such Subsidiary (if it continues to be a Subsidiary) immediately following such transaction or is used to make Permitted Investments in the Company or a Subsidiary of the Company (other than Cash Equivalents or securities of the Company or any Person controlling the Company except as permitted by the Indenture), provided that (i) 50% of the Net Cash Proceeds from Special Character Asset Sales and 100% of the net proceeds from any Asset Sale of an Investment made in reliance on clause (g) of the definition of "Permitted Investments" may be reinvested in any Permitted Investment (other than, in either case, Cash Equivalents or securities of the Company or any Person controlling the Company except as permitted by the Indenture) which in the good faith reasonable judgment of the Company will immediately constitute or be a part of a Related Business and (ii) 100% of the net proceeds from an Asset Sale constituting the sale of an Investment in any Person (excluding a Person that would be Consolidated with the Company under GAAP and excluding Related Assets of the

Company or any of its Subsidiaries) in which the Company or any of its Subsidiaries has an Equity Interest may be reinvested in Investments permitted by clause (e) or (f) of the definition of "Permitted Investments,"

               (B) at least 75% of the total consideration for such Asset Sale or series of related Asset Sales consists of cash, Cash Equivalents, Replacement Assets or the assumption of Indebtedness of a Subsidiary. For purposes of this subparagraph (B), total consideration received means the total consideration received for such Asset Sales, minus the amount of (a) Purchase Money Indebtedness secured solely by the assets sold and assumed by a transferee, provided that the Company and the Subsidiaries are released from any obligation in connection therewith; and (b) property that within 30 days of such Asset Sale is converted into cash or Cash Equivalents, provided that such cash and Cash Equivalents shall be treated as Net Cash Proceeds attributable to the original Asset Sale for which such property was received.

               (C) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect to, on a pro forma basis, such Asset Sale, and

               (D) in the case of a transaction or series of related transactions exceeding $15,000,000 (or the foreign currency equivalent on the date of the transaction) of consideration to any party thereto, the Supervisory Board of the Company determines in its good faith reasonable judgment that the Company or such Subsidiary, as applicable, receives fair market value for such Asset Sale.

          (2) An acquisition of Securities pursuant to an Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth in 1(a)(i), (iii), or 1(b) above (the "Excess Proceeds") exceeds $50,000,000 (or the foreign currency equivalent thereof), provided that, in the case of an Asset Sale by a Subsidiary of the Company that is not a Wholly Owned Subsidiary, only the Company's and its Subsidiaries' pro rata portion of such Net Cash Proceeds shall constitute Net Cash Proceeds subject to the provisions of this Section 10.16. Each Asset Sale Offer shall remain open for 20 Business Days following its commencement (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, the Company shall apply the Asset Sale Offer Amount, plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Indebtedness properly tendered (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued interest and Liquidated Damages, if any). To the extent that the aggregate amount of Securities and such other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Company may apply any remaining Net Cash Proceeds to any purpose consistent with this Indenture, and following the consummation of each Asset Sale Offer the Excess Proceeds amount shall be reset to zero.

          Notwithstanding, and without complying with, the foregoing provisions of this Section 10.16:

                    (u) the Company and its Subsidiaries may, in the ordinary course of business, (a) convey, sell, transfer, assign or otherwise dispose of inventory and other assets acquired and held for resale in the ordinary course of business and (b) liquidate and otherwise dispose of Cash Equivalents;

                    (v) the Company and its Subsidiaries may convey, sell, transfer, assign or otherwise dispose of property, businesses, or assets pursuant to and in accordance with Article Eight.

                    (w) the Company and its Subsidiaries may sell or dispose of damaged, worn out or other obsolete personal property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Subsidiary, as applicable, and the Company and its Subsidiaries may replace personal property in the ordinary course of business so long as the replacement property is necessary for the proper conduct of the business of the Company or such Subsidiary, as applicable, and sell or dispose of such replaced property in the ordinary course;

                    (x) the Company and its Subsidiaries may convey, sell, transfer, assign or otherwise dispose of property, businesses, or assets to the Company or any of its Subsidiaries;

                    (y) the Company and each of its Subsidiaries may surrender or waive contract rights or settle, release or surrender contract, tort or other claims of any kind in the ordinary course of business or grant Liens not otherwise prohibited by the Indenture;

                    (z) the Company and its Subsidiaries may exchange assets for property, businesses, or assets held by any Person

     (including by merger or consolidation in the case of a Subsidiary of the Company); provided that (a) property, businesses and assets, which in one or a series of related transactions exceeds $15,000,000 in value, received by the Company or such Subsidiaries in any such exchange in the good faith reasonable judgment of the Supervisory Board of the Company will immediately constitute, be a part of, or be used in, a Related Business of the Company or such Subsidiaries, (b) the Supervisory Board of the Company has determined that the terms of any exchange, which in one or a series of related transactions exceeds $15,000,000 in fair market value, are fair and reasonable, and (c) any cash or Cash Equivalents received by the Company or any Subsidiary in such exchange shall be treated as having been received as a result of an Asset Sale.

     All Net Cash Proceeds from an Event of Loss shall be used all within the period and as otherwise provided above in clause (1) of the first paragraph of this Section 10.16.

          (3) Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any applicable securities laws, rules, or regulations conflict with the provisions of this section, compliance by the Company or any of its subsidiaries with such laws, rules or regulations shall not in and of itself cause a breach of its obligations under this section.

          (4) If the payment date in connection with an Asset Sale Offer hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any, due on such Interest Payment Date) will be paid to the Person in whose name a Security is registered at the close of business on such Record Date, and such interest (or Liquidated Damages, if applicable) will not be payable to Holders who tender Securities pursuant to such Asset Sale Offer.

          SECTION 10.17  Limitation on Transactions with Affiliates. The Company
                         ------------------------------------------
may not, and may not permit any Subsidiary on or after the Issue Date to, enter into any contract, agreement, arrangement or transaction with any Affiliate of the Company (an "Affiliate Transaction"), or any series of related Affiliate Transactions, other than Exempted Affiliate Transactions,

          (1) unless it is determined by the Supervisory Board as evidenced by a Board Resolution that the terms of such Affiliate Transaction are fair and reasonable to the Company and no less favorable to the Company than could have been obtained in an arm's length transaction with a non-Affiliate, and

          (2) if involving consideration to either party in excess of $15,000,000 (or its foreign currency equivalent), unless such Affiliate Transaction(s) is evidenced by an Officers' Certificate addressed and delivered to the Trustee certifying that such Affiliate Transaction (or Affiliate Transactions) has been approved by a majority of the members of the Supervisory Board of the Company that are disinterested in such transaction, if there are any directors who are so disinterested, and

          (3) if involving consideration to either party in excess of $15,000,000 or $30,000,000 if there are disinterested directors (or in each case its foreign currency equivalent), unless in addition the Company, prior to the consummation thereof, obtains a written favorable opinion as to the fairness of such transaction to the Company from a financial point of view from an independent investment banking firm of national reputation in the United States or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an appraisal or valuation firm of national reputation in the United States.

          SECTION 10.18  Additional Amounts.  All payments made by the Company
                         ------------------
under or with respect to the Securities will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes imposed or levied by or on behalf of any Taxing Authority within The Netherlands, or within any other jurisdiction in which the Company is organized or engaged in business, or any other jurisdiction if payments on the Securities are made from within such jurisdiction (each of the above, a "Relevant Taxing Jurisdiction"), unless the Company is required to withhold or deduct Taxes by law or by the interpretation or administration thereof.

          If the Company is required to withhold or deduct any amount for or on account of Taxes (other than any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax, or any similar non-income tax, assessment or governmental charge) imposed by a Taxing Authority within a Relevant Taxing Jurisdiction, from any payment made under or with respect to the Securities, the Company will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder of Securities (including Additional Amounts) after such withholding or deduction (including any withholding

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

or deduction in respect of such Additional Amounts) will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; provided that no such Additional Amounts shall be payable with respect to a payment made to a Holder with respect to any Tax or portion thereof that would not have been imposed, payable or due:

          (1) but for the existence of any present or former connection between the Holder (or the beneficial owner of, or person ultimately entitled to obtain an interest in, such Securities) and The Netherlands or other jurisdiction in which the Company is organized or engaged in business other than the holding of the Securities;

          (2) but for the failure of the Holder to use its reasonable best efforts to comply upon written notice by the Company delivered 60 days prior to any payment date with a request by the Company to satisfy any certification, identification or other reporting requirements which shall include any applicable forms or instructions whether imposed by statute, treaty, regulation or administrative practice concerning the nationality or residence of the Holder or the connection of the Holder with The Netherlands or other jurisdiction in which the Company is organized or engaged in business:

               (i) provided that Holder's failure to comply with the 60 day requirement described above shall not relieve the Company of the Company's obligation to pay Additional Amounts if the Holder's application for any requested certification, identification or other reporting requirement remains Outstanding or is otherwise pending and the Holder continues to use its reasonable best efforts to obtain such information;

               (ii) provided, further, that the Company shall pay any Additional Amounts not paid on any payment date as a result of the operation of this clause (2) upon the satisfaction of the relevant certification, identification or other reporting requirements within 30 days after such payment date, provided that the Company shall not, as a result of such satisfaction occurring after the payment date, have already irrevocably paid to the relevant taxing authority the withheld or deducted amount in respect of which such Additional Amounts would have been payable;

          (3) but for the failure of the Holder (or the beneficial individual owner of, or individual ultimately entitled to obtain an interest in, such Securities) who is an individual citizen or resident of a member state of the European Union to comply with a written notice by the Company delivered 60 days prior to any payment date with a request by the Company to provide any certification, identification or other reporting requirement, whether imposed by statute, treaty, regulation or administrative practice, if such action would otherwise eliminate the requirement for the withholding or deduction of Taxes; or

          (4) if the beneficial owner of, or person ultimately entitled to obtain an interest in, such Securities had been the Holder of the Securities and would not be entitled to the payment of Additional Amounts (excluding the impact of book entry procedures by the Depositary or Common Depositary).

          In addition, Additional Amounts will not be payable with respect to any Tax which is payable and so paid otherwise than by withholding or deduction from payments of, or in respect of principal of, or any interest or Liquidated Damages on, the Securities. The Company will remit the full amount of any withholdings or deductions for or on account of Taxes to the relevant Taxing Authority in accordance with applicable law. The Company will make reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Taxing Authority imposing such Taxes. The Company will furnish to the Holders, within 60 days after the date the payment of any Taxes so deducted or withheld are due pursuant to applicable law, either certified copies of tax receipts evidencing such payment by the Company or, if such receipts are not obtainable, other evidence of such payments by the Company. At least 30 days prior to each date on which any payment under or with respect to the Securities is due and payable, if the Company will be obligated to pay Additional Amounts with respect to such payment, the Company will deliver to the respective Trustee an Officers' Certificate stating (i) the fact that such Additional Amounts will be payable, (ii) the amounts so payable and (iii) such other information necessary to enable the Trustee to pay such Additional Amounts to the Holders of Securities on the Interest Payment Date.

     Wherever in this Indenture there is mentioned, in any context, the payment of amounts based upon the principal amount of the Securities, or of principal, premium, if any, interest or Liquidated Damages, if any, or of any other amount payable under or with respect to any of the Securities, such mention shall be deemed to include

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

mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

          SECTION 10.19  Waiver of Stay, Extension or Usury Laws.  The Company
                         ---------------------------------------
covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest, if any, on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 10.20  Limitation on Lines of Business.  Neither the Company
                         --------------------------------
nor any of its Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Supervisory Board, is a Related Business.

          SECTION 10.21  Limitation on Status as an Investment Company. The
                         ----------------------------------------------
Company and its Subsidiaries shall not take any action or conduct their business and operations in such a way as would cause them to be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or would otherwise cause them to become subject to regulation under the Investment Company Act.


                                  ARTICLE XI

                           REDEMPTION OF SECURITIES

          SECTION 11.1   Right of Redemption.
                         -------------------

          (1)  Optional Redemption of the Securities

          Except as set forth in clauses (2) and (3) of this Section 11.1, the Securities are not redeemable at the option of the Company, in whole or in part.

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

          (2)  Redemption Upon Equity Offering

          Prior to February 1, 2003, upon an Equity Offering of Common Stock for cash of the Company, up to 35% of the aggregate principal amount of each of the Dollar Denominated Securities and the Euro Denominated Securities (determined separately) may be redeemed at the Company's option within 90 days of such Equity Offering, on not less than 30 days, but not more than 60 days', notice to each Holder of the Securities to be redeemed, with cash in an amount not in excess of the Net Cash Proceeds of such Equity Offering, at a redemption price equal to 111.250% of the principal amount, in the case of the Dollar Denominated Securities and 111.250% of the principal amount in the case of the Euro Denominated Securities, in each case together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date; provided, however, that immediately following such redemption not less than 65% of the aggregate principal amount of the Dollar Denominated Securities and the Euro Denominated Securities (determined separately) originally issued remain Outstanding; and provided, further, that such redemption shall occur within 90 days after the date of the closing of such Equity Offering.

          (3)  Redemption For Changes In Withholding Taxes

          The Company may, at its option, redeem all, but not less than all, of the Securities then Outstanding, in each case at 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date, if a Tax Event has occurred and is continuing. Notice of any such redemption must be given within not less than 30 days nor more than 60 days prior to the redemption date. No redemption pursuant to this paragraph (3) may be made unless, prior to the publication of any notice of redemption as a result of a Tax Event, the Company delivers to the Trustee (i) an Officer's Certificate stating that a Tax Event has occurred (irrespective of whether the amendment or change is then effective), describing the facts leading thereto and stating that the Company cannot avoid the requirement to pay Additional Amounts by taking reasonable measures available to it and (ii) an opinion of counsel reasonably acceptable to the Trustee to the effect that the Company is or will become obligated to pay Additional Amounts as a result of such change or amendment.

          (4)  Mandatory Redemption

          The Company is not required to make mandatory redemption payments or sinking fund payments with respect to the Securities.

          SECTION 11.2   Applicability of Article.  Redemption of Securities at
                         ------------------------
the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article Eleven.

          SECTION 11.3   Election to Redeem; Notice to Trustee.  The election of
                         -------------------------------------
the Company to redeem any Securities pursuant to Section 11.1 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 11.4.

          SECTION 11.4   Selection by Trustee of Securities to Be Redeemed. If
                          -------------------------------------------------
less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 30 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption pro rata, by lot or by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal amount of Securities; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000 or (Euro)1,000, as the case may be.

          The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

          SECTION 11.5   Notice of Redemption.  Notice of redemption shall be
                         --------------------
given in the manner provided for in Section 1.6 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed.

          Each notice of redemption shall state:

          (1)  the Redemption Date,

          (2) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 11.7, if any,

          (3) if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of a partial redemption, the principal amount) of the particular Securities to be redeemed,

          (4) in case any Security is to be redeemed in part only, that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

          (5) that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in Section 11.7) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date, and

          (6) the place or places where such Securities are to be presented and surrendered for payment of the Redemption Price and accrued interest, if any.

          Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

          SECTION 11.6   Deposit of Redemption Price.  Prior to any Redemption
                         ---------------------------
Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of U.S. Dollars (in the case of the Dollar Denominated Securities) or European Legal Tender (in the case of the Euro Denominated Securities) sufficient to pay the Redemption Price of, and accrued interest on, all the Securities which are to be redeemed on that date.

          SECTION 11.7   Securities Payable on Redemption Date.  Notice of
                         -------------------------------------
redemption having been given as aforesaid, the Securities so to be redeemed shall, on

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

the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest and Liquidated Damages, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.7.

          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the interest rate borne by the Securities.

          SECTION 11.8   Securities Redeemed in Part.  Any Security which is to
                         ---------------------------
be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 10.2 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal amount of the Security so surrendered.


                                  ARTICLE XII

                      DEFEASANCE AND COVENANT DEFEASANCE

          SECTION 12.1   Company's Option to Effect Defeasance or Covenant
                         -------------------------------------------------
Defeasance.  The Company may, at its option by Board Resolution, at any time
----------
prior to the Stated Maturity of the Securities, with respect to the Securities, elect to have either Section 12.2 or Section 12.3 be applied to all Outstanding Securities upon compliance with the conditions set forth below in this Article Twelve.

          SECTION 12.2   Defeasance and Discharge.  Upon the Company's exercise
                         ------------------------
under Section 12.1 of the option applicable to this Section 12.2, the Company shall be deemed to have been discharged from its obligations with respect to all Outstanding Securities on the date the conditions set forth in Section 12.4 are satisfied (hereinafter, "Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 12.5 and the other Sections of this Indenture referred to in clauses (A) and (B) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities to receive, solely from the trust fund described in Section 12.4 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on such Securities when such payments are due and any rights of the Holders with respect to such amounts, (B) the Company's obligations with respect to such Securities under Sections 3.4, 3.5, 3.6, 10.2 and 10.3; (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Twelve. Subject to compliance with this Article Twelve, the Company may exercise its option under this Section
12.2 notwithstanding the prior exercise of its option under Section 12.3 with respect to the Securities.

          SECTION 12.3   Covenant Defeasance.  Upon the Company's exercise under
                         -------------------
Section 12.1 of the option applicable to this Section 12.3, the Company shall be released from its obligations under any covenant contained in Section 8.1 and in Sections 10.8 through 10.18 with respect to the Outstanding Securities ("Covenant Defeasance") on and after the date the conditions set forth below are satisfied, and the Securities shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to the Outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of

Default under Section 5.1(3), 5.1(4) and 5.1(5), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

          SECTION 12.4   Conditions to Defeasance or Covenant Defeasance.  The
                         -----------------------------------------------
following shall be the conditions to application of either Section 12.2 or
Section 12.3 to the Outstanding Securities:

          (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another Trustee satisfying the requirements of Section 6.8 who shall agree to comply with the provisions of this Article Twelve applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities: (A) U.S. legal tender (with respect to the Dollar Denominated Securities), legal tender in the countries constituting the European Monetary Union (with respect to the Euro Denominated Securities), or (B) U.S. Government Obligations (with respect to the Dollar Denominated Securities), EEA Government Obligations (with respect to Euro Denominated Securities), or (C) a combination thereof, sufficient, in the opinion of a firm of independent public accountants that is nationally recognized in the United States expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying Trustee) to pay and discharge, the principal of (and premium, if any) and interest on the Outstanding Securities on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest; provided that the Holders of Securities must have a valid, perfected, exclusive security interest in such trust.

          (2) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (6) and (7) of
Section 5.1 are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

          (3) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound.

          (4) In the case of an election under Section 12.2, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the

Trustee stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred.

          (5) In the case of an election under Section 12.3, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee to the effect that (i) the Holders of the Outstanding Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred.

          (6) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of such Outstanding Securities over any other of the Company's creditors or with the intent of defeating, hindering, delaying or defrauding any other of the Company's creditors or others; and

          (7) The Company shall have delivered to the Trustee an Officers' Certificate stating that all conditions precedent provided for relating to either the Defeasance under Section 12.2 or the Covenant Defeasance under
Section 12.3 (as the case may be) have been complied with; and, in the case of the opinion of counsel, that paragraphs (1) (with respect to the validity and perfection of the security interest), (2), (3) and (5) of this Section 12.4 have been complied with, and the Company shall have delivered to the Trustee an Officers' Certificate, subject to such qualifications and exceptions as the Trustee deems appropriate, to the effect that, assuming no Holder of the Securities is an insider of the Company, the trust funds will not be subject to the effect of any applicable Federal bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

          SECTION 12.5   Deposited Money and U.S. Government Securities to Be
                         ----------------------------------------------------
Held in Trust; Other Miscellaneous Provisions.  Subject to the provisions of
---------------------------------------------
the last paragraph of Section 10.3, all money and U.S. Government Obligations and EEA Government Obligations (including the proceeds thereof) deposited with the

Trustee (or other qualifying Trustee, collectively for purposes of this Section 12.5, the "Trustee") pursuant to Section 12.4 in respect of the Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee and (if applicable) its officers, directors, employees and agents against any tax, fee or other charge imposed on or assessed against the U.S. Government Securities deposited pursuant to Section 12.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

          Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations or EEA Government Obligations held by it as provided in Section 12.4 which, in the opinion of a firm of independent public accountants that is nationally recognized in the United States expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance, as applicable, in accordance with this Article Twelve.

          SECTION 12.6   Reinstatement.  If the Trustee or any Paying Agent is
                         -------------
unable to apply any money in accordance with Section 12.5 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.2 or 12.3, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 12.5; provided, however, that if the Company makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

                    UNITED PAN-EUROPE COMMUNICATIONS N.V.


                    By: ___________________________
                    Name:
                    Title:


                    Citibank, N.A. (London Branch), Trustee


                    By: ___________________________
                    Name:
                    Title:

EXHIBIT A


[FORM OF DOLLAR DENOMINATED SECURITIES]

          [If a Global Security, then insert:] THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY ("DTC"), EUROCLEAR OR CEDELBANK (EACH, A "DEPOSITARY") OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN A DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY A DEPOSITARY TO A NOMINEE OF A DEPOSITARY OR BY A NOMINEE OF A DEPOSITARY TO A DEPOSITARY OR ANOTHER NOMINEE OF A DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          [If a Global Security, then insert:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF A DEPOSITARY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF SUCH DEPOSITARY OR A NOMINEE OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF A DEPOSITARY (AND ANY PAYMENT IS MADE TO ITS NOMINEE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF A DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, A NOMINEE OF A DEPOSITARY, HAS AN INTEREST HEREIN.

          [If a Restricted Global Security, then insert:] THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR

OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. BY ITS ACCEPTANCE HEREOF, THE HOLDER: (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")) (A "QIB"), OR IS OTHERWISE ACQUIRING THIS SECURITY PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE") OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QIB AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO PERSONS THAT ARE NOT U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT ("REGULATION S") OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. OFFERS, SALES OR OTHER TRANSFERS OF THIS SECURITY UNDER CLAUSES
(C), (D) AND (E) ABOVE ARE SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT

PRIOR TO ANY SUCH OFFERS, SALES OR OTHER TRANSFERS TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S.

          [If a Regulation S Security, then insert: THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, PRIOR TO THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD (DEFINED AS 40 DAYS AFTER THE ISSUE DATE WITH RESPECT TO THE SECURITIES) NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT
(A)(1) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S OR (2) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES. BY ITS ACCEPTANCE HEREOF, THE HOLDER AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

          THIS SECURITY MAY NOT BE OFFERED, TRANSFERRED OR SOLD AS PART OF ITS INITIAL DISTRIBUTION, OTHER THAN TO INDIVIDUALS OR LEGAL ENTITIES, SITUATED IN OR OUTSIDE THE NETHERLANDS, WHO OR WHICH TRADE OR INVEST IN SECURITIES IN THE CONDUCT OF THEIR PROFESSION OR BUSINESS (WHICH INCLUDES BANKS, BROKERS, DEALERS, INSURANCE COMPANIES, PENSION FUNDS, OTHER INSTITUTIONAL INVESTORS AND OTHER PARTIES (INCLUDING TREASURY DEPARTMENTS OF COMMERCIAL ENTERPRISE AND FINANCE COMPANIES OR GROUPS), WHICH REGULARLY TRADE OR INVEST IN SECURITIES).

                     United Pan-Europe Communications N.V.

                  $600,000,000 11 1/4% Senior Notes Due 2010


[CUSIP] [ISIN] [Common Code]:  [    ]

No. [     ]                                                             $[     ]


          United Pan-Europe Communications N.V., a public company with limited liability organized and existing under the laws of The Netherlands (the "Company," which term includes any successor corporation), for value received, hereby promises to pay to the registered holder, Cede & Co., as nominee of The
Depository Trust Company or registered assigns, the principal sum of [     ]
DOLLARS or such amount as may be increased or decreased in accordance with the terms of the Indenture and as set forth on the Schedule of Interest but not to exceed $600,000,000 on February 1, 2010.

          Interest Payment Dates:  February 1 and August 1.

          Record Dates:  January 15 and July 15.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this instrument to be signed manually or by facsimile by its duly authorized officer.

Dated:    January 20, 2000


                     UNITED PAN-EUROPE COMMUNICATIONS N.V.


                         By:__________________
                         Authorized Signatory

TRUSTEE'S CERTIFICATE OF AUTHENTICATION


          Dated: January 20, 2000


          This is one of the Securities referred to in the within-mentioned Indenture.

          CITIBANK, N.A.
          Not in its individual capacity, but solely as Trustee


          By: ___________________________
                Authorized Signatory

                               [REVERSE OF NOTE]


                     UNITED PAN-EUROPE COMMUNICATIONS N.V.


                                 $600,000,000
                         11 1/4% SENIOR NOTE DUE 2010


          1.   Interest.  United Pan-Europe Communications N.V.,  a public
               --------
limited liability company organized and existing under the laws of The Netherlands (the "Company"), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 11 1/4% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including January 20, 2000 to but excluding the date on which interest is paid. Interest shall be payable in arrears semi-annually on each February 1 and August 1, commencing on August 1, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Securities.

          In the event that, at any time prior to 180 days following the Issue Date, the Company (x) issues or sells, or (y) offers or negotiates to issue or sell, for cash, any debt securities (other than debt securities convertible or exchangeable into Capital Stock of the Company) to Qualified Institutional Buyers who, as a regular part of their business, purchase debt securities comparable to the Securities or the Other Senior Notes (any of the events described in (x) or (y) at any time during such 180 day period, an "Interest Rate Adjustment Event"), the interest rate otherwise applicable to the Securities shall, on and after the date of such Interest Rate Adjustment Event, be increased by 25 basis points such that, on and after the date of such Interest Rate Adjustment Event, interest on the Dollar Denominated Securities will accrue at a rate of 11 1/2% per annum. Any amounts owing as a result of such increase shall be paid to the Holders of record as of the Regular Record Date next following any such Interest Rate Adjustment Event, on the immediately following Interest Payment Date, and thereafter will be payable semiannually in arrears on February 1 and August 1 of each year to the Holders of record on the immediately preceding Regular Record Date.

          Promptly following the occurrence of an Interest Rate Adjustment Event, the Company shall give notice of the occurrence thereof to the Trustee, to the Paying Agent and to each Holder of Securities in the manner provided for in Section 1.6 of the Indenture. Such notice shall include the amount to be paid to the Holders of record as of such Regular Record Date on the next following Interest Payment Date.

          2.   Method of Payment.  The Company will pay interest hereon (except
               -----------------
defaulted interest) to the Persons who are registered Holders at the close of business on January 15 or July 15 next preceding the Interest Payment Date (whether or not a Business Day). Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private Indebtedness. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Securities.

          3.   Paying Agent and Registrar.  Initially, Citibank, N.A. (London
               --------------------------
Branch) (the "Trustee") and Citibank, N.A. (New York Branch) will act as Paying Agent and Registrar and Banque Internationale a Luxembourg will act as Paying Agent in Luxembourg. The Company may change any Paying Agent or Registrar without notice. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar.

          4.   Indenture.  The Company issued $600,000,000 11 1/4% Senior Notes
               ---------
due 2010 and (Euro)200,000,000 11 1/4% Senior Notes due 2010 under an Indenture dated as of January 20, 2000 (the "Indenture") between the Company and the Trustee. This is one of an issue of Securities of the Company issued, or to be issued, under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb), as amended from time to time. The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. To the extent of any conflict between the terms of the Securities and the Indenture, the applicable terms of the Indenture shall govern.

          5.   Additional Amounts.  The Company will pay to the Holders of
               ------------------
Securities such Additional Amounts as may become payable under Section 10.18 of the Indenture.

          6.   Optional Redemption of the Securities.  The Company will not have
               -------------------------------------
the right to redeem any of the Securities prior to their maturity on February 1, 2010 (other than as described in the next two following paragraphs).

          7.   Redemption Upon Equity Offering.  Prior to February 1, 2003, upon
               -------------------------------
an Equity Offering of Common Stock for cash of the Company, up to 35% of the aggregate principal amount of each of the Dollar Denominated Securities and Euro Denominated Securities (determined separately) may be redeemed at the Company's option within 90 days of such Equity Offering, on not less than 30 days', but not more than 60 days', notice to each Holder of the Securities to be redeemed, with cash in an amount not in excess of the Net Cash Proceeds of such Equity Offering, at a Redemption Price equal to 111.250% of the principal amount of the Securities redeemed, together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date; provided, however, that immediately following such redemption not less than 65% of the aggregate principal amount of the Dollar Denominated Securities and the Euro Denominated Securities (determined separately) originally issued remain Outstanding; and provided, further, that such redemption shall occur within 90 days after the date of the closing of such Equity Securities.

          8.   Redemption for Changes in Withholding Taxes.  The Company may, at
               -------------------------------------------
its option, redeem all, but not less than all, of the Securities then Outstanding, in each case at 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date, if a Tax Event has occurred and is continuing.

          9.   Mandatory Redemption.  The Company is not required to make
               --------------------
mandatory redemption payments or sinking fund payments with respect to the Securities.

          10.  Notice of Redemption.  Notice of redemption will be mailed within
               --------------------
not less than 30 days nor more than 60 days prior to the Redemption Date to each Holder of Securities to be redeemed at his registered address. On and after the Redemption Date, unless the Company defaults in making the redemption payment, interest ceases to accrue on Securities or portions thereof called for redemption.

          11.  Purchase of Securities upon Change of Control. The Indenture
               ---------------------------------------------
provides that upon the occurrence of a Change of Control and subject to further limitations contained therein, the Company shall make an offer to purchase Outstanding Securities in accordance with the procedures set forth in the Indenture.

          12.  Registration Rights.  Pursuant to a Registration Rights
               -------------------
Agreement, dated January 20, 2000, among the Company and the Initial Purchasers named therein, the Company will be obligated to consummate an Exchange Offer pursuant to which the Holder of this Security shall have the right to exchange this Security for notes of a separate series issued under the Indenture which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Securities. The Holders shall be entitled to receive certain payments in the event such Exchange Offer is not consummated ("Liquidated Damages") and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

          13.  Denominations, Transfer, Exchange. The Securities are in
               ---------------------------------
registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. Under certain circumstances set forth in the Indenture, the Registrar need not register the transfer of or exchange any Securities.

          14.  Persons Deemed Owners.  The registered Holder of this Security
               ---------------------
may be treated as the owner of this Security for all purposes.

          15.  Unclaimed Money.  If money for the payment of principal or
               ---------------
interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its written request. After that, all liability of the Trustee and any such Paying Agent with respect to such money shall cease.

          16.  Amendment, Supplement, Waiver, Etc.  The Company and the Trustee
               -----------------------------------
may, without the consent of the Holders of any Outstanding Securities, amend, waive or supplement the Indenture or the Securities for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies. Other amendments and modifications of the Indenture or the Securities may be made by the Company and the Trustee with the consent of the

Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities and with other holders of notes of other series issued under the Indenture, subject to certain exceptions requiring the consent of the Holders of the particular Securities to be affected.

          17.  Restrictive Covenants.  The Indenture imposes certain limitations
               ---------------------
on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, make Restricted Payments, make certain Investments, create or incur Liens, enter into transactions with Affiliates, enter into agreements restricting the ability of Subsidiaries to pay dividends and make distributions and on the ability of the Company to merge or consolidate with any other person or transfer all or substantially all of the Company's assets. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

          18.  Defaults and Remedies. Events of Default are set forth in the
               ---------------------
Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than certain events of bankruptcy, insolvency or reorganization affecting the Company) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities under the Indenture may, by written notice to the Trustee and the Company, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall, declare all principal of and accrued interest on all Securities to be immediately due and payable and such amounts shall become immediately due and payable.

          19.  Trustee Dealings with Company.  The Trustee, in its individual or
               -----------------------------
any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

          20.  No Recourse Against Others.  No board member, director, officer,
               --------------------------
employee, agent, authorized representative, incorporator or shareholder of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture for a claim based on, in respect of, or by reason of, such obligations or their creation by reason of his, her or its status as such. Each Holder of Securities by accepting a Security waivers and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

          21.  Discharge.  The Company's obligations pursuant to the Indenture
               ---------
will be discharged, except for obligations pursuant to certain provisions thereof, subject to the terms of the Indenture, upon the payment of all the Securities or upon the irrevocable deposit with the Trustee of U.S. Dollars or U.S. Government Securities denominated in U.S. Dollars sufficient to pay when due principal of and interest on the Securities to maturity or redemption.

          22.  Authentication.  This Security shall not be valid until the
               --------------
Trustee signs the certificate of authentication on the other side of this Security.

          23.  Governing Law.  THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED
               -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING WITHOUT LIMITATION SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B), AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BOUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION. The Trustee, the Company and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture or the Securities.

          24.  Abbreviations.  Customary abbreviations may be used in the name
               -------------
of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          25.  Currency of Account.  U.S. Dollars are the sole currency of
               -------------------
account and payment for all sums payable by the Company under the Securities.

          26.  CUSIP, ISIN and Common Code Numbers.  The Company has caused
               -----------------------------------
CUSIP, ISIN or Common Code numbers, as applicable, to be printed on the Securities and the Trustee may use CUSIP, ISIN or Common Code numbers, as applicable, in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed hereon.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:


               United Pan-Europe Communications N.V.
               P.O. Box 74763
               1070 BT Amsterdam
               The Netherlands
               Attn:  Treasurer

                              FORM OF ASSIGNMENT


If you, the holder, want to assign this Security, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Security to:

________________________________________________________________________________
             (Insert assignee's social security or tax ID number)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)


and irrevocably appoint_________________________________________________________
of______________________________________________________________________________
Agent to transfer this Security on the books of the Company. The Agent may substitute another to act for such agent.


     In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the United States Securities and Exchange Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the date two years (or such shorter period of time as may be permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) after the later of the original issuance date appearing on the face of this Security (or any Predecessor Security) or the last date on which the Company or any Affiliate of the Company was the owner of this Security (or any Predecessor Security), the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that:


                                  [Check One]


[_] (a) this Security is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.


                                      or

[_] (b) this Security is being transferred other than in accordance with (a) above and documents, including a transferee certificate substantially in the form attached hereto, are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

     If neither of the foregoing boxes is checked and, in the case of (b) above, if the appropriate document is not attached or otherwise furnished to the Trustee, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer or registration set forth herein and in
Section 3.13 and Section 3.14 of the Indenture shall have been satisfied.


Dated:  ________________  Your signature: ____________________________________
                          (Sign exactly as your name appears on the other side of this Security)

                          By:_________________________________________________
                          NOTICE: To be executed by an executive officer


Signature Guaranteed: ________________________________________________________
                      Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program acceptable to the Trustee)

             TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED:


          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A (including the information specified in Rule 144A(d)(4)) or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: _________________________        ____________________________________
                                        NOTICE:  To be executed by an executive
                                        officer

           SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY





                                              Principal
              Amount of      Amount of          Amount
             decrease in    increase in      at maturity
              Principal      Principal         of this
                Amount         Amount           Global
             at maturity    at maturity        Security       Signature of
               of this        of this          following       authorized
Date of         Global         Global        such decrease     officer of
Exchange       Security       Security       (or increase)       Trustee
----------  --------------  -------------  -----------------  -------------
Initial                                     $
balance as
of 20/1/00

                                   EXHIBIT B


                     [FORM OF EURO DENOMINATED SECURITIES]


          [If a Global Security, then insert:] THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY ("DTC"), EUROCLEAR OR CEDELBANK (EACH, A "DEPOSITARY") OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN A DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY A DEPOSITARY TO A NOMINEE OF A DEPOSITARY OR BY A NOMINEE OF A DEPOSITARY TO A DEPOSITARY OR ANOTHER NOMINEE OF A DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          [If a Global Security, then insert:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF A DEPOSITARY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF SUCH DEPOSITARY OR A NOMINEE OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF A DEPOSITARY (AND ANY PAYMENT IS MADE TO ITS NOMINEE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF A DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, A NOMINEE OF A DEPOSITARY, HAS AN INTEREST HEREIN.

          [If a Restricted Global Security, then insert:] THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR

OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. BY ITS ACCEPTANCE HEREOF, THE HOLDER: (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")) (A "QIB"), OR IS OTHERWISE ACQUIRING THIS SECURITY PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE") OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QIB AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO PERSONS THAT ARE NOT U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT ("REGULATION S") OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. OFFERS, SALES OR OTHER TRANSFERS OF THIS SECURITY UNDER CLAUSES
(C), (D) AND (E) ABOVE ARE SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT

PRIOR TO ANY SUCH OFFERS, SALES OR OTHER TRANSFERS TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S.

          [If a Regulation S Security, then insert: THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, PRIOR TO THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD (DEFINED AS 40 DAYS AFTER THE ISSUE DATE WITH RESPECT TO THE SECURITIES) NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT
(A)(1) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S OR (2) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES. BY ITS ACCEPTANCE HEREOF, THE HOLDER AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

          THIS SECURITY MAY NOT BE OFFERED, TRANSFERRED OR SOLD AS PART OF ITS INITIAL DISTRIBUTION, OTHER THAN TO INDIVIDUALS OR LEGAL ENTITIES, SITUATED IN OR OUTSIDE THE NETHERLANDS, WHO OR WHICH TRADE OR INVEST IN SECURITIES IN THE CONDUCT OF THEIR PROFESSION OR BUSINESS (WHICH INCLUDES BANKS, BROKERS, DEALERS, INSURANCE COMPANIES, PENSION FUNDS, OTHER INSTITUTIONAL INVESTORS AND OTHER PARTIES (INCLUDING TREASURY DEPARTMENTS OF COMMERCIAL ENTERPRISE AND FINANCE COMPANIES OR GROUPS), WHICH REGULARLY TRADE OR INVEST IN SECURITIES).

                     United Pan-Europe Communications N.V.


                (Euro)200,000,000 11 1/4% Senior Notes Due 2010


[CUSIP] [ISIN] [Common Code]:  [    ]

No. [     ]                                                        (Euro)[     ]


          United Pan-Europe Communications N.V., a public company with limited liability organized and existing under the laws of The Netherlands (the "Company," which term includes any successor corporation), for value received, hereby promises to pay to the registered holder, Citivic Nominees Limited, as Common Depositary for Morgan Guaranty Trust Company of New York, as operator of Euroclear, and for Cedelbank or registered assigns, the principal sum of [
] EUROS or such amount as may be increased or decreased in accordance with the terms of the Indenture and as set forth on the Schedule of Interest but not to exceed (Euro)[ ] on February 1, 2010.


          Interest Payment Dates:  February 1 and August 1.


          Record Dates:  January 15 and July 15.


          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this instrument to be signed manually or by facsimile by its duly authorized officer.


Dated:  January 20, 2000


                     UNITED PAN-EUROPE COMMUNICATIONS N.V.


                         By:__________________
                         Authorized Signatory

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


          Dated: January 20, 2000


          This is one of the Securities referred to in the within-mentioned Indenture.


          CITIBANK, N.A.
          Not in its individual capacity, but solely as Trustee


          By:__________________________
             Authorized Signatory

                                REVERSE OF NOTE

                     UNITED PAN-EUROPE COMMUNICATIONS N.V.

                               (Euro)200,000,000
                         11 1/4% SENIOR NOTE DUE 2010

          1.  Interest. United Pan-Europe Communications N.V., a public limited
              --------
liability company organized and existing under the laws of The Netherlands (the "Company"), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 11 1/4% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including January 20, 2000 to but excluding the date on which interest is paid. Interest shall be payable in arrears semi-annually on each February 1 and August 1, commencing on August 1, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Securities.

          In the event that, at any time prior to 180 days following the Issue Date, the Company (x) issues or sells, or (y) offers or negotiates to issue or sell, for cash, any debt securities (other than debt securities convertible or exchangeable into Capital Stock of the Company) to Qualified Institutional Buyers who, as a regular part of their business, purchase debt securities comparable to the Securities or the Other Senior Notes (any of the events described in (x) or (y) at any time during such 180 day period, an "Interest Rate Adjustment Event"), the interest rate otherwise applicable to the Securities shall, on and after the date of such Interest Rate Adjustment Event, be increased by 25 basis points such that, on and after the date of such Interest Rate Adjustment Event, interest on the Dollar Denominated Securities will accrue at a rate of 11 1/2% per annum. Any amounts owing as a result of such increase shall be paid to the Holders of record as of the Regular Record Date next following any such Interest Rate Adjustment Event, on the immediately following Interest Payment Date, and thereafter will be payable semi-annually in arrears on February 1 and August 1 of each year to the Holders of record on the immediately preceding Regular Record Date.

          Promptly following the occurrence of an Interest Rate Adjustment Event, the Company shall give notice of the occurrence thereof to the Trustee, to the Paying Agent and to each Holder of Securities in the manner provided for in Section 1.6 of the Indenture. Such notice shall include the amount to be paid to the Holders of record as of such Regular Record Date on the next following Interest Payment Date.

          2.  Method of Payment. The Company will pay interest hereon (except
              -----------------
defaulted interest) to the Persons who are registered Holders at the close of business on January 15 or July 15 next preceding the Interest Payment Date (whether or not a Business Day). Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in Euros. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Securities.

          3.  Paying Agent and Registrar. Initially, Citibank, N.A. (London
              --------------------------
Branch) (the "Trustee") and Citibank, N.A. (New York Branch) will act as Paying Agent and Registrar and Banque Internationale a Luxembourg will act as Paying Agent in Luxembourg. The Company may change any Paying Agent or Registrar without notice. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar.

          4.  Indenture. The Company issued $600,000,000 11 1/4% Senior Notes
              ---------
due 2010 and (Euro)200,000,000 11 1/4% Senior Notes due 2010 under an Indenture dated as of January 20, 2000 (the "Indenture") between the Company and the Trustee. This is one of an issue of Securities of the Company issued, or to be issued, under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb), as amended from time to time. The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. To the extent of any conflict between the terms of the Securities and the Indenture, the applicable terms of the Indenture shall govern.

          5.  Additional Amounts. The Company will pay to the Holders of
              ------------------
Securities such Additional Amounts as may become payable under Section 10.18 of the Indenture.

          6.  Optional Redemption of the Securities. The Company will not have
              -------------------------------------
the right to redeem any Securities prior to their maturity on February 1, 2020 (other than as described in the next two following paragraphs).

          7.  Redemption Upon Equity Offering. Prior to February 1, 2003, upon
              -------------------------------
an Equity Offering of Common Stock for cash of the Company, up to 35% of the aggregate principal amount of each of the Dollar Denominated Securities and Euro Denominated Securities (determined separately) may be redeemed at the Company's option within 90 days of such Equity Offering, on not less than 30 days', but not more than 60 days', notice to each Holder of the Securities to be redeemed, with cash in an amount not in excess of the Net Cash Proceeds of such Equity Offering, at a Redemption Price equal to 111.250% of the principal amount of the Securities redeemed, together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date; provided, however, that immediately following such redemption not less than 65% of the aggregate principal amount of the Dollar Denominated Securities and Euro Denominated Securities (determined separately) originally issued remain Outstanding; and provided, further, that such redemption shall occur within 90 days after the date of the closing of such Equity Securities.

          8.  Redemption for Changes in Withholding Taxes. The Company may, at
              -------------------------------------------
its option, redeem all, but not less than all, of the Securities then Outstanding, in each case at 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date, if a Tax Event has occurred and is continuing.

          9.  Mandatory Redemption. The Company is not required to make
              --------------------
mandatory redemption payments or sinking fund payments with respect to the Securities.

          10. Notice of Redemption. Notice of redemption will be mailed within
              --------------------
not less than 30 days nor more than 60 days prior to the Redemption Date to each Holder of Securities to be redeemed at his registered address. On and after the Redemption Date, unless the Company defaults in making the redemption payment, interest ceases to accrue on Securities or portions thereof called for redemption.

          11. Purchase of Securities upon Change of Control. The Indenture
              ---------------------------------------------
provides that upon the occurrence of a Change of Control and subject to further limitations contained therein, the Company shall make an offer to purchase Outstanding Securities in accordance with the procedures set forth in the Indenture.

          12. Registration Rights. Pursuant to a Registration Rights Agreement,
              -------------------
dated January 20, 2000, among the Company and the Initial Purchasers named therein, the Company will be obligated to consummate an Exchange Offer pursuant to which the Holder of this Security shall have the right to exchange this Security for notes of a separate series issued under the Indenture which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Securities. The Holders shall be entitled to receive certain payments in the event such Exchange Offer is not consummated ("Liquidated Damages") and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

          13. Denominations, Transfer, Exchange. The Securities are in
              ---------------------------------
registered form, without coupons, in denominations of (Euro)1,000 and integral multiples of (Euro)1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. Under certain circumstances set forth in the Indenture, the Registrar need not register the transfer of or exchange any Securities.

          14. Persons Deemed Owners. The registered Holder of this Security may
              ---------------------
be treated as the owner of this Security for all purposes.

          15. Unclaimed Money. If money for the payment of principal or interest
              ---------------
remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its written request. After that, all liability of the Trustee and any such Paying Agent with respect to such money shall cease.

          16. Amendment, Supplement, Waiver, Etc. The Company and the Trustee
              -----------------------------------
may, without the consent of the Holders of any Outstanding Securities, amend, waive or supplement the Indenture or the Securities for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies. Other amendments and modifications of the Indenture or the Securities may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities and with other holders of notes of other series issued under the Indenture, subject to certain exceptions requiring the consent of the Holders of the particular Securities to be affected.

          17. Restrictive Covenants. The Indenture imposes certain limitations
              ---------------------
on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, make Restricted Payments, make certain Investments, create or incur Liens, enter into transactions with Affiliates, enter into agreements restricting the ability of Subsidiaries to pay dividends and make distributions and on the ability of the Company to merge or consolidate with any other person or transfer all or substantially all of the Company's assets. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

          18. Defaults and Remedies. Events of Default are set forth in the
              ---------------------
Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than certain events of bankruptcy, insolvency or reorganization affecting the Company) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities under the Indenture may, by written notice to the Trustee and the Company, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall, declare all principal of and accrued interest on all Securities to be immediately due and payable and such amounts shall become immediately due and payable.

          19. Trustee Dealings with Company. The Trustee, in its individual or
              -----------------------------
any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

          20. No Recourse Against Others. No board member, director, officer,
              --------------------------
employee, agent, authorized representative, incorporator or shareholder of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture for a claim based on, in respect of, or by reason of, such obligations or their creation by reason of his, her or its status as such. Each Holder of Securities by accepting a Security waivers and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

          21. Discharge. The Company's obligations pursuant to the Indenture
              ---------
will be discharged, except for obligations pursuant to certain provisions thereof, subject to the terms of the Indenture, upon the payment of all the Securities or upon the irrevocable deposit with the Trustee of legal tender in the countries constituting the European Monetary Union or EEA Government Securities denominated in legal tender in the countries constituting the European Monetary Union sufficient to pay when due principal of and interest on the Securities to maturity or redemption.

          22. Authentication. This Security shall not be valid until the
              --------------
Trustee signs the certificate of authentication on the other side of this Security.

          23. Governing Law. THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED
              -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING WITHOUT LIMITATION SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B), AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BOUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION. The Trustee, the Company and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture or the Securities.

          24. Abbreviations. Customary abbreviations may be used in the name of
              -------------
a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          25. Currency of Account. Subject to the Indenture, Euros are the sole
              -------------------
currency of account and payment for all sums payable by the Company under the Securities.

          26. ISIN and Common Code Numbers. The Company has caused ISIN or
              ----------------------------
Common Code numbers, as applicable, to be printed on the Securities and the Trustee may use ISIN or Common Code numbers, as applicable, in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed hereon.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

               United Pan-Europe Communications N.V.
               P.O. Box 74763
               1070 BT Amsterdam
               The Netherlands
               Attn:  Treasurer

                              FORM OF ASSIGNMENT


If you, the holder, want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to:

________________________________________________________________________________
             (Insert assignee's social security or tax ID number)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
             (Print or type assignee's name, address and zip code)


and irrevocably appoint ________________________________________________________
of _____________________________________________________________________________
Agent to transfer this Security on the books of the Company. The Agent may substitute another to act for such agent.

     In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the United States Securities and Exchange Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the date two years (or such shorter period of time as may be permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) after the later of the original issuance date appearing on the face of this Security (or any Predecessor Security) or the last date on which the Company or any Affiliate of the Company was the owner of this Security (or any Predecessor Security), the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that:

                                  [Check One]

[_] (a) this Security is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                      or

[_] (b) this Security is being transferred other than in accordance with (a) above and documents, including a transferee certificate substantially in the form attached hereto, are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

     If neither of the foregoing boxes is checked and, in the case of (b) above, if the appropriate document is not attached or otherwise furnished to the Trustee, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer or registration set forth herein and in
Section 3.13 and Section 3.14 of the Indenture shall have been satisfied.


Dated: _______________     Your signature:______________________________________
                           (Sign exactly as your name appears on the other side of this Security)

                           By:__________________________________________________
                           NOTICE: To be executed by an executive officer



Signature Guaranteed:___________________________________________________________
                     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program acceptable to the Trustee)

             TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED:


          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A (including the information specified in Rule 144A(d)(4)) or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:____________________              ________________________________________
                                        NOTICE: To be executed by an executive
                                        officer

           SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

                                                  Principal
                 Amount of       Amount of          Amount
                decrease in     increase in      at maturity
                 Principal       Principal         of this
                  Amount          Amount            Global
                at maturity     at maturity        Security       Signature of
                  of this         of this         following        authorized
Date of           Global          Global        such decrease      officer of
Exchange         Security        Security       (or increase)       Trustee
--------       -------------   -------------   ---------------   --------------
Initial                                        (Euro)
balance as
of 20/1/00

                                   EXHIBIT C

                        FORM OF TRANSFER CERTIFICATE --
                         RESTRICTED GLOBAL SECURITY TO
                         REGULATION S GLOBAL SECURITY
 (Transfers pursuant to Sections 3.13(b)(ii) and 3.13(c)(ii) of the Indenture)

Citibank, N.A.
as Trustee
5 Carmelite Street
London EC4Y 0PA
Attention:  Global Agency & Trust Services

     Re: United Pan-Europe Communications N.V. 11 1/4% Senior Notes due 2010 (the "Securities")

     Reference is hereby made to the Indenture, dated as of January 20, 2000 between the Company and Citibank, N.A., as trustee, (the "Indenture"). Terms used but not defined herein and defined in Regulation S under the U.S. Securities Act of 1933 (the "Securities Act") or in the Indenture shall have the meanings given to them in Regulation S or the Indenture, as the case may be.

     This certificate relates to [U.S.$][(Euro)]______ principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

     [CUSIP][CINS][ISIN] No(s). ________________________________

     CERTIFICATE No(s). _________________________

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Security, they are held through the appropriate Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner.

     The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of an interest in the Regulation S Global Security. In connection with such transfer, the Owner hereby certifies that such transfer is being effected in accordance with Rule 904 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

     1. the Owner is not a distributor of the Specified Securities, an Affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

     2. the offer of the Specified Securities was not made to a person in the United States;

     3    either:

          (a) at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States; or

          (b) the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transactions have been prearranged with a buyer in the United States;

     4. no directed selling efforts have been made in the United States by or on behalf of the Owner or any Affiliate thereof;

     5. if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Specified Securities, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(c)(1) have been satisfied;

     6. the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

     7. upon completion of the transaction, the beneficial interest being transferred will be held through an Agent Member acting for and on behalf of Euroclear or Cedelbank.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers under the Purchase Agreement.

Dated:
                                        ________________________________________
                                        (Print the name of the Undersigned, as
                                        such term is defined in the second
                                        paragraph of this certificate.)


                                        By: ____________________________________
                                            Name:
                                            Title:

                                        (If the Undersigned is a Corporation,
                                        partnership or fiduciary, the title of
                                        the person signing on behalf of the
                                        Undersigned must be stated.)

                                   EXHIBIT D


                        FORM OF TRANSFER CERTIFICATE --
                  RESTRICTED GLOBAL SECURITY TO UNRESTRICTED
                                GLOBAL SECURITY
(Transfers Pursuant to Sections 3.13(b)(iii) and 3.13(c)(iii) of the Indenture)

Citibank, N.A.
as Trustee
5 Carmelite Street
London EC4Y 0PA
Attention:  Global Agency & Trust Services

     Re: United Pan-Europe Communications N.V. 11 1/4% Senior Notes due 2010 (the "Securities")

     Reference is hereby made to the Indenture, dated as of January 20, 2000 between the Company and Citibank, N.A., as trustee, (the "Indenture"). Terms used but not defined herein and defined in Regulation S under the U.S. Securities Act of 1933 (the "Securities Act") or in the Indenture shall have the meanings given to them in Regulation S or the Indenture, as the case may be.

     This certificate relates to [U.S.$][(Euro)]_____ principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

     [CUSIP][CINS][ISIN] No(s). _________________________

     CERTIFICATE No(s). __________________

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Security, they are held through the appropriate Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner.

     The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of an interest in the Regulation S Global Security. In connection with such transfer, the Owner hereby certifies that such transfer is being effected in accordance with Rule 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

          (1) Rule 904 Transfers. If the transfer is being effected in accordance with Rule 904:

                 (A) the Owner is not a distributor of the Specified Securities, an Affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

                 (B) the offer of the Specified Securities was not made to a person in the United States;

                 (C)  either:

                        (i) at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States; or

                        (i) the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transactions has been prearranged with a buyer in the United States;

                 (D) no directed selling efforts have been made in the United States by or on behalf of the Owner or any Affiliate thereof;

                 (E) if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Specified Securities, and the transfer is to occur during the Restricted

          Period, then the requirements of Rule 904(c)(1) have been satisfied;
          and

                 (F) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

          (2) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

                 (A) the transfer is occurring after [date one year after the latest date of issuance of any of the Specified Securities] and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

                 (B) the transfer is occurring after [date two years after the latest date of issuance of any of the Specified Securities] and the Owner is not, and during the preceding three months has not been, an Affiliate of the Company.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers under the Purchase Agreement.


Dated:
                                        ________________________________________
                                        (Print the name of the Undersigned, as
                                        such term is defined in the second
                                        paragraph of this certificate.)

                                        By:_____________________________________
                                           Name:
                                           Title:

                                        (If the Undersigned is a Corporation,
                                        partnership or fiduciary, the title of
                                        the person signing on behalf of the
                                        Undersigned must be stated.)

                                   EXHIBIT E


                        FORM OF TRANSFER CERTIFICATE --
                        REGULATION S GLOBAL SECURITY TO
                          RESTRICTED GLOBAL SECURITY
  (Transfers to QIBs Pursuant to Sections 3.13(b)(iv) and 3.13(c)(iv) of the
                                  Indenture)


Citibank, N.A.
as Trustee
5 Carmelite Street
London EC4Y 0PA
Attention:  Global Agency & Trust Services

     Re: United Pan-Europe Communications N.V. 11 1/4% Senior Notes due 2010 (the "Securities")

     Reference is hereby made to the Indenture, dated as of January 20, 2000 between the Company and Citibank, N.A. as trustee, (the "Indenture"). Terms used but not defined herein and defined in Regulation S under the U.S. Securities Act of 1933 (the "Securities Act") or in the Indenture shall have the meanings given to them in Regulation S or the Indenture, as the case may be.

     This certificate relates to [U.S.$][(Euro)]______ principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

     [CUSIP][CINS][ISIN] No(s). _________________________

     CERTIFICATE No(s). __________________

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Security, they are held through the appropriate Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner.

     The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of an interest in the Restricted Global Security. In connection with such transfer, the Owner hereby certifies that such transfer is being effected in accordance with Rule 144A under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

          (1) the Specified Securities are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

          (2) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers under the Purchase Agreement.


Dated:
                                        ________________________________________
                                        (Print the name of the Undersigned, as
                                        such term is defined in the second
                                        paragraph of this certificate.)

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        (If the Undersigned is a Corporation,
                                        partnership or fiduciary, the title of
                                        the person signing on behalf of the
                                        Undersigned must be stated.)

                                   EXHIBIT F

                               UNITED PAN-EUROPE
                              COMMUNICATIONS N.V.

                             OFFICERS' CERTIFICATE


     [Name], [title(s)] of United Pan-Europe Communications N.V., a public limited liability company organized and existing under the laws of The Netherlands (the "Company"), and [name], [title(s)] of the Company, hereby certify pursuant to Sections ____ and ____ of the Indenture, dated as of January 20, 2000 (the "Indenture"), between the Company and Citibank, N.A., as trustee (the "Trustee"), that:

     (i) he or she has read and understands the provisions of the Indenture and the definitions relating thereto, (ii) the statements made in this Officers' Certificate are based upon an examination of the provisions of the Indenture and upon the relevant books and records of the Company, (iii) in his or her opinion, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the covenants and conditions of the Indenture relating to the [authentication of the Securities] [execution of the Indenture] [OTHER] have been complied with and (iv) in his or her opinion, such covenants and conditions have been complied with.

     IN WITNESS WHEREOF, each of the undersigned has executed this Certificate on this ____ day of ____________, ____.



                                        By:___________________________________
                                        Name:
                                        Titles:


                                        By:___________________________________
                                        Name:
                                        Titles:

                                   EXHIBIT G


[Date]

Citibank, N.A.
5 Carmelite Street
London EC4Y 0PA
Attention:  Global Agency & Trust Services

Ladies and Gentlemen:

     We have acted as special counsel to United Pan-Europe Communications N.V., a public company with limited liability organized and existing under the laws of The Netherlands (the "Company"), in connection with the [initial issuance and sale by the Company of $600,000,000 aggregate principal amount of the Company's 11 1/4% Senior Notes due 2010 and its (Euro)200,000,000 aggregate principal amount of the Company's 11 1/4% Senior Notes due 2010 (collectively, the "Securities"), which will be issued under an Indenture, dated as of January 20, 2000 (the "Indenture"), between the Company and Citibank, N.A. as trustee (the "Trustee")].

     This opinion is being furnished to your pursuant to Sections ____ and ____ of the Indenture.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such letter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements or representations of officers and other representatives of the Company and others.

     Pursuant to Sections ____ and ____ of the Indenture, we advise you that in our opinion:

     1. We have reviewed Article __ of the Indenture setting forth certain provisions of general application, and in particular, the pertinent provisions of Section ___ of the Indenture setting forth the definitions of certain terms, and Sections ___ and ___ of the Indenture providing that the Trustee is entitled to receive an Officers' Certificate and an Opinion of Counsel in connection with any request by the Company to take any action and setting forth certain requirements with respect to the forms of such documents. We have also reviewed Article ___ of the Indenture, pertaining to ____.

     2. In our opinion, we have made such examination or investigation (including an examination of the Officers' Certificate of the Company, dated as of the date hereof, as to the matters addressed in Sections ___ and ___ of the Indenture) as we deem necessary to enable us to express an informed opinion as to whether or not the conditions precedent to [the authentication of the Securities] [the execution of the Indenture] [OTHER] under Section ___ of the Indenture have been complied with.

     3. In our opinion, the conditions precedent to be satisfied with respect to the [authentication of the Securities] [execution of the Indenture] [OTHER] under Section __ of the Indenture have been complied with.

     Members of our firm are admitted to the bar in the States of ______ and New York, and we do not express any opinion as to the laws of any jurisdiction other than the laws of such States and the General Corporation Law of the State of Delaware and the laws of the United States of America.

     This opinion is furnished to you solely for your benefit in connection with the [authentication of the Securities] [execution of the Indenture] [OTHER] and is not to be relied upon by any other person without our express written permission.

                                   Very truly yours,

                                   EXHIBIT H

                           FORM OF CERTIFICATE TO BE
                         DELIVERED IN CONNECTION WITH
                TRANSFERS TO INSTITUTIONAL ACCREDITED INVESTORS
           (Transfers Pursuant to Section 3.14(a) of the Indenture)


Citibank, N.A.
as Trustee
5 Carmelite Street
London EC4Y 0PA
Attention:  Global Agency & Trust Services

     Re: United Pan-Europe Communications N.V. 11 1/4% Senior Notes due 2010 (the "Securities")

Ladies and Gentlemen:

          Reference is hereby made to the Indenture, dated as of January 20, 2000 between the Company and Citibank, N.A. as trustee (the "Indenture"). Terms used but not defined herein have the meanings given to them in the Indenture.

          This certificate relates to [U.S. $] [(Euro)]____ principal amount of Securities, which are evidenced by the following certificate(s) (the "Securities"):

          1. We understand that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. We understand and agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, (x) that such Securities are being offered only in a transaction not involving any public offering within two years after the date of the original issuance of the Securities or if within three months after we cease to be an affiliate (within the meaning of Rule 144 under the Securities Act) of the Company, such Securities may be resold, pledged or transferred only (i) to the Company, (ii) so long as the Securities are eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A"), to a person whom we reasonably believe is a "qualified institution buyer" (as defined in Rule 144A) ("QIB") that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate for the Securities), (iii) in an offshore transaction in accordance with Regulation S under the Securities Act (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the Note if the Note is not in book-entry form), and, if such transfer is being effected by certain transferors prior to the expiration of the "40-day distribution compliance period" (within the meaning of Rule 903(b)(2) of Regulation S under the Securities Act), a certificate that may be obtained from the Trustee is delivered by the transferee, (iv) to an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate for the Securities) which has certified to the Company and the Trustee for the Securities that it is such an accredited investor and is acquiring the Securities for investment purposes and not for distribution (provided that no Securities purchased from a foreign purchaser or from any person other than a QIB or an institutional accredited investor pursuant to this clause (iii) shall be permitted to transfer any Securities so purchased to an institutional accredited investor pursuant to this clause (iv) prior to the expiration of the "applicable restricted period" (within the meaning of Regulation S under the Securities Act), (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, or (vi) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States, and we will notify any purchaser of the Securities from us of the above resale restriction, if then applicable. We further understand that in connection with any transfer of the Securities by us that the Company and the Trustee for the Securities may request, and if so requested we will furnish, such certificates, legal opinions and other information as they may reasonably require to confirm that any such transfer complies with the foregoing restrictions.

          2. We are able to fend for ourselves in the transactions contemplated by this Offering Circular, we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment and can afford the complete loss of such investment.

          3. We understand that the Company, Donaldson, Lufkin & Jenrette International and the other Initial Purchasers named as such in the Offering Circular as the initial purchasers of the Securities ("Initial Purchasers"), and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and we agree that if any of the acknowledgments, representations and warranties deemed to have been made by us by our purchase of Securities, for our own account or of one or more accounts as to each of which we exercise sole investment discretion, are no longer accurate, we shall promptly notify the Company and the Initial Purchasers.

          4. We are acquiring the Securities purchased by us for investment purposes and not for distribution of our own account or for one or more accounts as to each of which we exercise sole investment discretion and we are or such account is an institutional "accredited investor" (as defined in rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act).

          5. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,


                                        _______________________________________
                                        (Name of Purchaser)


                                        By:____________________________________


                                        Date:__________________________________

                                   EXHIBIT I


                      OPTION OF HOLDER TO ELECT PURCHASE

     If you wish to have this Security purchased by the Company pursuant to
Section 10.10 of the Indenture, check the box:

          [_]  Section 10.10

     If you wish to have a portion of this Security purchased by the Company pursuant to Section 10.10 of the Indenture, state the amount:

[$__________________(multiple of $1000)]
[(Euro)_____________(multiple of (Euro)1000)]

Dated:_____________________             Your Signature:_________________________
                                        (Sign exactly as your name appears on
                                        the other side of this Security)


Signature Guaranteed:___________________________________________________________
                     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program acceptable to the Trustee)

                                      I-1